As Filed with the Securities and Exchange Commission on January 31, 2006
Registration No. 333-129906

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ashton Woods USA L.L.C.
and
Ashton Woods Finance Co.
(Exact Name of Registrants as Specified in their Charter)

Nevada Delaware	1531 1531	75-2721881 20-3548058
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1080 Holcomb Bridge Road
Building 200, Suite 350
Roswell, GA 30076
(770) 998-9663
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
SEE TABLE OF ADDITIONAL REGISTRANTS
ROBERT SALOMON
Chief Financial Officer
1080 Holcomb Bridge Road
Roswell, GA 30076
(770) 998-9663
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)
Copies to:
ELIZABETH NOE, ESQ.
Paul, Hastings, Janofsky & Walker LLP
600 Peachtree Street, N.E., Suite 2400
Atlanta, GA 30308
(404) 815-2400
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date, as the Commission, acting pursuant to said Section 8(a), may determine.

ASHTON WOODS USA L.L.C.
TABLE OF ADDITIONAL REGISTRANTS

		Primary Standard
	State of	Industrial
	Incorporation/	Classification	IRS Employer
Name	Formation	Code Number	Identification No.

Ashton Woods Construction LLC	AZ	1531	48-1257791
Ashton Woods Corporate, LLC	NV	1531	74-3134115
Ashton Orlando Residential L.L.C.	NV	1531	75-2721878
Ashton Woods Arizona L.L.C.	NV	1531	75-2721889
Ashton Tampa Residential, LLC	NV	1531	90-0193359
Ashton Denver Residential, LLC	NV	1531	74-3134117
Ashton Woods Florida L.L.C.	NV	1531	75-2721876
Ashton Woods Butler L.L.C.	NV	1531	65-0868570
Ashton Woods Lakeside L.L.C.	NV	1531	65-0868572
Canyon Realty L.L.C.	TX	1531	82-0588409
Ashton Dallas Residential L.L.C.	TX	1531	75-2549598
Ashton Houston Residential L.L.C.	TX	1531	76-0439587
Ashton Houston Development LLC	TX	1531	76-0510751
Ashton Brookstone, Inc.	TX	1531	43-2008656
Black Amber Florida, Inc.	FL	1531	98-0230804
Ashton Burden, LLC	FL	1531	35-2232436
Ashton Woods Orlando Limited Partnership	FL	1531	65-0806305
Isleworth West Limited Partnership	FL	1531	65-0822745
Pinery Joint Venture	CO	1531	84-1243958
Ashton Atlanta Residential, L.L.C.	GA	1531	58-2139774
Ashton Woods Transportation, LLC	GA	1531	20-3692656
      The address, including zip code and telephone number, including area code, of the principal offices of the additional registrants listed above is: 1080 Holcomb Bridge Road Roswell, GA 30076 at the telephone number at that address is (770) 998-9663.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2006
PROSPECTUS
$125,000,000
Offer to Exchange
9.5% Senior Subordinated Notes due 2015,
which have been registered under the Securities Act of 1933, for any and all outstanding
9.5% Senior Subordinated Notes due 2015,
which have not been registered under the Securities Act of 1933, of
Ashton Woods USA L.L.C.
and
Ashton Woods Finance Co.

•	We will exchange all original notes that are validly tendered and not withdrawn before the end of the exchange offer for an equal principal amount of new notes that we have registered under the Securities Act of 1933 (the “Securities Act”).

•	This exchange offer expires at 5:00 p.m., New York City time, on , 2006, unless extended.

•	No public market exists for the original notes or the new notes. We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated quotation system.

      The new notes will be our general, unsecured obligations and will be subordinated in right of payment to our existing and future senior debt, including borrowings under our senior unsecured credit facility. Our existing and future restricted subsidiaries will guarantee the new notes. These guarantees will be unsecured and will be subordinated in right of payment to all existing and future senior debt of the guarantors, including their guarantees of our senior unsecured credit facility. The new notes will be effectively subordinated to all of our and our subsidiary guarantors’ secured debt to the extent of the value of the assets securing that debt.
       See “Risk Factors” beginning on page 11 for a discussion of the risks that holders should consider prior to making a decision to exchange original notes for new notes.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2006.

Prospectus summary	1
Risk factors	11
Cautionary statements regarding forward-looking information	21
The exchange offer	22
Use of proceeds	31
Capitalization	32
Selected historical consolidated financial and operating data	33
Management’s discussion an analysis of financial condition and results of operations	36
Business	54
Management	65
Security ownership	69
Certain relationships and related transactions	71
Description of other indebtedness	73
Description of the notes	75
Material United States federal income tax considerations	120
Plan of distribution	124
Legal matters	125
Experts	125
Where you can find more information	125
Index to financial statements	F-1
EX-3.1(Z) ARTICLES OF ORGANIZATION OF ASHTON WOODS TRANSPORTATION, LLC
EX-3.2(AK) FORM OF OPERATING DECLARATION
EX-3.2(AL) FIRST AMENDMENT TO OPERATING DECLARATION OF ASHTON WOODS TRANSPORTATION L.L.C.
EX-3.2(AM) FIRST AMENDMENT TO AMENDED AND RESTATED REGULATIONS
EX-5.7 OPINION OF PAUL, HASTINGS, JANOFSKY & WALTER, LLP
EX-10.1 FORM OF AMENDED AND RESTATED CREDIT AGREEMENT
EX-10.7 FORM OF EMPLOYMENT AGREEMENT DATED JANUARY 30, 2005
EX-10.8 AGREEMENT OF LIMITED LIABILITY
EX-10.9 DOMINION TITLE OF DALLAS L.L.C. MEMBERS AGREEMENT
EX-10.10 DOMINION TITLE, LLC MEMBERS' AGREEMENT
EX-10.11 ASSIGNMENT OF MEMBERSHIP INTEREST
EX-10.12 PROMISSORY NOTE TO JOHN SHARP
EX-10.13 FORM OF PROMISSORY NOTE TO LARELNOR DEVELOPMENTS
EX-12.1 STATEMENT RE: COMPUTATION OF RATIOS
EX-23.7 CONSENT OF KPMG LLP
EX-25.1 STATEMENT OF ELIGIBILITY
EX-99.1 FORM OF LETTER OF TRANSMITTAL

Prospectus summary
       This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you need to consider in making your investment decision. This summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this prospectus. You should read carefully this entire prospectus and should consider, among other things, the matters set forth in the section entitled “Risk factors” before deciding to exchange original notes for new notes.
THE COMPANY
      We are one of the largest private homebuilders in the United States based on home closings and revenues. We design, build and market high-quality single-family detached homes, townhomes and stacked-flat condominiums under the Ashton Woods Homes brand name. We operate in Atlanta, Dallas, Houston, Orlando and Phoenix and are establishing homebuilding operations in Tampa and Denver. These cities represent seven of the 20 largest new residential housing markets in the United States according to the U.S. Census Bureau. We have been in operation for over 15 years and serve a broad customer base including first-time buyers and first- and second-time move-up buyers. We focus on achieving the highest standards in design, quality and customer satisfaction. We have received numerous awards, including the 2005 and 2004 J.D. Power Award for Highest in Customer Satisfaction with New Homebuilders in Atlanta, and we were ranked in the top 10% of all homebuilders nationally in customer satisfaction in 2005 and 2004 by an independent nationally recognized survey company not affiliated with us.
BUSINESS STRATEGY
      The following are the key elements of our business strategy:

•	providing our customers with superior value, quality and customer service;

•	leveraging our product, customer and geographic diversification;

•	pursuing disciplined expansion in large, high growth markets;

•	acquiring and developing strong land positions;

•	managing inventory risk and maintaining a conservative financial profile; and

•	leveraging our highly experienced management team.

      Our executive offices are located at 1080 Holcomb Bridge Road, Building 200, Suite 350, Roswell, Georgia 30076. Our telephone number is (770) 998-9663. Our corporate website is www.ashtonwoods.com. The information on our website does not constitute part of this prospectus.

      Information regarding the J.D. Power and Associates 2005 New Home Builder Customer Satisfaction Studysm was based on responses from 73,353 buyers of newly constructed homes in 30 of the largest U.S. markets, who were surveyed between March-July 2005. With respect to the 2005 survey, the Atlanta market covers Barrow, Cherokee, Clayton, Cobb, Coweta, Dawson, Dekalb, Douglas, Fayette, Forsyth, Fulton, Gwinnett, Hall, Henry, Newton, Paulding, Rockdale, Spalding and Walton counties. Information regarding the J.D. Power 2004 New Home Builder Customer Satisfaction Studysm was based on responses from 64,502 buyers of newly constructed homes, respectively, in 25 of the largest U.S. markets. With respect to the 2004 survey, the Atlanta market covers Barrow, Bartow, Carroll, Cherokee, Clayton, Cobb, Coweta, Dawson, DeKalb, Douglas, Fayette, Forsyth, Fulton, Gwinnett, Hall, Henry, Newton, Paulding, Rockdale, Spalding and Walton counties.

The exchange offer

The Exchange Offer	We are offering to exchange up to $125,000,000 aggregate principal amount of our new 9.5% Senior Subordinated Notes due 2015 for up to $125,000,000 aggregate principal amount of our original 9.5% Senior Subordinated Notes due 2015, which are currently outstanding. Original notes may only be exchanged in $1,000 principal increments. In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged.

Resales Without Further Registration	We believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the new notes issued to you in the exchange offer in violation of the provisions of the Securities Act; and

• you are not our “affiliate,” as defined under Rule 405 of the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

The letter of transmittal states that, by so acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our reasonable best efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for a period of 180 days after the date of this prospectus for use in connection with any such resale. See “Plan of distribution.”

Expiration Date	5:00 p.m., New York City time, on , 2006, unless we extend the exchange offer.

Accrued Interest on the New Notes and Original Notes	The new notes will bear interest from September 21, 2005 or the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor. Holders of original notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such original notes accrued to the date of issuance of the new notes.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions which we may waive. See “The exchange offer — Conditions.”

Procedures for Tendering Original Notes	Each holder of original notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; or if the original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus. You must mail or otherwise deliver the required documentation together with the original notes to the exchange agent.

Special Procedures for Beneficial Holders	If you beneficially own original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact such registered holder promptly and instruct them to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your original notes, either arrange to have your original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures	You must comply with the applicable guaranteed delivery procedures for tendering if you wish to tender your original notes and:

• your original notes are not immediately available; or

• time will not permit your required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or

• you cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Withdrawal Rights	You may withdraw your tender of original notes at any time prior to 5:00 p.m., New York City time, on the date the exchange offer expires.

Failure to Exchange Will Affect You Adversely	If you are eligible to participate in the exchange offer and you do not tender your original notes, you will not have further exchange or registration rights and your original notes will continue to be subject to restrictions on transfer under the Securities Act. Accordingly, the liquidity of the original notes will be adversely affected.

Material United States Federal Income Tax Consequences	The exchange of original notes for new notes pursuant to the exchange offer will not result in a taxable event. Accordingly, we believe that:

• no gain or loss will be realized by a United States holder upon receipt of a new note;

• holder’s holding period for the new notes will include the holding period of the original notes; and

• the adjusted tax basis of the new notes will be the same as the adjusted tax basis of the original notes exchanged at the time of such exchange.

See “Material United States federal income tax considerations.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the Exchange Offer. Deliveries by hand, registered, certified, first class or overnight mail should be addressed to U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS2N, St. Paul, MN 55107, Attention: Specialized Finance Department, Reference: Ashton Woods USA L.L.C. Exchange. For information with respect to the Exchange Offer, contact the Exchange Agent at telephone number (800) 934-6802 or facsimile number (651) 495-8158.

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of proceeds.”

Terms of the new notes
       The exchange offer constitutes an offer to exchange up to $125,000,000 aggregate principal amount of the new notes for up to an equal aggregate principal amount of the original notes. The new notes will be obligations of the Company and Ashton Woods Finance Co. (the “Co-Issuer”) evidencing the same indebtedness as the original notes, and will be entitled to the benefit of the same indenture. The form and terms of the new notes are substantially the same as the form and terms of the original notes except that the new notes have been registered under the Securities Act. See “Description of notes.”

Issuers	Ashton Woods USA L.L.C. and Ashton Woods Finance Co.

Notes Offered	The form and terms of the new notes will be the same as the form and terms of the original notes except that:

• the new notes will bear a different CUSIP number from the original notes;

• the new notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and

• you will not be entitled to any exchange or registration rights with respect to the new notes.

The new notes will evidence the same debt as the original notes. They will be entitled to the benefits of the indenture governing the original notes and will be treated under the indenture as a single class with the original notes. We refer to the new notes and the original notes collectively as the notes in this prospectus.

Interest	The notes accrue interest from September 21, 2005 at the rate of 9.5% per year. Interest on the notes will be payable semi-annually in arrears, from the last date on which interest was paid, on each April 1 and October 1, commencing on April 1, 2006.

Maturity Date	October 1, 2015.

Optional Redemption	We may redeem the notes, in whole or part, at any time on or after October 1, 2010, at a redemption price equal to 100% of the principal amount, plus a premium declining ratably to par, plus accrued and unpaid interest.

In addition, at any time prior to October 1, 2008, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price equal to 109.5% of the principal amount, plus accrued and unpaid interest.

Change of Control	If we experience a change of control, we may be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. We might not be able to pay you the required price for notes you present us at the time of a change of control because our senior unsecured credit facility or other indebtedness may prohibit payment or we might not have enough funds at that time.

Ranking; Guarantees	The notes are unsecured and are subordinated in right of payment to all of our existing and future senior debt, including borrowings under our senior unsecured credit facility.

Our existing restricted subsidiaries jointly and severally guarantee the notes on a senior subordinated basis. Future direct and indirect U.S. subsidiaries, excluding subsidiaries that are designated unrestricted subsidiaries in accordance with the indenture, will be required to guarantee the notes.

The guarantees are general unsecured obligations of the guarantors and are subordinated in right of payment to all existing and future senior debt of the guarantors, which includes their guarantees of our senior unsecured credit facility.

As of November 30, 2005, the notes were subordinated to $46.8 million of senior debt and $178.2 million was available for borrowing as additional senior debt under our senior unsecured credit facility (net of $9.3 million of outstanding undrawn letters of credit). See “Capitalization.”

Certain Covenants	The indenture governing the notes contains covenants that limit our ability and the ability of our subsidiaries to, among other things:

• incur additional indebtedness;

• pay dividends or make other distributions or repurchase or redeem our stock;

• make investments;

• sell assets;

• incur liens;

• enter into agreements restricting our subsidiaries’ ability to pay dividends;

• enter into transactions with affiliates; and

• consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the notes.”

No Listing on any Securities Exchange	We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated quotation system.

Risk Factors	You should carefully consider the information under “Risk factors” beginning on page 11 of this prospectus and all other information included in this prospectus prior to making a decision to exchange original notes for new notes.

Comparison With The Original Notes

Freely Transferable	The new notes will be freely transferable under the Securities Act by holders who are not restricted holders. Restricted holders are restricted from transferring the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. The new notes will be identical in all material respects (including interest rate, maturity and restrictive covenants) to the original notes, with the exception that the new notes will be registered under the Securities Act. See “The exchange offer — Terms of the exchange offer.”

Registration Rights	The holders of the original notes currently are entitled to certain registration rights pursuant to a registration rights agreement entered into on the issue date of the original notes by and among the Company, the Co-Issuer, the subsidiary guarantors named therein and the initial purchasers named therein, including the right to cause the Company and the Co-Issuer to register the original notes for resale under the Securities Act if the Exchange Offer is not consummated prior to the applicable exchange offer termination date. However, pursuant to the registration rights agreement, certain registration rights will expire upon consummation of the exchange offer. Holders of original notes who do not exchange their original notes for new notes in the exchange offer will not be able to reoffer, resell or otherwise dispose of their original notes unless such original notes are subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.
      For additional information regarding the notes, see the “Description of notes” section of this prospectus.

Summary consolidated financial information and operating data
       The annual consolidated financial data presented below is derived from our audited consolidated financial statements as of May 31, 2004 and 2005 and for each of the years in the three-year period ended May 31, 2005, which are included elsewhere in this prospectus. The quarterly financial data presented below is derived from our unaudited consolidated financial statements as of, and for each of the six-month periods ended November 30, 2004 and November 30, 2005. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and the results for those periods. You should read this information together with the consolidated financial statements and accompanying notes included elsewhere in this prospectus and “Selected historical consolidated financial and operating data” and “Management’s discussion and analysis of financial condition and results of operations” before deciding to exchange the original notes for new notes.

				Six Months Ended
	Fiscal Years Ended May 31,
				November 30,	November 30,
	2005	2004	2003	2005	2004

				(Unaudited)
	(Dollars in thousands)
Statement of Earnings Data:
Revenues
Home sales	$461,322	$377,265	$287,178	$241,005	$209,987
Land sales	37,005	34,561	19,705	23,678	26,920
Other	1,279	974	703	514	664

	499,606	412,800	307,586	265,197	237,571

Cost of sales
Home sales	364,469	299,940	237,427	190,253	167,385
Land sales	17,183	23,249	15,920	9,851	12,897

	381,652	323,189	253,347	200,104	180,282

Gross profit
Home sales	96,853	77,325	49,751	50,752	42,602
Land sales	19,822	11,312	3,785	13,827	14,023
Other	1,279	974	703	514	664

	117,954	89,611	54,239	65,093	57,289

Expenses
Sales and marketing	26,503	23,809	18,730	14,683	13,273
General and administrative	28,861	20,246	16,560	18,124	12,281
Franchise taxes	439	361	389	170	148
Depreciation and amortization	3,870	3,915	3,574	2,442	1,821

	59,673	48,331	39,253	35,419	27,523

Earnings in unconsolidated entities	1,571	1,259	1,523	1,188	549
Minority interest in earnings	(398)	(112)	(12)	—	(398)

Net income(1)	$59,454	$42,427	$16,497	$30,862	$29,917

							Six Months Ended
	Fiscal Years Ended May 31,
							November 30,		November 30,
	2005		2004		2003		2005		2004

							(Unaudited)
	(Dollars in thousands)
Balance Sheet Data (end of period):
Cash and cash equivalents	$105		$625		$1,426		$37		$3,486
Inventory	255,993		205,684		196,920		347,788		225,728
Total assets	309,443		240,599		213,638		403,686		265,531
Total debt	110,535		89,568		108,718		171,839		98,696
Members’ equity	129,598		103,811		78,414		155,206		110,827
Supplemental Financial Data:
EBITDA(2)	$68,553		$52,525		$27,920		$35,920		$34,631
EBITDA margin(2)(3)	13.72%		12.72%		9.08%		13.5%		14.6%
Interest incurred(4)	$4,840		$4,932		$5,796		$5,396		$2,060
Ratio of earnings to fixed charges(5)	12.53	x	9.35	x	4.00	x	5.93	x	14.89	x
Total debt to EBITDA	1.61	x	1.71	x	3.89	x	nm		nm
Total debt to total capitalization	46.0%		46.3%		58.1%		52.5%		47.1%
Operating Data:
Net new home orders (units)	2,230		2,135		1,331		1,239		888
Homes closed (units)(6)	1,894		1,697		1,241		924		898
Average sales price per home closed	$244		$222		$231		$264		$240
Backlog (units) at end of period	1,334		998		560		1,649		988
Sales value of backlog at end of period	$369,949		$240,346		$122,627		$492,879		$263,311

(1)	Because we are structured as a limited liability company, income tax obligations are paid by our members and are not borne by us. Therefore, our net income is higher than it would be if we were structured as a subchapter C corporation. However, historically we have made distributions to our members in amounts necessary for them to pay income taxes attributable to them.

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is calculated by adding previously capitalized interest amortized to costs of sales, franchise taxes, depreciation and amortization to net income. EBITDA is not a financial measure under generally accepted accounting principles in the United States, or GAAP. EBITDA should not be considered an alternative to net income determined in accordance with GAAP as an indicator of operating performance, nor an alternative to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Because some analysts and companies may not calculate EBITDA in the same manner as us, the EBITDA information in this prospectus may not be comparable to similar presentations by others.

EBITDA is a measure commonly used in the homebuilding industry and is presented as a useful adjunct to net income and other measurements under GAAP because it is a meaningful measure of a company’s performance, as interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in structure, accounting policies, tax strategies, levels of indebtedness, capital purchasing practices and interest rates. EBITDA also assists management in evaluating operating performance, and we believe that it is a useful measure for investors to compare us with our competitors.

EBITDA does have certain limitations as a tool for measuring Company performance from period to period, because that performance is affected by the use of cash to pay interest and taxes. These amounts, as well as depreciation and amortization, can fluctuate significantly over time due to our debt levels, income levels and other performance issues, which is not apparent if EBITDA is used as an evaluation tool. To compensate for these limitations, our management uses both EBITDA and net income, the most directly comparable GAAP measure, to evaluate our performance.

The following is a reconciliation of EBITDA to net income, the most directly comparable GAAP measure:

				Six Months Ended
	Fiscal Years Ended May 31,
				November 30,	November 30,
	2005	2004	2003	2005	2004

				(Unaudited)
	(Dollars in thousands)
Net income	$59,454	$42,427	$16,497	$30,862	$29,917
Franchise taxes	439	361	389	170	148
Depreciation and amortization	3,870	3,915	3,574	2,442	1,821
Interest expense in cost of sales	4,790	5,822	7,460	2,446	2,745

EBITDA	$68,553	$52,525	$27,920	$35,920	$34,631

(3)	EBITDA margin is calculated by dividing EBITDA by total revenues.

(4)	Interest incurred for any period is the aggregate amount of interest which is capitalized during such period.

(5)	Computed by dividing earnings by fixed charges. Earnings consist of (i) income from operations before taxes, (ii) amortization of previously capitalized interest and (iii) fixed charges, exclusive of capitalized interest cost. Fixed charges consist of (i) interest incurred, (ii) amortization of deferred loan costs and (iii) an estimate of the interest within rental expense.

(6)	A home is included in “homes closed” when title is transferred to the buyer. Revenues and cost of sales for a home are recognized at the date of closing.
Ratio of Earnings to Fixed Charges
       Computed by dividing earnings by fixed charges. Earnings consist of (i) income from operations before taxes, (ii) amortization of previously capitalized interest and (iii) fixed charges, exclusive of capitalized interest cost. Fixed charges consist of (i) interest incurred, (ii) amortization of deferred loan costs and (iii) an estimate of the interest within rental expense.

											Six Months
											Ended
	Fiscal Years Ended May 31,
											November 30,
	2005		2004		2003		2002		2001		2005

Ratio of earnings to fixed charges	12.53	x	9.35	x	4.00	x	2.83	x	2.49	x	5.93	x

Risk factors
RISKS RELATED TO OUR BUSINESS

Our home sales and operating revenues could decline due to macroeconomic and other factors outside of our control, such as changes in consumer confidence, declines in employment levels and terrorist attacks.
      The housing industry historically has been cyclical and has been affected significantly by adverse changes in consumer confidence levels and prevailing general and local economic conditions, including interest rate levels. These changes in economic conditions may result in more caution on the part of potential purchasers of our homes and consequently result in a decline in our home sales. Significant drivers of these economic conditions involve, among other things, conditions of supply and demand in our markets as well as changes in consumer confidence and income, employment levels, interest rate levels, government regulations, terrorist attacks and domestic and international instability. These risks and uncertainties could periodically have an adverse effect on consumer demand for and the pricing of our homes, which could impact our operating performance, make it more difficult for us to compete with larger home builders who have more resources to address pricing pressure and cause our operating revenues to decline. While the factors discussed above may have an impact on the homebuilding industry generally, they may have a more significant impact on us compared to certain of our competitors because our operations are concentrated in fewer geographic markets and because we may not have as significant reserves of resources to help us adjust to a decline in demand for our homes.

Our operating results are variable, which may cause the value of the notes to decline.
      We have historically experienced, and in the future expect to continue to experience, variability in our operating results on a quarterly and an annual basis. Factors expected to contribute to this variability include, among other things:

•	the timing of land acquisitions and zoning and other regulatory approvals;

•	the timing of home closings, land sales and level of home sales;

•	our product mix;

•	our ability to continue to acquire additional land or options thereon on acceptable terms;

•	the condition of the real estate market and the general economy;

•	delays in construction due to acts of God, adverse weather, reduced subcontractor availability and strikes; and

•	employment levels.

      For example, the timing of land acquisitions, zoning and other regulatory approvals impacts our ability to pursue the development of new housing projects in accordance with our business plan. If the timing of land acquisitions or zoning or regulatory approvals is delayed, we will be delayed in our ability to develop housing projects, which would likely decrease our backlog. Furthermore, these delays could result in a decrease in our revenues and earnings for the periods in which the delays occur and possibly subsequent periods until the planned housing projects can be completed. A delay in a significant number of home closings or land sales due to acts of God, adverse weather, subcontractor availability or strikes would have a similar impact on revenues and earnings for the period in which the delays occur. Further, revenues may increase in subsequent periods over what would normally be expected as a result of increased home closings as the delays described above are resolved.
      Changes in employment levels could affect the number of people seeking new housing in one or more of our markets. Consequently, if there was an adverse change in employment levels in our markets, we may not reach our projected level of home sales, and we may have planned the construction of more homes than necessary resulting in a slowdown in the closing of our developments. Conversely, favorable changes in employment levels could result in unexpected increases in our revenues and earnings.

An increase in mortgage interest rates or unavailability of mortgage financing may reduce consumer demand for our homes.
      Virtually all purchasers of our homes finance their acquisitions through lenders providing mortgage financing. A substantial increase in mortgage interest rates or unavailability of mortgage financing would adversely affect the ability of prospective homebuyers to obtain the financing they would need in order to purchase our homes, as well as adversely affect the ability of prospective move-up homebuyers to sell their current homes. For example, if mortgage financing became less available, demand for our homes could decline. A reduction in demand could also have an adverse effect on the pricing of our homes because we and our competitors may reduce prices in an effort to better compete for home buyers. A reduction in pricing could result in a decline in revenues and in our margins.

We intend to continue to consider growth or expansion of our operations which could have a material adverse effect on our cash flows or profitability.
      We intend to continue to consider growth or expansion of our operations in our current markets or in other areas which will require substantial capital expenditures. The magnitude, timing and nature of any future expansion will depend on a number of factors, including the identification of suitable markets, our financial capabilities, the availability of qualified personnel in the target market and general economic and business conditions. Our expansion into new or existing markets could have a material adverse effect on our cash flows or profitability.
      Historically, our strategy has been to enter new markets through the start-up of company-developed divisions, rather than the acquisition of existing homebuilding companies. Because we typically do not acquire existing homebuilders when entering a new market, we do not have the advantage of the experience and goodwill of an established homebuilding company. As a result, we incur substantial start-up costs in establishing our operations in new markets, and we may not be successful in taking operations in new markets from the start-up phase to profitability. If we are not successful in making operations in new markets profitable, we may not be able to recover our investment, and our financial results could suffer.
      Furthermore, in the future we may choose to enter new markets or expand operations in existing markets through acquisitions, and these acquisitions may result in the incurrence of additional debt, some of which could be secured or unsecured senior debt and therefore senior to the notes. Acquisitions also involve numerous risks, including difficulties in the assimilation of the acquired company’s operations, the incurrence of unanticipated liabilities or expenses, the diversion of management’s attention from other business concerns, risks of entering markets in which we have limited or no direct experience, and the potential loss of key employees of the acquired company.

Lack of greater geographic diversification could expose our business to increased risks if there are economic downturns in our markets.
      We have homebuilding operations in Atlanta, Dallas, Houston, Orlando, and Phoenix and are establishing homebuilding operations in Tampa and Denver. We also have land operations in Denver and Orlando. Our operations in Dallas and Atlanta together provided 48.5% and 45.4% of our home building revenues for the fiscal year ended May 31, 2005 and the six-month period ended November 30, 2005, respectively. Failure to be more geographically diversified could adversely impact us if the homebuilding business in our current markets, especially Dallas and Atlanta, should decline.

We could experience a reduction in home sales and revenues or reduced cash flows if we are unable to obtain reasonably priced financing to support our homebuilding and land development activities.
      The homebuilding industry is capital intensive, and homebuilding requires significant up-front expenditures to acquire land and begin development. Accordingly, we incur substantial indebtedness to finance our homebuilding and land development activities. Although we believe that internally generated funds and borrowing capacity under our senior unsecured credit facility will be sufficient to fund our capital and other expenditures (including land acquisition, development and construction activities), the amounts available from such sources may not be adequate to meet our needs. If such sources are not sufficient, we would seek additional capital in the form of debt or equity financing from a variety of potential sources, including additional bank financing and/or securities offerings. The amount and types of indebtedness which we may incur are limited by the terms of the agreements governing our existing debt and are limited by the terms of the indenture governing the notes. In addition, the availability of borrowed funds, to be utilized for land acquisition, development and construction, may be greatly reduced, and the lending community may require increased amounts of equity to be invested in a project by borrowers in connection with both new loans and the extension of existing loans. The failure to obtain sufficient capital to fund our planned capital and other expenditures could have a material adverse effect on our business.

Changes in the government regulations applicable to homebuilders could restrict our business activities, increase our operating expenses and cause our revenues to decline.
      Regulatory requirements applicable to homebuilders could cause us to incur significant liabilities and operating expenses and could restrict our business activities. We are subject to local, state and federal statutes and rules regulating, among other things certain developmental matters, building and site design, and matters concerning the protection of health and the environment. Our operating expenses may be increased by governmental regulations, such as building permit allocation ordinances, impact and other fees and taxes, which may be imposed to defray the cost of providing certain governmental services and improvements. Other governmental regulations, such as building moratoriums and “no growth” or “slow growth” initiatives, which may be adopted in communities which have developed rapidly, may cause delays in our home projects or otherwise restrict our business activities resulting in reductions in our revenues. Any delay or refusal to grant us necessary licenses, permits or approvals from government agencies could have an adverse effect on our operations. Because we currently operate in only seven markets, any increase in costs or delays due to regulatory changes in one or more of our markets may have a proportionately greater impact on us than some other homebuilding companies that operate in more markets or more regions of the country.

We may incur additional operating expenses due to compliance requirements or fines, penalties and remediation costs pertaining to environmental regulations within our markets.
      We are subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site’s environmental conditions and the present and former use of the site. We expect that increasingly stringent requirements will be imposed on homebuilders in the future. Environmental laws may result in delays, cause us to implement time consuming and expensive compliance programs, and prohibit or severely restrict development in certain environmentally sensitive regions or areas. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials, such as lumber. Furthermore, our failure to comply with all applicable environmental laws and regulations may result in the imposition of fines and penalties or remediation obligations that may require us to pay substantial amounts of money. The occurrence of any of the foregoing could result in an increase in our expenses and a reduction in our net income.

We are subject to warranty claims arising in the ordinary course of our business that could adversely affect our results of operations.
      We are subject in the ordinary course of our business to home warranty claims. We provide our homebuyers with a one year warranty covering workmanship and materials, a two year warranty covering construction defects and certain defects in plumbing, electrical, heating, cooling and ventilation systems and a ten year warranty covering construction defects. Warranty claims are common in the homebuilding industry and can be costly, and the terms and limitations of the limited warranties provided to homebuyers may not be effective against claims made by the homebuyers. We maintain homebuilder protective policy insurance coverage with Residential Warranty Corporation for construction defects. However, we may not be able to renew our insurance coverage or renew it at reasonable rates. As a result, we may be liable for damages, the cost of repairs and/or the expense of litigation surrounding possible construction defects, soil subsidence or building-related claims. Furthermore, claims may arise out of uninsurable events or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors. Increases in the cost to insure against warranty claims may result in an increase in our self-insured retentions and claims reserves. Further, the loss of insurance or liability for uninsured claims could result in an increase in our expenses reducing our margins and adversely affecting our results of operations and our ability to implement our business plan.

Our operating expenses could increase if we are required to pay higher insurance premiums or incur substantial litigation costs for claims involving construction and product defect liability claims, including claims related to mold, which could cause our net income to decline.
      The costs of insuring against construction defect and product liability claims are high, and the amount and scope of coverage offered by insurance companies is currently limited. The scope of coverage may continue to be limited or be further restricted and may become more costly which could require us to divert money away from implementing our business plan in order to pay insurance premiums.
      Increasingly in recent years, lawsuits (including class action lawsuits) have been filed against builders asserting claims of personal injury and property damage caused by the presence of mold in residential dwellings. Our insurance may not cover all of the claims, including personal injury claims, arising from the presence of mold, or such coverage may become prohibitively expensive. If we are not able to obtain adequate insurance against these claims, we may experience litigation costs and losses that could reduce our net income.
      Historically, builders have recovered from subcontractors and their insurance carriers a significant portion of the construction and product defect liabilities and costs of defense that the builders have incurred. Insurance coverage available to subcontractors for construction and product defects is becoming increasingly expensive and the scope of coverage is restricted. If we cannot effectively recover from our subcontractors or their carriers, we may suffer greater losses which could decrease our net income.
      A builder’s ability to recover against any available insurance policy depends upon the continued solvency and financial strength of the insurance carrier that issued the policy. Many of the states in which we build homes have lengthy statutes of limitations applicable to claims for construction defects. To the extent that any carrier providing insurance coverage to us or our subcontractors becomes insolvent or experiences financial difficulty in the future, we may be unable to recover on those policies and our net income may decline. Our inability to recover under those policies or to recover the losses from our subcontractors could have a more severe impact on us than on our larger competitors that have more financial resources.

We are dependent on the services of certain key employees, and the loss of their services could hurt our business.
      We currently operate with a management team comprised of four executive officers and a single president overseeing each geographic market. Therefore, we rely heavily on each of these individuals for their expertise and understanding of our business operations and strategy. Our decision making process is generally concentrated among these individuals and is based on their skill and depth of knowledge of the Company and the homebuilding industry. If we are unable to retain any of these key employees, particularly Tom Krobot and Robert Salomon, or attract, train, assimilate or retain other skilled personnel in the future, it could hinder the execution of our business strategy. Further, the loss of one or more of these key employees would put additional strain on the existing management team to fill the vacancy until a replacement can be identified. Competition for qualified personnel in all of our operating markets is intense, and it could be difficult for us to find experienced personnel to replace our current employees, particularly our management team. Furthermore, a significant increase in the number of our active communities would place additional strain on the members of our management team and would necessitate the hiring of a significant number of additional personnel, including senior officers, who are in short supply in our markets, particularly with respect to individuals with significant homebuilding experience.

We are dependent on the continued availability and satisfactory performance of our subcontractors, which, if unavailable, could have a material adverse effect on our business.
      We conduct our construction operations only as a general contractor. Virtually all construction work is performed by unaffiliated third party subcontractors. As a consequence, we depend on the continued availability of and satisfactory performance by these subcontractors for the construction of our homes. There may not be sufficient availability of and satisfactory performance by these unaffiliated third party subcontractors. If there are not sufficient quality subcontractors available to assist us in home construction, our ability to construct homes on the schedule we have committed to with our homebuyers would be affected. This could result in an increase in the number of homebuyers that cancel their contracts with us, resulting in less of our backlog being closed in a year than is projected, or could result in an increase in our costs to construct homes in a timely manner, which could result in an increase in our overall costs and thus a decline in our margins and in our net income.

Supply risks and shortages relating to labor and materials can harm our business by delaying construction and increasing costs.
      The homebuilding industry from time to time has experienced significant difficulties with respect to:

•	shortages of qualified trades people and other labor;

•	shortages of materials; and

•	volatile increases in the cost of certain materials, including lumber, framing and cement, which are significant components of home construction costs.
      These difficulties can, and often do, cause unexpected short-term increases in construction costs and cause construction delays. We are generally unable to pass on any unexpected increases in construction costs to those customers who have already entered into sales contracts, as those contracts generally fix the price of the house at the time the contract is signed, which may be up to one year in advance of the delivery of the home. Furthermore, sustained increases in construction costs may, over time, erode our profit margins. In the future, pricing competition may restrict our ability to pass on any additional costs, and we may not be able to achieve sufficient operating efficiencies and economics of scale to maintain our current profit margins.

Our financial condition and results of operations may be adversely affected by any decrease in the value of our land inventory, as well as by the associated carrying costs.
      We must continuously acquire land for replacement and expansion of land inventory within our existing and new markets. The risks inherent in purchasing and developing land increase as consumer demand for housing decreases. Thus, we may have bought and developed land which we cannot profitably sell or on which we cannot profitably build and sell homes. The market value of land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. It is possible that the measures we employ to manage inventory risks will not be successful and as a result our operations may suffer.
      In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, we may have to sell homes at significantly lower margins or at a loss.

Our business and operating results could be adversely affected by adverse weather conditions and natural disasters.
      Adverse weather conditions, such as extended periods of rain, snow or cold temperatures, and natural disasters, such as hurricanes, tornadoes, floods and fires, can delay completion and sale of homes, damage partially complete or other unsold homes in our inventory and/or decrease the demand for homes or increase the cost of building homes. As a result of a series of hurricanes, we experienced significant delays in land development and home construction during fiscal year 2005. Several communities in both Atlanta and Orlando have been delayed several months causing expected net new home orders and homes closed to be deferred into fiscal year 2006. To the extent that natural disasters or adverse weather events occur, our business and results may be adversely affected. To the extent our insurance is not adequate to cover business interruption losses or repair costs resulting from these events, our revenues and earnings may be adversely affected.

If we are unsuccessful in competing against other homebuilders, our market share could decline or our growth could be impaired and, as a result, our financial results could suffer.
      The homebuilding industry is highly competitive. Homebuilders compete for, among other things, desirable land, financing, raw materials, skilled labor and purchasers. We compete for residential sales on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price, with numerous large and small homebuilders, including some homebuilders with nationwide operations and greater financial resources and/or lower costs than us. The consolidation of some homebuilding companies may create competitors that have greater financial, marketing and sales resources than we do and thus are able to compete more effectively against us. In addition, there may be new entrants in the markets in which we currently conduct business. We also compete for sales with the resale market for existing homes and with available rental housing. Increased competition could cause us to increase our selling incentives and reduce our home prices. Increased competition could also reduce the number of homes we deliver, reducing our revenues, or cause us to accept reduced margins to maintain sales volumes. A reduction in our revenue or margins due to competitive factors could affect our ability to service our debt, including the notes.
RISKS ASSOCIATED WITH THE NOTES AND THIS OFFERING

Our indebtedness could adversely affect our financial condition, limit our growth and make it more difficult for us to satisfy our debt obligations.
      As of November 30, 2005, we had $171.8 million of indebtedness outstanding and $178.2 million (net of $9.3 million of outstanding undrawn letters of credit) available for borrowing under our senior unsecured credit facility. Our indebtedness could have important consequences to us and the holders of the notes, including among other things,

•	cause us to be unable to satisfy our obligations under our existing or new debt agreements, including the notes;

•	make us more vulnerable to adverse general economic and industry conditions;

•	make it difficult to fund future working capital, land acquisition and development, home construction, acquisitions and general corporate needs;

•	cause us to be limited in our flexibility in planning for, or reacting to, changes in our business; and

•	cause us to be less competitive to other companies with less indebtedness.
      In addition, subject to restrictions in our existing debt instruments, we may incur additional indebtedness. If new debt is added to our current debt levels, the related risks that we now face could intensify.

We may be unable to generate sufficient cash to service our debt obligations and make payments on the notes.
      Our ability to pay our expenses and to pay the principal of and interest on the notes and our other debt depends on our ability to generate positive cash flows in the future. Our operations may not generate cash flows in an amount sufficient to enable us to pay the principal of and interest on our debt, including the notes, or to fund our other liquidity needs. As of November 30, 2005, we had outstanding borrowings under our senior unsecured credit facility of $46.8 million. Based on these borrowings at our then current effective interest rate, our annual debt service cost under the senior unsecured credit facility was $2.7 million, and a 1% increase in the interest rate would increase such debt service requirements by $468,000 annually. As of November 30, 2005, our remaining borrowings consisted of the notes with a fixed interest rate of 9.5% per annum, which results in a debt service cost of $11.9 million.
      If we do not have sufficient cash flows from operations, we may be required to incur additional indebtedness, refinance all or part of our existing debt, including the notes, or sell assets. Our ability to borrow funds under our senior unsecured credit facility in the future will depend on our meeting the financial covenants in such senior unsecured credit facility, and sufficient borrowings may not be available to us. In addition, the terms of existing or future debt agreements may restrict us from effecting any of these alternatives. Any inability to generate sufficient cash flows or refinance our debt on favorable terms could significantly adversely affect our financial condition, the value of the notes and our ability to pay the principal of and interest on our debt, including the notes.

The families and family trusts that own our equity interests have the right to select our board members, can influence our business operations, including all matters subject to membership approval, and may have interests that conflict with the interests of our note holders.
      Entities directly or indirectly owned by six families or family trusts beneficially own all of the equity interests in us. By virtue of such equity ownership, our members have the sole power to:

•	elect the entire membership of our board of directors;

•	control all of our management policies, including as to the making of payments to our members or other affiliates, whether by way of dividend, compensation or otherwise or entering into other transactions with entities affiliated with the families and trusts comprising the ownership group; and

•	subject to compliance with our obligations under our senior unsecured credit facility and the notes, determine the outcome of any corporate matter or transaction, including mergers, joint ventures, consolidations and asset sales, equity issuances or debt incurrences.
      All of our directors are affiliates of our ownership group. We have been advised that our members do not currently plan to appoint any nonaffiliated or independent directors. As creditors, holders of the notes do not have the right to elect any directors.
      Other affiliates of our ownership group operate businesses that derive revenue from homebuilding and land development. Various of such affiliated entities have engaged, and will in the future continue to engage, in transactions with us. In particular, we are a party to a services and software license agreement with Paramount Development Corporation Limited, an affiliate of this group, pursuant to which we are provided a license to use software critical to our business, as well as assistance with land development matters. The initial term of the services and software license agreement is two years and will automatically renew for successive one-year terms unless either party gives notice that the agreement will not be renewed. We are also a party to agreements whereby we purchase finished and unfinished building lots from affiliates of our ownership group. See “Certain relationships and related transactions” for a description of such transactions. In addition, we may enter into other agreements for the purchase of finished and unfinished building lots with affiliates of this group in the future. The families and family trusts comprising our ownership group are not restricted from engaging in homebuilding or land development activities in the United States through entities unrelated to us.

Any guarantees of the notes by our subsidiaries may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency.
      Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee of the notes by any subsidiary guarantor could be voided, subordinated, or limited in scope if, among other things, at the time the guarantor issued its guarantee, the applicable guarantor:

•	intended to hinder, delay or defraud any present or future creditor; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which such guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.
      The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor in the United States would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
      We cannot be sure what standard a court would use to determine whether or not a guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee would not be avoided or the guarantee would not be subordinated to the guarantors’ other debt. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for the benefit of the issuer of the notes, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

Your right to receive payments on the notes is subordinated to our and the guarantors’ senior debt.
      Payment on the notes is subordinated in right of payment to all of our and the guarantors’ senior debt, including that with respect to the senior unsecured credit facility. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the notes or the guarantees. In these cases, we may not have sufficient funds to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of senior debt and, due to the subordination provisions in the indenture, less, ratably, than the holders of unsubordinated obligations, including trade payables. In addition, holders of senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the notes.
      As of November 30, 2005, the notes were subordinated to $46.8 million of our and the guarantors’ senior debt, and $178.2 million (net of $9.3 million in outstanding undrawn letters of credit) would have been available for borrowing as additional senior debt under our senior unsecured credit facility. We and the guarantors are permitted to incur additional indebtedness, including senior debt, in the future under the terms of the indenture.

The notes are unsecured and effectively subordinated to any secured indebtedness that we or the subsidiary guarantors may incur, which means note holders may recover less than the lenders of the secured debt in the event of our bankruptcy or liquidation.
      The notes are unsecured obligations. While we and the subsidiary guarantors currently do not have any material secured debt, under the terms of the indenture governing the notes, we and the subsidiary guarantors may be able to incur significant additional secured indebtedness without equally and ratably securing the notes. If we become insolvent or are liquidated, or if payment under any secured debt obligations is accelerated, our secured lenders would be entitled to exercise the remedies available to a secured lender under collateral before the holders of the notes. As a result, the notes are effectively subordinated to any secured indebtedness we may incur in the future, and the holders of the notes may recover ratably less than the lenders of our secured debt in the event of our bankruptcy or liquidation. In addition, guarantees of the subsidiary guarantors will also be unsecured. Any secured indebtedness that these subsidiaries may incur will similarly be senior to such guarantee obligations.

Our senior unsecured credit facility and the indenture governing the notes contain a variety of covenants imposing significant operating and financial restrictions which may limit our ability to operate our business. Our failure to comply with these covenants could result in an event of default under the indenture relating to the notes.
      Our senior unsecured credit facility requires us to maintain specified financial ratios and tests, among other obligations, including a minimum tangible net worth test and a maximum leverage ratio. In addition, our senior unsecured credit facility and the indenture governing the notes have affirmative and negative covenants customary for financings of that type, which will limit our ability to, among other things, borrow money, make investments and extend credit, engage in transactions with our affiliates, consummate certain asset sales, consolidate or merge with another entity or sell, transfer, lease or otherwise dispose of all or substantially all of our assets, and create liens on our assets. It is possible that these covenants may adversely impact our ability to finance our future operations or capital needs to pursue available business opportunities. Additionally, a failure to comply with any of these covenants could lead to an event of default under our senior unsecured credit facility, which could result in an acceleration of the indebtedness under the senior unsecured credit facility. Acceleration of the indebtedness under our senior unsecured credit facility or other senior indebtedness would constitute an event of default under the indenture. If an event of default exists on our senior indebtedness designated in the indenture, subordination provisions in the indenture may restrict payments to holders of the notes until holders of senior indebtedness are paid in full or the default is cured or waived or has ceased to exist. For additional information regarding our senior unsecured credit facility see the description under “Description of other indebtedness” and “Description of the notes — Certain Covenants.”

There is no established trading market for the new notes, and you may not be able to sell them quickly or at the price that you paid.
      The new notes are a new issue of securities, and there is no established trading market for the new notes. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation systems. Each initial purchaser of the original notes advised us that they intend to make a market in the new notes, but no initial purchaser is obligated to do so. The initial purchasers may discontinue any market making in the new notes at any time, in their sole discretion. As a result, an active trading market for the new notes may not develop.

Note holders may not be entitled to require us to repurchase the notes in connection with certain transactions because the term “all or substantially all” in the context of a change of control has no clearly established meaning under the relevant law.
      One of the ways a change of control can occur under the indenture governing the notes is upon a sale of all or substantially all of our assets. The meaning of the phrase “all or substantially all” as used in that definition varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under applicable law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of a person and therefore it may be unclear whether a change of control has occurred and whether you have the right to require us to repurchase the notes.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.
      Upon the occurrence of a “change of control,” as defined in the indenture, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture, which would in turn be a default under our senior unsecured credit facility. In addition, a change of control may constitute an event of default under our senior unsecured credit facility. A default under our senior unsecured credit facility would result in an event of default under the indenture if the lenders accelerate the debt under our senior unsecured credit facility.
      If a change of control occurs, we may not have enough assets to satisfy all obligations under our senior unsecured credit facility and the indenture related to the notes. Upon the occurrence of a change of control we could seek to refinance the indebtedness under our senior unsecured credit facility and the notes or obtain a waiver from the lenders or you as a holder of the notes. It is possible, however, that we will not be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

Ashton Woods Finance Co. has only nominal assets from which to make payments on the notes.
      Ashton Woods Finance Co. is a co-obligor on the notes. Ashton Woods Finance Co. is a wholly-owned subsidiary of Ashton Woods USA L.L.C., with no operations and only nominal assets from which to make payments on the notes.

If you fail to exchange your original notes, you will face restrictions that will make the sale or transfer of your original notes more difficult.
      If you do not exchange your original notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from those requirements. We do not intend to register the original notes under the Securities Act. To the extent other original notes are tendered and accepted in the exchange offer and you elect not to exchange your original notes, the trading market, if any, for your original notes would be adversely affected because your original notes will be less liquid than the new notes. See “The exchange offer-Consequences of failure to exchange.”

Some holders that exchange their original notes may be required to comply with registration and prospectus delivery requirements in connection with the sale or transfer of their new notes.
      If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If you are required to comply with the registration and prospectus delivery requirements, then you may face additional burdens on the transfer of your notes and could incur liability for failure to comply with applicable requirements.

Cautionary statements regarding forward-looking information
       This prospectus contains forward-looking statements which represent our expectations or beliefs concerning future events, and no assurance can be given that the results described in this prospectus will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or other similar words or phrases. All forward-looking statements are based upon information available to us on the date of this prospectus.
      These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned: “Prospectus summary” and “Risk factors.” Other factors, risks and uncertainties that could cause actual results to differ materially from the results discussed in the forward-looking statements include but are not limited to:

•	economic changes nationally or in our local markets;

•	volatility of mortgage interest rates and inflation;

•	increased competition;

•	shortages of skilled labor or raw materials used in the production of houses;

•	increased prices for labor, land and raw materials used in the production of houses;

•	increased land development costs on projects under development;

•	the cost and availability of insurance, including the availability of insurance for the presence of mold;

•	the impact of construction defect and home warranty claims;

•	any delays in reacting to changing consumer preferences in home design;

•	changes in consumer confidence;

•	delays in land development or home construction resulting from adverse weather conditions;

•	potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations or governmental policies, including environmental laws, regulations and policies; or

•	terrorist acts and other acts of war.
      Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.

The exchange offer
TERMS OF THE EXCHANGE OFFER

Purpose of the exchange offer
      We sold $125.0 million in principal amount of the original notes on September 21, 2005 in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the original notes subsequently resold the original notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act.
      In connection with the sale of original notes to the initial purchasers pursuant to a purchase agreement, dated September 21, 2005, among us, the Co-Issuer, the guarantors named therein and the initial purchasers, the holders of the original notes became entitled to the benefits of registration rights agreement, dated September 21, 2005, among us, the Co-Issuer, the guarantors named therein and the initial purchasers.
      The registration rights agreement provides that we, the Co-Issuer and the guarantors will, at our cost:

•	file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) with respect to a registered exchange offer to exchange the original notes for the new notes;

•	use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act;

•	use our reasonable best efforts to consummate the exchange offer within 210 days after September 21, 2005; and

•	keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the original notes.
      The exchange offer being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the registration rights agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders of original notes known to us.
      Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer.
      Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the new notes issued in exchange for original notes may offer for resale, resell and otherwise transfer the new notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the new notes are acquired in the ordinary course of the holder’s business, the holder has no arrangement or understanding with any person to participate in the distribution of the new notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes. A broker-dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
      Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of distribution” for additional information.
      We will accept validly tendered original notes promptly following the expiration of the tender offer by giving oral or written notice of the acceptance of such notes to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving the new notes from the issuer and delivering new notes to such holders.
      If any tendered original notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under “Conditions” without waiver by us, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder of any such original notes promptly after the expiration date.
      Holders of original notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes, pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See “Fees and Expenses.”

Shelf registration statement
      Pursuant to the registration rights agreement, we have agreed to file a shelf registration statement if:

•	we are not permitted to file the exchange offer registration statement or consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

•	the exchange offer is not consummated within 210 days after the issue date of the original notes;

•	any holder notifies us prior to the 20th day following the consummation of the exchange offer that it is prohibited by law or the applicable interpretations of the SEC from participating in the exchange offer;

•	in the case of any holder that participates in the exchange offer, such holder does not receive new notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours); or

•	an initial purchaser so requests with respect to original notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution.
      A holder that sells original notes pursuant to the shelf registration statement generally must be named as a selling securityholder in the related prospectus and must deliver a prospectus to purchasers, because a seller will be subject to civil liability provisions under the Securities Act in connection with these sales. A seller of the original notes also will be bound by applicable provisions of the applicable registration rights agreement, including indemnification obligations. In addition, each holder of original notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its original notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages in the registration rights agreement.
      We have agreed to use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the later of (i) 210 days after the issuance of the original notes and (ii) 120 days after being required to file the shelf registration statement. In addition, we agreed to use our reasonable best efforts to keep the shelf registration statement continually effective, supplemented and amended for a period of two years following the date the shelf registration statement is declared effective, or:

•	such shorter period which terminates when all notes covered by that shelf registration statement have been sold under it; or

•	such shorter period provided by the SEC as a result of the applicable provisions of Rule 144(k) being amended or revised to reduce the two-year holding period provided therein.

Additional interest in certain circumstances
      If any of the following, each a “registration default,” occurs:

•	the exchange offer is not completed on or before the 210th calendar day following the issue date of the original notes or, if that day is not a business day, then the next succeeding day that is a business day; or

•	the shelf registration statement is required to be filed but is not filed or declared effective within the time periods required by the registration rights agreement or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions), the interest rate borne by the notes as to which the registration default has occurred will be increased by 0.25% per annum upon the occurrence of a registration default. This rate will continue to increase by 0.25% each 90-day period that the additional interest (as defined below) continues to accrue under any such circumstance. However, the maximum total increase in the interest rate will in no event exceed one percent (1.0%) per year. We refer to this increase in the interest rate on the notes as “additional interest.” Such interest is payable in addition to any other interest payable from time to time with respect to the notes in cash on each interest payment date to the holders of record for such interest payment date. After the cure of registration defaults, the accrual of additional interest will stop and the interest rate will revert to the original rate.
      Under certain circumstances, we may delay the filing or the effectiveness of the exchange offer or the shelf registration and shall not be required to maintain its effectiveness or amend or supplement it for a period of up to 60 days during any 12-month period. Any delay period will not alter our obligation to pay liquidated damages with respect to a registration default.
      The sole remedy available to the holders of the original notes will be the immediate increase in the interest rate on the original notes as described above. Any amounts of additional interest due as described above will be payable in cash on the same interest payment dates as the original notes.

Expiration date; extensions; amendment
      We will keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original notes. The term “expiration date” means the expiration date set forth on the cover page of this prospectus, unless we extend the exchange offer, in which case the term “expiration date” means the latest date to which the exchange offer is extended.
      In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will issue a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.
      We reserve the right

•	to delay accepting any original notes and extend the exchange offer or to terminate the exchange offer and not accept original notes not previously accepted if any of the conditions set forth under “Conditions” shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the original notes. (We are required to extend the offering period for certain types of changes in the terms of the exchange offer, for example, a change in the consideration offered or percentage of original notes sought for tender.)
      All conditions set forth under “Conditions,” except such conditions that involve regulatory approvals, must be satisfied or waived prior to the expiration date.

      Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the original notes of such amendment. In the event of a material change in the Exchange Offer, including our waiver of any material condition, we will extend the Exchange Offer, if necessary, so that at least five business days remain prior to the expiration date following notice of the material change.
      Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.
EXCHANGE OFFER PROCEDURES
      To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures on the letter of transmittal guaranteed if required by instruction 2 of the letter of transmittal, and mail or otherwise deliver the letter of transmittal or such facsimile or an agent’s message in connection with a book entry transfer, together with the original notes and any other required documents. To be validly tendered, such documents must reach the exchange agent before 5:00 p.m., New York City time, on the expiration date. Delivery of the original notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.
      The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the original notes that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.
      The tender by a holder of original notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.
      Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.
      Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of distribution.”
      The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent before 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or original notes should be sent to us.
      Only a holder of original notes may tender original notes in the exchange offer. The term “holder” with respect to the exchange offer means any person in whose name original notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.
      Any beneficial holder whose original notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such registered holder must, prior to completing and executing the letter of transmittal and delivering its original notes, either make appropriate arrangements to register ownership of the original notes in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.
      Signatures on a letter of transmittal or a notice of withdrawal, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the original notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or

•	for the account of an eligible guarantor institution.
      In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by an eligible guarantor institution.
      If a letter of transmittal is signed by a person other than the registered holder of any original notes listed therein, such original notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the original notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the original notes.
      If a letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority so to act must be submitted with such letter of transmittal.
      All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful. We also reserve the absolute right to waive any irregularities or defects as to the original notes. If we waive any condition of the notes for any note holder, we will waive such condition for all note holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of original notes without cost to such holder, unless otherwise provided in the relevant letter of transmittal, promptly following the expiration date.
      In addition, we reserve the absolute right in our sole discretion to:

•	purchase or make offers for any original notes that remain outstanding subsequent to the expiration date or, as set forth under “Conditions,” to terminate the exchange offer in accordance with the terms of the registration rights agreement; and

•	to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise.
      The terms of any such purchases or offers may differ from the terms of the exchange offer.

      By tendering, each holder will represent to us that, among other things:

•	such holder or other person is not our “affiliate,” as defined under Rule 405 of the Securities Act, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder or other person;

•	neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such new notes in violation of the Securities Act; and

•	if such holder is not a broker-dealer, neither such holder nor such other person is engaged in or intends to engage in a distribution of the new notes.
      We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the original notes at The Depository Trust Company for the purpose of facilitating the exchange offer, and subject to the establishment of such accounts, any financial institution that is a participant in The Depository Trust Company’s system may make book-entry delivery of original notes by causing The Depository Trust Company to transfer such original notes into the exchange agent’s account with respect to the original notes in accordance with The Depository Trust Company’s procedures for such transfer. Although delivery of the original notes may be effected through book-entry transfer into the exchange agent’s account at The Depository Trust Company, a letter of transmittal properly completed and duly executed with any required signature guarantee, or an agent’s message in lieu of a letter of transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.
GUARANTEED DELIVERY PROCEDURES
      Holders who wish to tender their original notes and

•	whose original notes are not immediately available; or

•	who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or

•	who cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, may effect a tender if:

•	the tender is made by or through an “eligible guarantor institution”;

•	prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent receives from such “eligible guarantor institution” a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the original notes, the certificate number or numbers of such original notes and the principal amount of original notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, a letter of transmittal, or facsimile thereof or agent’s message in lieu of such letter of transmittal, together with the certificate(s) representing the original notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	a properly completed and duly executed letter of transmittal (or facsimile thereof) together with the certificate(s) representing all tendered original notes in proper form for transfer or an agent’s message in the case of delivery by book-entry transfer and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

WITHDRAWAL OF TENDERS
      Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
      To withdraw a tender of original notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the depositor, who is the person having deposited the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes or, in the case of original notes transferred by book-entry transfer, the name and number of the account at The Depository Trust Company to be credited;

•	be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the original notes register the transfer of such original notes into the name of the depositor withdrawing the tender; and

•	specify the name in which any such original notes are to be registered, if different from that of the depositor.
      All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to the original notes withdrawn unless the original notes so withdrawn are validly retendered. Any original notes which have been properly tendered but which are not accepted for exchange will be returned to its holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under “Exchange Offer Procedures” at any time prior to the expiration date.
CONDITIONS
      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange, any new notes for any original notes, and may terminate or amend the exchange offer before the expiration date, if:

•	in the opinion of our counsel, the exchange offer or any part thereof contemplated herein violates any applicable law or interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or any material adverse development shall have occurred in any such action or proceeding with respect to us; or

•	any governmental approval has not been obtained, which approval we shall deem necessary for the consummation of the exchange offer as contemplated hereby.

      If any of the foregoing conditions exist, we may, in our reasonable discretion:

•	refuse to accept any original notes and return all tendered original notes to the tendering holders;

•	extend the exchange offer and retain all original notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such original notes to withdraw their tendered original notes; or

•	waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered original notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer, if necessary, so that at least five business days remain prior to the expiration date following the date of the prospectus supplement.

EXCHANGE AGENT
      We have appointed U.S. Bank National Association as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to U.S. Bank National Association addressed as follows:
By Mail, Overnight Courier or Hand Delivery:
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS2N
St. Paul, MN 55107
Attention: Specialized Finance Department
Reference: Ashton Woods USA L.L.C. Exchange
By Facsimile:
(651) 495-8158
Attention: Specialized Finance Department
Reference: Ashton Woods USA L.L.C. Exchange
To Confirm by Telephone or for Information:
(800) 934-6802
Reference: Ashton Woods USA L.L.C. Exchange
      U.S. Bank National Association is the trustee under the indenture governing the original notes and the new notes.
FEES AND EXPENSES
      We will pay the expenses of soliciting original notes for exchange. The principal solicitation is being made by mail by U.S. Bank National Association as exchange agent. However, additional solicitations may be made by telephone, facsimile or in person by our officers and regular employees and our affiliates and by persons so engaged by the exchange agent.
      We will pay U.S. Bank National Association as exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.
      We will pay all transfer taxes, if any, applicable to the exchange of the original notes in connection with the exchange offer. If, however, certificates representing the new notes or the original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the original notes in this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.
ACCOUNTING TREATMENT
      The new notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the original notes will be amortized over the term of the new notes.
CONSEQUENCES OF FAILURE TO EXCHANGE
      Holders of original notes who are eligible to participate in the exchange offer but who do not tender their original notes will not have any further registration rights, and their original notes will continue to be subject to restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
REGULATORY APPROVALS
      We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.
OTHER
      Participation in the exchange offer is voluntary and holders of original notes should carefully consider whether to accept the terms and condition of this exchange offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.
      No affiliate of the Company, the Co-Issuer or any subsidiary guarantor has any interest, direct or indirect, in the exchange offer.

Use of proceeds
       This exchange offer is intended to satisfy our obligations to register an exchange offer of the new notes for the original notes required by the registration rights agreement entered into in connection with the issuance and sale of the original notes. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive the outstanding original notes in like principal amount, the terms of which are identical in all material respects to the terms of the new notes, except as otherwise described herein. The original notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued.
      The net proceeds from the sale of the original notes after deducting the discounts and commissions to the initial purchasers and estimated offering expenses were approximately $121.2 million. The net proceeds that we received from the sale of the original notes was used to repay $108.3 million outstanding under our senior unsecured credit facility and $12.9 million were used to repay related party debt.

Capitalization
       The following table sets forth our cash and cash equivalents and our capitalization as of November 30, 2005. This table should be read in conjunction with our historical financial statements and related notes and “Selected historical consolidated financial and operating data” and “Management’s discussion and analysis of financial condition and results of operations” included elsewhere in this prospectus.

	As of
	November 30, 2005

	(In thousands)
Cash and cash equivalents	$37

Debt (including current portion):
Senior unsecured credit facility	$46,839	(1)
Original notes	125,000

Total debt	171,839
Members’ equity	155,206

Total capitalization	$327,045

(1)	We had availability of $178.2 million under our senior unsecured credit facility as of November 30, 2005 (net of $9.3 million in outstanding undrawn letters of credit).

Selected historical consolidated financial and operating data
       The selected consolidated financial data presented below is derived from our audited consolidated financial statements as of May 31, 2004, and 2005 and for each of the years in the three-year period ended May 31, 2005, which are included elsewhere in this prospectus. The selected consolidated financial data as of May 31, 2001, 2002 and 2003 and for each of the years in the two-year period ended May 31, 2002 is derived from our audited financial statements which are not included in this prospectus. The quarterly financial data presented below is derived from our unaudited consolidated financial statements as of, and for each of the six-month periods ended November 30, 2004 and November 30, 2005. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and the results for those periods.
      The data set forth below should be read in conjunction with the consolidated financial statements and accompanying notes included elsewhere in this prospectus and “Management’s discussion and analysis of financial condition and results of operations” included elsewhere in this prospectus.

						Six Months Ended
	Fiscal Years Ended May 31,
						November 30,	November 30,
	2005	2004	2003	2002	2001	2005	2004

						(Unaudited)
	(Dollars in thousands)
Statement of Earnings Data:
Revenues
Home sales	$461,322	$377,265	$287,178	$288,111	$301,644	$241,005	$209,987
Land sales	37,005	34,561	19,705	16,880	13,040	23,678	26,920
Other	1,279	974	703	1,173	1,364	514	664

	499,606	412,800	307,586	306,164	316,048	265,197	237,571

Cost of sales
Home sales	364,469	299,940	237,427	240,820	254,532	190,253	167,385
Land sales	17,183	23,249	15,920	11,732	9,076	9,851	12,897

	381,652	323,189	253,347	252,552	263,608	200,104	180,282

Gross profit
Home sales	96,853	77,325	49,751	47,291	47,112	50,752	42,602
Land sales	19,822	11,312	3,785	5,148	3,964	13,827	14,023
Other	1,279	974	703	1,173	1,364	514	664

	117,954	89,611	54,239	53,612	52,440	65,093	57,289

Expenses
Sales and marketing	26,503	23,809	18,730	18,663	19,330	14,683	13,273
General and administrative	28,861	20,246	16,560	16,231	14,322	18,124	12,281
Franchise taxes	439	361	389	406	551	170	148
Depreciation and amortization	3,870	3,915	3,574	4,662	5,160	2,442	1,821

	59,673	48,331	39,253	39,962	39,363	35,419	27,523

Earnings in unconsolidated entities	1,571	1,259	1,523	543	353	1,188	549
Minority interest in (earnings) losses	(398)	(112)	(12)	—	175	—	(398)

Net income(1)	$59,454	$42,427	$16,497	$14,193	$13,605	$30,862	$29,917

											Six Months Ended
	Fiscal Years Ended May 31,
											November 30,		November 30,
	2005		2004		2003		2002		2001		2005		2004

											(Unaudited)
	(Dollars in thousands)
Balance Sheet Data (end of period):
Cash and cash equivalents	$105		$625		$1,426		$6,471		$2,539		$37		$3,486
Inventory	255,993		205,684		196,920		197,891		183,250		347,788		225,728
Total assets	309,443		240,599		213,638		213,230		201,943		403,686		265,531
Total debt	110,535		89,568		108,718		117,511		113,634		171,839		98,696
Members’ equity	129,598		103,811		78,414		68,550		58,631		155,206		110,827
Supplemental Financial Data:
EBITDA(2)	$68,553		$52,525		$27,920		$27,982		$31,671		$35,920		$34,631
EBITDA margin(2)(3)	13.72%		12.72%		9.08%		9.14%		10.02%		13.5%		14.6%
Interest incurred(4)	$4,840		$4,932		$5,796		$7,960		$10,243		$5,396		$2,060
Ratio of earnings to fixed charges(5)	12.53	x	9.35	x	4.00	x	2.83	x	2.49	x	5.93	x	14.89	x
Total debt to EBITDA	1.61	x	1.71	x	3.89	x	4.20	x	3.59	x	nm		nm
Total debt to total capitalization	46.0%		46.3%		58.1%		63.2%		66.0%		52.5%		47.1%
Operating Data:
Net new home orders (units)	2,230		2,135		1,331		1,150		1,318		1,239		888
Homes closed (units)(6)	1,894		1,697		1,241		1,227		1,268		924		898
Average sales price per home closed	$244		$222		$231		$235		$238		$264		$240
Backlog (units) at end of period	1,334		998		560		470		547		1,649		988
Sales value of backlog	$369,949		$240,346		$122,627		$110,968		$119,758		$492,879		$263,311

(1)	Because we are structured as a limited liability company, income tax obligations are paid by our members and are not borne by us. Therefore, our net income is higher than it would be if we were structured as a subchapter C corporation. However, historically we have made distributions to our members in amounts necessary for them to pay income taxes attributable to them.

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is calculated by adding previously capitalized interest amortized to costs of sales, franchise taxes, depreciation and amortization to net income. EBITDA is not a financial measure under generally accepted accounting principles in the United States, or GAAP. EBITDA should not be considered an alternative to net income determined in accordance with GAAP as an indicator of operating performance, nor an alternative to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Because some analysts and companies may not calculate EBITDA in the same manner as us, the EBITDA information in this prospectus may not be comparable to similar presentations by others.

EBITDA is a measure commonly used in the homebuilding industry and is presented as a useful adjunct to net income and other measurements under GAAP because it is a meaningful measure of a company’s performance, as interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in structure, accounting policies, tax strategies, levels of indebtedness, capital purchasing practices and interest rates. EBITDA also assists management in evaluating operating performance, and we believe that it is a useful measure for investors to compare us with our competitors.

EBITDA does have certain limitations as a tool for measuring Company performance from period to period, because that performance is affected by the use of cash to pay interest and taxes. These amounts, as well as depreciation and amortization, can fluctuate significantly over time due to our debt levels, income levels and other performance issues, which is not apparent if EBITDA is used as an evaluation tool. To compensate for these limitations, our management uses both EBITDA and net income, the most directly comparable GAAP measure, to evaluate our performance.

The following is a reconciliation of EBITDA to net income, the most directly comparable GAAP measure:

						Six Months Ended

	Fiscal Years Ended May 31,					November 30,	November 30,

	2005	2004	2003	2002	2001	2005	2004

						(Unaudited)
	(Dollars in thousands)
Net income	$59,454	$42,427	$16,497	$14,193	$13,605	$30,862	$29,917
Franchise taxes	439	361	389	406	551	170	148
Depreciation and amortization	3,870	3,915	3,574	4,662	5,160	2,442	1,821
Interest expense in cost of sales	4,790	5,822	7,460	8,721	12,355	2,446	2,745

EBITDA	$68,553	$52,525	$27,920	$27,982	$31,671	$35,920	$34,631

(3)	EBITDA margin is calculated by dividing EBITDA by total revenues.

(4)	Interest incurred for any period is the aggregate amount of interest which is capitalized during such period.

(5)	Computed by dividing earnings by fixed charges. Earnings consist of (i) income from operations before taxes, (ii) amortization of previously capitalized interest and (iii) fixed charges, exclusive of capitalized interest cost. Fixed charges consist of (i) interest incurred, (ii) amortization of deferred loan costs and (iii) an estimate of the interest within rental expense.

(6)	A home is included in “homes closed” when title is transferred to the buyer. Revenues and cost of sales for a home are recognized at the date of closing.

Management’s discussion and analysis of financial condition and results of operations
OVERVIEW
      We are one of the largest private homebuilders in the United States based on number of home closings and revenues. We design, build and market high-quality single-family detached homes, townhomes and stacked-flat condominiums under the Ashton Woods Homes brand name. We currently operate in Atlanta, Dallas, Houston, Orlando and Phoenix and are establishing homebuilding operations in Tampa and Denver. These cities represent seven of the 20 largest new residential housing markets in the United States according to the U.S. Census Bureau. We have been in operation for over 15 years and serve a broad customer base including first-time buyers and first- and second-time move-up buyers. We focus on achieving the highest standards in design, quality and customer satisfaction. We have received numerous awards, including the 2005 and 2004 J.D. Power Award for Highest in Customer Satisfaction with New Homebuilders in Atlanta, and are ranked in the top 10% of all homebuilders nationally in customer satisfaction in 2005 and 2004 by a nationally recognized survey company not affiliated with us.
      Our revenues are primarily generated from designing, building and marketing single-family detached homes, townhomes, and stacked-flat condominiums in the five states and seven markets we currently serve. We also acquire and develop land for use in our homebuilding operations and for sale to others. From time to time, we elect to sell parcels of land or finished lots that do not fit with our home development program. These land sales are incidental to our business of selling and building homes and have fluctuated significantly in the past. We anticipate continuing to sell parcels of land and finished lots in the future when circumstances warrant; however, we do not anticipate future sales of land being as significant a part of our revenues as they have been in the past. We expect that the significance of land sales revenue will fluctuate from quarter to quarter.
      We also conduct mortgage origination and title services for the benefit of our homebuilding operation. These ancillary services are carried out through separate jointly-owned entities, which are operated by our partners in these entities. The earnings from these jointly-owned entities are recorded using the equity method of accounting, and the earnings are a component of the line item “Earnings in unconsolidated entities” on our income statement. We have a 49.9% interest in an entity that offers mortgage financing to all of its buyers and in the past has offered refinancing services to others. The mortgage operation’s revenues consist primarily of origination and premium fee income, interest income and the gain on sale of the mortgages. We also offer title services to our homebuyers in Dallas and Houston through 49.0% ownership interests in two title companies. The companies are managed by, and all underwriting risks associated with the title are transferred to, the majority owners.
      Key financial and operating highlights for the six months ended November 30, 2005 are as follows:

•	Strong demand for homes in the our markets, due to our strong land positions and competitive product offerings, continued into the second fiscal quarter ended November 30, 2005. Net new home orders for the three and six months ended November 30, 2005 reached record levels of 586 and 1,239, respectively, representing increases of 44.0% and 39.5% as compared to the same periods a year ago. Homes closed during the second quarter and first six months of fiscal year 2006 increased 18.1% and 2.9%, respectively.

•	Due to the record level of net new home orders during the three and six months ended November 30, 2005, backlog at November 30, 2005 reached the highest level in our history at 1,649 homes with a sales value of $492.9 million, representing a 66.9% increase in the number of homes in backlog and an 87.2% increase in the sales value of backlog as compared to November 30, 2004. We expect, assuming no significant change in market conditions or mortgage interest rates, approximately 80.0%-85.0% of the number of units in our backlog will close under existing sales contracts during the remaining months of fiscal year 2006. Backlog represents the number and value of new sales orders net of any cancellations that may have occurred during the reporting period. Historically, we have experienced a cancellation rate between 15%-20% of the gross new orders recorded in any reporting period.

•	Net income for the three and six months ended November 30, 2005 increased to $24.8 million and $30.9 million, respectively, or 217.9% and 3.3%, compared to the same periods in the prior fiscal year.

•	During the second fiscal quarter, we completed the issuance of $125.0 million 9.5% Senior Subordinated Notes due in 2015 in a private placement, pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. The net proceeds were used to repay amounts outstanding under our senior unsecured credit facility and to repay certain related party debt.

      Key financial and operating highlights for the fiscal year ended May 31, 2005 were as follows:

•	Net income for the fiscal year ended May 31, 2005 increased 40.1% to $59.5 million compared to $42.4 million in the prior fiscal year.

•	Continued strong demand for homes in our markets in fiscal year 2005 led to a record level of net new home orders of 2,230 homes, which enabled us to close a record 1,894 homes in fiscal year 2005. Backlog at May 31, 2005 also finished at a record level of 1,334 homes with a sales value of $369.9 million, representing a 33.7% increase of homes in backlog and a 53.9% increase in the sales value of backlog as compared to fiscal year 2004.

•	We continued our geographic expansion with the start-up of homebuilding operations in two new markets, Tampa, Florida and Denver, Colorado. We expect to begin home closings in both markets during the second half of fiscal year 2006.

•	We entered into a new four-year $225.0 million senior unsecured credit facility (subject to borrowing base availability) with the ability to expand to $300.0 million with lender approval.
      As a result of a series of hurricanes, we experienced significant delays in land development and home construction in the first half of fiscal year 2005. Several communities in both Atlanta and Orlando have been delayed several months causing expected net new home orders and homes closed to be deferred into fiscal year 2006. In addition, we have experienced delays in all our existing markets in securing necessary government approvals for the commencement of land development and home construction. The primary cause of the delays in obtaining approvals has been the backlog of applications filed by us and other builders with the local governments in a number of our markets. These delays have also resulted in the deferral of expected sales and closings into fiscal year 2006.
      Key financial and operating highlights for our fiscal years ended May 31, 2004 and 2003 were as follows:

•	Net income increased 157.2% and 16.2% in fiscal years 2004 and 2003, respectively, due to the improvements in operating margins and the sale of land and lots.

•	Strong demand for homes in our markets in fiscal year 2004, particularly during the first half of the year, led to the highest level of annual net new home orders in our history at that time, totaling 2,135 homes. These strong orders enabled us to end the fiscal year with a then record backlog of 998 homes valued at $240.3 million, as compared to our backlog at May 31, 2003 of 560 homes valued at $122.6 million, representing a year-over-year unit increase of 78.2% and a value increase of 96.0%.
      As noted with respect to each of the fiscal periods discussed above, our backlog has continued to increase due to strong demand. Our significant backlog provides us with visibility towards future homes sales revenues, gross margins and earnings and enables us to better plan for community development and supply purchases. However, gross margins and earnings could be affected by changes in the costs of raw materials used in construction of our homes. For example, increases in the costs of raw materials for homes in backlog would decrease the expected earnings on these homes upon closing.

RESULTS OF OPERATIONS
      The environment for first-time and move-up homebuyers remained generally stable and favorable during fiscal year 2005 and the first six months of fiscal year 2006. However, interest rates have increased during the past several months and mortgage lending standards have tightened as well, producing less favorable conditions for homebuyers. However, we believe that there is continued strength in consumer confidence, population growth and the local drivers of housing demand such as job growth, unemployment rates and income growth. Additionally, we believe that the supply of new homes is constrained due to the availability of land and lots suitable for residential construction in many markets, which has contributed to home price appreciation. In addition, because the homebuilding industry in the United States is highly fragmented, we have been able to capitalize on the benefits of our size, such as our capital strength and access to lower material, labor and capital costs, to generate continued profitable growth in our homebuilding operations on an annual basis.
      The following tables set forth the key operating and financial data for our operations as of and for the fiscal years ended May 31, 2003, 2004 and 2005 and as of and for the three-month and six-month periods ended November 30, 2004 and November 30, 2005.

				Three Months Ended		Six Months Ended
	Fiscal Years Ended May 31,			November 30,		November 30,

	2005	2004	2003	2005	2004	2005	2004

	(Dollars in thousands)
Statement of Earnings Data:
Revenues
Home sales	$461,322	$377,265	$287,178	$134,551	$103,711	$241,005	$209,987
Land sales	37,005	34,561	19,705	23,609	3,081	23,678	26,920
Other	1,279	974	703	169	217	514	664

	499,606	412,800	307,586	158,329	107,009	265,197	237,571

Cost of sales
Home sales	364,469	299,940	237,427	105,826	83,516	190,253	167,385
Land sales	17,183	23,249	15,920	9,665	2,698	9,851	12,897

	381,652	323,189	253,347	115,491	86,214	200,104	180,282

Gross profit
Home sales	96,853	77,325	49,751	28,725	20,195	50,752	42,602
Land sales	19,822	11,312	3,785	13,944	383	13,827	14,023
Other	1,279	974	703	169	217	514	664

	117,954	89,611	54,239	42,838	20,795	65,093	57,289

Expenses
Sales and marketing	26,503	23,809	18,730	7,445	6,331	14,683	13,273
General and administrative	28,861	20,246	16,560	9,826	5,935	18,124	12,281
Franchise taxes	439	361	389	80	60	170	148
Depreciation and amortization	3,870	3,915	3,574	1,335	924	2,442	1,821

	59,673	48,331	39,253	18,686	13,250	35,419	27,523
Earnings in unconsolidated entities	1,571	1,259	1,523	633	210	1,188	549
Minority interest in earnings	(398)	(112)	(12)	—	—	—	(398)

Net income	$59,454	$42,427	$16,497	$24,785	$7,755	$30,862	$29,917

				Three Months Ended		Six Months Ended
	Fiscal Years Ended May 31,			November 30,		November 30,

	2005	2004	2003	2005	2004	2005	2004

	(Dollars in thousands)
Other Data:
Homes closed	1,894	1,697	1,241	510	432	924	898
Average sales price per home closed	$244	$222	$231	$264	$240	$261	$234
Home gross margin(1)	21.0%	20.5%	17.3%	21.4%	19.5%	21.1%	20.3%
Ratio of SG&A expenses to revenues	11.1%	10.7%	11.5%	10.9%	11.5%	12.4%	10.8%
Ratio of net income to revenues	11.9%	10.3%	5.4%	15.7%	7.2%	11.6%	12.6%
Backlog (units) at end of period	1,334	998	560	—	—	1,649	988
Sales value of backlog at end of period	$369,949	$240,346	$122,627	$—	$—	$492,879	$263,311
Active communities at end of period	46	44	43	—	—	52	45

(1)	Home gross margins is defined as home sales revenues less cost of home sales, which includes land, house construction costs, indirect costs of construction, capitalized interest, a reserve for warranty expense and closing costs, as a percent of home sales revenue.

				Three Months Ended		Six Months Ended
	Fiscal Years Ended May 31,			November 30,		November 30,

	2005	2004	2003	2005	2004	2005	2004

Net new home orders (units):
Atlanta	503	615	283	124	92	282	185
Dallas	519	478	453	172	120	359	252
Houston	409	364	375	98	79	195	159
Orlando	450	246	123	106	57	194	116
Phoenix	349	432	97	78	59	201	176
Tampa	—	—	—	8	—	8	—

Company total	2,230	2,135	1,331	586	407	1,239	888

Homes closed (units):
Atlanta	461	492	297	128	125	215	252
Dallas	494	437	446	117	116	231	238
Houston	342	372	410	109	78	220	173
Orlando	190	209	67	98	27	144	67
Phoenix	407	187	21	58	86	114	168

Company total	1,894	1,697	1,241	510	432	924	898

Average sales price per home closed (dollars in thousands):
Atlanta	$272	$271	$318	$258	$273	$271	$273
Dallas	199	189	188	216	198	219	195
Houston	211	213	215	220	210	225	205

				Three Months Ended		Six Months Ended
	Fiscal Years Ended May 31,			November 30,		November 30,

	2005	2004	2003	2005	2004	2005	2004

Orlando	242	196	249	275	231	269	222
Phoenix	294	220	207	439	279	386	264
Company average	$244	$222	$231	$264	$240	$261	$234
      The following table sets forth key operating data for our operations as of the fiscal years ended May 31, 2003, 2004 and 2005 and as of the six-month periods ended November 30, 2004 and November 30, 2005.

	May 31,			November 30,

	2005	2004	2003	2005	2004

Backlog (units) at end of period:
Atlanta	260	218	95	327	151
Dallas	231	206	165	359	220
Houston	208	141	149	183	127
Orlando	372	112	75	422	161
Phoenix	263	321	76	350	329
Tampa	—	—	—	8	—

Company total	1,334	998	560	1,649	988

Sales value of backlog at end of period (dollars in thousands):
Atlanta	$57,843	$59,400	$28,945	$76,672	$40,940
Dallas	50,955	40,990	30,207	76,842	46,493
Houston	47,632	30,006	32,610	40,425	29,524
Orlando	97,274	24,834	14,548	122,969	40,873
Phoenix	116,245	85,116	16,317	172,157	105,481
Tampa	—	—	—	3,814	—

Company total	$369,949	$240,346	$122,627	$492,879	$263,311

Active communities at end of period:
Atlanta	8	9	11	10	7
Dallas	14	12	12	15	15
Houston	12	14	15	12	11
Orlando	5	3	3	5	5
Phoenix	7	6	2	9	7
Tampa	—	—	—	1	—

Company total	46	44	43	52	45

Three and Six Months Ended November 30, 2005 Compared to Three and Six Months Ended November 30, 2004
      Revenues. Revenues increased by $51.3 million or 48.0% for the three months ended November 30, 2005, compared to the same period in the prior fiscal year as we experienced an increase in home sales revenue from $103.7 million to $134.6 million and an increase in land sales revenue from $3.1 million to $23.6 million. We closed 510 homes in the three months ended November 30, 2005, compared to 432 home closings in the same period in 2004, an increase of 18.1%. Home closings increased in all markets as compared to the same period in 2004 with the exception of Phoenix, which declined by 28 home closings or 32.6% due to delays created by shortages of subcontractors in the market. The average sales price of homes closed increased by 10% to $264,000 as compared to $240,000 for the prior year period. Since land sales are incidental to our business of building and selling homes, we generally sell only parcels of land and finished lots that do not fit with our home development program. The increase in land sales revenue was a result of our having identified additional parcels of land and finished lots that did not fit with our home development program during the three months ended November 30, 2005 as compared to the same period during the prior fiscal year.
      Revenues increased by $27.6 million or 11.6% for the six months ended November 30, 2005, as compared to the same period in the prior fiscal year. We closed 924 homes in the six months ended November 30, 2005, compared to 898 home closings in the same period in 2004, an increase of 2.9%. Home closings declined in Atlanta, Dallas and Phoenix compared to the same period in 2004 due in part to land development delays experienced in Atlanta which, in turn, delayed the start of construction and home closings into the third quarter of fiscal year 2006, and shortages of subcontractors in Phoenix causing delays in the completion of home construction into the third and fourth quarters of fiscal year 2006. The average sales price of homes closed increased by 11.5% to $261,000 as compared to $234,000 for the prior year period. This increase was offset by a decline in land sales revenue in the six months ended November 30, 2005 of $3.2 million. The decrease in land sales revenue was a result of our having identified fewer parcels of land and finished lots that did not fit with our home development program during the six months ended November 30, 2005 as compared to the same period during the prior fiscal year.
      Gross Margins. Home gross margins were 21.4% for the three months ended November 30, 2005, compared with 19.5% in the same period a year ago. The increase in home gross margins was due to closing a higher percentage of homes in Orlando, offset somewhat by closing a lower percentage of homes in Phoenix. We have experienced more pricing strength in our Orlando and Phoenix markets than several of our other markets due to the continued strength of the housing markets in these locations. Home gross margins were 21.1% for the six months ended November 30, 2005, compared with 20.3% in the same period a year ago.
      Sales and Marketing Expenses. Sales and marketing expenses, which include sales commissions, advertising, amortization of sales office expenditures and model furnishings, model expenses and other costs, totaled $7.4 million during the three-month period ended November 30, 2005, compared to $6.3 million in the three month period ended November 30, 2004. The increase of 17.5%, or $1.1 million, was primarily due to continued growth in our existing markets and to a lesser extent to start-up expenses incurred in Tampa.
      Sales and marketing expenses totaled $14.7 million during the six months ended November 30, 2005, compared to $13.3 million in the six months ended November 30, 2004. The increase of 10.5%, or $1.4 million, was primarily due to the continued growth in our existing markets and to a lesser extent to start-up expenses incurred in Tampa.
      General and Administrative Expenses. General and administrative expenses totaled $9.8 million in the three months ended November 30, 2005, compared with $5.9 million in three months ended November 30, 2004. The increase of $3.9 million represents a 66.1% growth in these costs. General and administrative expenses totaled $18.1 million in the six months ended November 30, 2005, compared with $12.3 million in the six months ended November 30, 2004. The increase of $5.8 million represents a 47.2% growth in these costs. These costs were driven primarily by the investment in start-up divisional operations in Tampa and Denver, continued operational growth in Orlando and Phoenix and the commensurate increases in corporate staff to support these operations.
      Net Income. As compared to the three month period ended November 30, 2004, net income in the three months ended November 30, 2005, increased 217.9% or $17.0 million. The increase resulted primarily from the increase in land sale income in Atlanta, Denver and Orlando, the increase in home closings and an increase in average sales price per home of 10% from approximately $240,000 per home sale in the prior period to $264,000 in the current period. Total sales and marketing expenses increased

$1.1 million due primarily to continued growth in our existing markets and to a lesser extent to start-up expenses in Tampa. General and administrative expenses increased $3.9 million during the period as our new divisions, Denver and Tampa, experienced growth in their operations, and, to a lesser extent, as a result of continued operational growth in Orlando and Phoenix and an increase in corporate staffing. Total sales and marketing and general and administrative expenses, as a percentage of total revenues decreased to 10.9% from 11.5%. Earnings from unconsolidated entities, which represent earnings primarily from our mortgage and title joint ventures in which we have a 49% ownership interest, increased $0.4 million as a result of increased home closing volume, as compared to the prior period.
      As compared to the six months ended November 30, 2004, net income in the six months ended November 30, 2005, increased 3.3% or $0.9 million. The increase resulted primarily from the increase in home closings and an increase in average sales price per home of 11.5% from approximately $234,000 per home sale in the prior period to $261,000 in the current period. Total sales and marketing expenses increased $1.4 million due primarily to start-up expenses in Denver and Tampa. General and administrative expenses increased $5.8 million during the period as our new divisions, Denver and Tampa, experienced growth in their operations, and, to a lesser extent, as a result of continued operational growth in Orlando and Phoenix and an increase in corporate staffing. Total sales and marketing and general and administrative expenses, as a percentage of total revenues increased to 12.4% from 10.8%. Earnings from unconsolidated entities, which represent earnings primarily from our mortgage and title joint ventures in which we have a 49% ownership interest, increased $0.7 million.
      Net New Home Orders and Backlog. Net new home orders increased by 44.0% during the three months ended November 30, 2005, compared to the same period in the prior year. Net new home orders increased in every market served by us due to the growth in the number of our active communities and continued product and geographic expansion.
      Net new home orders in the Atlanta operation for the three months ended November 30, 2005 increased 34.8% reflecting the increase in active communities from seven to 10, the successful opening of an additional stacked flat condominium community and our continued product expansion with the opening of our first active adult community. Net new home orders in Dallas increased 43.3% during the second quarter of fiscal year 2006, reflecting the successful expansion of our product mix in Dallas with the successful opening of three townhome projects during the six months ended November 30, 2005. Net new home orders for the three months ended November 30, 2005 in Houston increased 24.1% due to the increase in the number of our active communities in the Houston market from 11 at November 30, 2004 to 12 at November 30, 2005. Net new home orders in Orlando continued to be strong during the second quarter of fiscal year 2006, increasing 86.0%, due to the favorable market conditions. Net new home orders in Phoenix increased 32.2% in the three months ended November 30, 2005, compared to the three months ended November 30, 2004, due primarily to an increase in the number of our active communities. Additionally, we had eight net new home orders in our Tampa operation during the three months ended November 30, 2005, our first orders in this new operation.
      For the six months ended November 30, 2005, net new home orders increased 39.5% reflecting the strong demand for new homes in our markets, an increase in the number of active communities and the opening for sale in our Tampa operation.
      Backlog as of November 30, 2005 reached the highest level in our history, at 1,649 orders, an increase of 66.9% as compared to November 30, 2004 and an increase of 23.6% as compared to May 31, 2005. Our backlog of 1,649 orders represents approximately $492.9 million in sales value and an increase in the sales value backlog of $229.6 million or 87.2% at the end of the current period as compared to November 30, 2004, and an increase of approximately $122.9 million or 33.2% compared to May 31, 2005. We expect, assuming no significant change in market conditions or mortgage interest rates, approximately 80.0%-85.0% of the number of units in our backlog will close under existing sales contracts during the remaining months of fiscal year 2006. Backlog represents the number and value of new sales orders net of any cancellations that may have occurred during the reporting period. Historically, we have experienced a cancellation rate between 15%-20% of the gross new orders recorded in any reporting period.

Fiscal year 2005 compared to fiscal year 2004
      Revenues. Revenues increased 21.0% or $86.8 million for fiscal year 2005 as compared to fiscal year 2004. We experienced an 11.6% increase in homes closed to 1,894 from 1,697 and an increase in our average sales price per home closed of 9.9% to $244,000 as compared to $222,000 in fiscal year 2004. We increased our revenues from land sales to $37.0 million for fiscal year 2005 as compared to $34.6 million in the prior year, primarily as a result of land sales in Orlando and Denver.
      Homes closed increased significantly in Dallas and Phoenix in fiscal year 2005 as compared to the prior year as a result of increased active communities in both cities. In addition, the Phoenix division’s backlog at the end of fiscal year 2004 was significant which assisted with its closings growth during the year.
      Gross Margins. Home gross margins were 21.0% for fiscal year 2005 compared to 20.5% in the prior year. The increase in our home gross margins was due to the increased pricing power we experienced as a result of the continued strong demand for our homes in Dallas, Orlando and Phoenix. Our diversification into townhomes in Atlanta and Orlando also favorably impacted our margins. Land gross margins improved to 53.6% for fiscal year 2005 compared to 32.7% in the prior year primarily due to higher prices of undeveloped land in Orlando.
      Sales and Marketing Expenses. Sales and marketing expenses, which include sales commissions, advertising, model expenses and other costs, totaled $26.5 million for fiscal year 2005 or 5.3% of revenues, compared to $23.8 million in fiscal year 2004 or 5.8% of revenues. The increase of $2.7 million or 11.3%, was primarily due to the larger volume of homes available for sale and closed during the current fiscal year. The increase reflects the 11.6% increase in homes closed, the related increase in sales commissions, and the increase in marketing costs experienced by the Orlando and Phoenix divisions as their operations continue to grow and establish brand recognition in their respective markets.
      General and Administrative Expenses. General and administrative expenses totaled $28.9 million in fiscal year 2005 or 5.8% of revenues, compared to $20.2 million in the prior year or 4.9% of revenues. The increase of $8.7 million resulted from continued significant growth in Orlando and Phoenix, the investment in the start-up divisional operations in Tampa and Denver, the commensurate increases in our corporate staff to support these operations and, to a lesser extent, increased compensation costs attributable to the increase in net earnings as all bonuses earned by corporate and division management are partially based on our profitability.
      Net Income. Net income increased $17.0 million or 40.1% in the year ended May 31, 2005 as compared to the year ended May 31, 2004. The increase resulted primarily from the increase in homes closed, an increase in average sales price per home closed of 9.9% and an increase in land sales in Orlando and Denver over the prior year. Total sales and marketing expenses increased $2.7 million due primarily to the increase in homes closed and the related commissions attributable to those homes. General and administrative expenses also increased $8.7 million during the fiscal year due to significant growth in our Orlando and Phoenix operations, the establishment of two new operations in Denver and Tampa, respectively, and, to a lesser extent, to an increase in our corporate staffing. As a result, total sales and marketing and general and administrative expenses increased as a percentage of total revenues by 0.4%.
      Net New Home Orders and Backlog. Net new home orders increased 4.4% or 95 orders, during the year ended May 31, 2005 as compared to the prior fiscal year. The increase was the result of an increase in our active communities and the number of homes available for sale primarily in Houston, Orlando and Dallas offset by a decline in net new home orders in Atlanta and Phoenix.
      Net new home orders in Atlanta declined in fiscal year 2005 to 503 as compared to 615 in the prior fiscal year, representing a decrease of 112 orders, or 18.2%. The decrease reflects the decline in active communities from nine to eight as we experienced significant delays in land development due to weather and governmental permitting issues.

      Net new home orders in Orlando increased to 450 in the fiscal year ended May 31, 2005 compared to 246 in the fiscal year ended May 31, 2004. This increase of 204 orders, or 82.9%, reflects the increase in active communities in the Orlando market from three at May 31, 2004 to five at May 31, 2005 despite the delayed opening of several new communities due to significant weather related delays as a result of the severe hurricane season during the fall of 2004.
      Net new home orders in Phoenix declined to 349 in the fiscal year ended May 31, 2005 as compared to 432 net new home orders in the prior year representing 83 units, or 19.2%. This reduction was primarily due to limits that we placed on the number of new home orders that we accepted during the fiscal year due to our significant backlog and our desire to focus our production capacity on completing the homes in our backlog. In addition, land development in several new communities was delayed due in part to the severe wet weather experienced in the winter and to the strong demand for subcontractors.
      Backlog as of May 31, 2005 was 1,334, homes representing a sales value of $369.9 million and an increase in the sales value of backlog of $129.6 million or 53.9% at the end of the fiscal year as compared to the sales value of backlog of $240.3 million at the end of fiscal year 2004. We expect, assuming no significant change in market conditions or mortgage interest rates, that approximately 80.0%-85.0% of the number of units in our backlog will close under existing sales contracts during the first nine months of fiscal year 2006 which is consistent with our historical experience. Backlog represents the number and value of new sales orders net of any cancellations that may have occurred during the reporting period. Historically, we have experienced a cancellation rate between 15%-20% of the gross new orders recorded in any reporting period.

Fiscal year 2004 compared to fiscal year 2003
      Revenues. Fiscal year 2004 revenues increased by $105.2 million or 34.2% as compared to fiscal year 2003. This increase was attributable to a 36.7% growth in homes closed to 1,697 from 1,241 in fiscal year 2003. Land sales increased $14.9 million, or 75.6%, from $19.7 million to $34.6 million primarily as a result of an increase in land activity in Denver and Orlando. These increases were partially offset by a decline in our average sales price per home closed to $222,000, which represents a $9,000 or 3.9% decrease.
      Our homes closed were significantly higher in fiscal year 2004 compared to 2003. The growth in homes closed was attributable to the sales achieved in our Atlanta townhome communities. These townhomes sold well ahead of expectations. Orlando and Phoenix also produced 308 additional homes closed during fiscal year 2004, which represents a significant increase over fiscal year 2003. We closed fewer homes in fiscal year 2004 in Dallas and Houston due in part to the difficult economy in Texas and the existence of fewer active communities during fiscal year 2004 as compared to the prior year.
      The average sales price of our homes closed declined by $9,000 or 3.9% to $222,000 in fiscal year 2004 compared to $231,000 in fiscal year 2003. We experienced the most significant decline in average sales price of $53,000 in Orlando as we opened our second active community with a lower-end townhome product that produced significant results during the fiscal year. The Atlanta operation experienced the second largest decline of $47,000 per home closed. The Atlanta operation has purposely diversified its product mix to include a lower priced townhome product to appeal to a wider segment of the public.
      Gross Margins. Home gross margins were 20.5% for the fiscal year ended May 31, 2004, compared to 17.3% in fiscal year 2003. The increase in our home gross margins was due primarily to strong demand for our homes and increases in selling prices in select communities in Dallas, Orlando and Phoenix. Home gross margins were also positively impacted by leveraging our national purchasing power to minimize the impact of material cost increases. Land gross margins were 32.7% for the fiscal year ended May 31, 2004 compared to 19.2% in the prior year due to higher prices for undeveloped land in Orlando and Denver.
      Sales and Marketing Expenses. Sales and marketing expenses totaled $23.8 million during fiscal year 2004, compared to $18.7 million in fiscal year 2003. The increase of $5.1 million or 27.3% was primarily due to an increase in homes closed and the related increase in sales commissions. Another factor was the increase in marketing costs experienced by the new Orlando and Phoenix divisions as their operations continue to grow. Sales and marketing expenses declined as a percentage of total revenues to 5.8% in fiscal year 2004 as compared to 6.1% in fiscal year 2003.
      General and Administrative Expenses. General and administrative expenses totaled $20.2 million in fiscal year 2004, compared to $16.6 million in fiscal year 2003 which represents a $3.6 million or 21.7% increase. The increase in fiscal year 2004 is primarily due to the increased administrative costs of growing the two newest divisions in Orlando and Phoenix, the commensurate increases in our corporate staff to support these operations, and, to a lesser extent, increased compensation costs attributable to the increase in net earnings as all bonuses earned by corporate and division management are partially based on our profitability. General and administrative expenses declined as a percentage of total revenue for fiscal year 2004 to 4.9% as compared to 5.4% for fiscal year 2003.
      Net Income. Net income increased 157.2% or $25.9 million during fiscal year 2004 as compared to fiscal year 2003. The increase resulted primarily from the growth in home sales revenue and a 3.2% improvement in home gross margins. In addition, land sales, primarily in Denver and Orlando, contributed significantly to our profitability. However, total sales and marketing expenses increased $5.1 million or 27.3% due primarily to the increased homes closed and the related commissions and closing costs attributable to those homes. General and administrative expenses also increased $3.6 million or 21.7% during the year as our new divisions, Orlando and Phoenix, experienced significant growth in their operations, and, to a lesser extent, an increase in our corporate staffing.
      Net New Home Orders and Backlog. Net new home orders improved significantly during fiscal year 2004 as compared to fiscal year 2003 for a number of reasons despite the fact that we only had one additional active community during fiscal year 2004. The Atlanta, Orlando, and Phoenix divisions experienced strong sales due to the strong housing market in each city and an increase in net new home orders per active community as compared to fiscal year 2003.
      Net new home orders in Atlanta increased significantly in fiscal year 2004 to 615 from 283 in fiscal year 2003, which represents an increase of 332 orders or 117.3%, despite a reduction in active communities to nine in fiscal year 2004 from 11 in fiscal year 2003. Sales increased in many of the operation’s communities; however, the sales increase was the most significant in its townhome communities due to their design and location.
      Net new home orders in Orlando also increased significantly to 246 in fiscal year 2004 compared to 123 in fiscal year 2003, which represents an increase of 123 orders or 100.0%. We experienced a full year of orders in our third active community — a townhome community introduced toward the end of fiscal year 2003 that experienced very strong net new home orders during fiscal year 2004.
      The Phoenix division experienced an increase in demand for its homes as it continued to increase its active community count by four to six active communities by the end of fiscal year 2004. The division began to raise prices toward the end of fiscal year 2004 in an effort to slow the exceptional demand for its homes to ensure the home production process could keep pace with the new home order volume.
      As a result of the significant increase in net new home orders, backlog as of May 31, 2004 reached 998 homes representing a value of $240.3 million. This also represented an increase in the sales value of backlog of $117.7 million or 96.0% at the end of fiscal year 2004 as compared to the prior year.
LIQUIDITY AND CAPITAL RESOURCES
      Our principal uses of cash are land purchases, lot development and home construction. We fund our operations with cash flows from operating activities and/or borrowings under our senior unsecured credit facility. As we utilize our capital resources and liquidity to fund the growth of our operations, we focus on maintaining conservative balance sheet leverage ratios. We believe that we will be able to continue to fund our operations and our future cash needs (including debt maturities) through a combination of cash flows from operating activities and our existing senior unsecured credit facility.

      As of November 30, 2005, our ratio of total debt to total capitalization was 52.5%, compared to 46.0% as of May 31, 2005. Total debt to capitalization increased as a result of growth in homebuilding activities resulting in the incurrence of debt to fund the growth during the six months ended November 30, 2005. As of May 31, 2004, our ratio of total debt to total capitalization was 46.3%. Total debt to total capitalization consists of notes payable divided by total capitalization (notes payable plus members’ equity).
      During the six months ended November 30, 2005, we used approximately $46.4 million in cash from operating activities as a result of a $91.8 million increase in spending on inventory supply for future growth, which was partially offset by net income and decreases in accounts receivable and increases in customer deposits and accounts payable.
      During the six months ended November 30, 2004, we generated approximately $20.9 million in cash from operating activities, which was due primarily to net income of $29.9 million which was partially offset by a $20.0 million investment in inventory supply for future growth.
      During the fiscal year ended May 31, 2005, cash generated from operating activities was $31.1 million. We increased our investment in inventory supply for future growth by $50.3 million during the fiscal year ended May 31, 2005, which was more than offset by net income and increases in accounts payable and customer deposits.
      Investing Cash Flow. Cash used in investing activities totaled $5.5 million for the six months ended November 30, 2005 as compared to $4.2 million for the six months ended November 30, 2004. In both periods cash used in investing activities was primarily spent on investments in unconsolidated joint ventures in order to support our land acquisition strategy and on property and equipment to support our home sales efforts with model and sales office furnishings.
      For the fiscal year ended May 31, 2005, cash used in investing activities totaled $17.0 million. We increased our investment in unconsolidated entities by $10.4 million in order to support our land acquisition strategy. In addition, investments in real estate not owned increased by $0.4 million and additions to property and equipment increased by $6.2 million in order to support our home sales efforts with model and sales office furnishings.
      Financing Cash Flow. Net cash provided by financing activities totaled $51.8 million in the six months ended November 30, 2005. In September 2005, we issued $125 million aggregate principal amount of 9.5% Senior Subordinated Notes due 2015 in a private placement pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. Interest on the 9.5% Senior Subordinated Notes due 2015 is payable semiannually. The net proceeds of $121.3 million were used to repay amounts outstanding under our senior unsecured credit facility and to repay certain related party debt. Additionally, we incurred borrowings under our senior unsecured credit facility of $83.0 million and made a distribution of $5.3 million to our members for their payment of federal and state income taxes and as general distributions of income.
      During the six months ended November 30, 2004, cash used by financing activities totaled $13.8 million, which included an increase in debt outstanding under our senior unsecured credit facility of $49.8 million, repayments of amounts outstanding under our senior unsecured credit facility of $39.3 million, a reduction in related party debt of $1.4 million and distributions of $22.9 million to our members for their payment of federal and state income taxes and as general distributions of income.
      During fiscal year 2005, cash used in financing activities totaled $14.6 million, which included an increase in our debt outstanding under our senior unsecured credit facility of $12.2 million and an increase in related party notes of $10.3 million. Funds from our senior unsecured credit facility and the related party note were used to finance an increase in our inventory. These increases were offset by reductions in secured notes of $1.5 million and distributions totaling $33.7 million to our members for the payment of federal and state income taxes and as general distributions of our income.

      Senior Unsecured Credit Facility. In January 2005, we entered into a senior unsecured credit facility. The senior unsecured credit facility provides for up to $225.0 million of unsecured borrowings, subject to a borrowing base, and includes an accordion feature by which we may request, subject to certain conditions, an increase of the senior unsecured credit facility up to a maximum of $300.0 million. The senior unsecured credit facility provides for the issuance of up to $25.0 million in letters of credit. The maturity date of the senior unsecured credit facility is January 19, 2009. However, once during each fiscal year (i.e., June 1-May 31) we may request that the lenders extend the maturity date by an additional year. Our obligations under the senior unsecured credit facility are guaranteed by certain of our subsidiaries and all the holders of our membership interests. The senior unsecured credit facility contains a number of customary financial and operating covenants, including covenants requiring us to maintain a minimum consolidated tangible net worth; requiring us to maintain a ratio of consolidated/total liabilities to adjusted net worth not in excess of 2.25x; requiring us to maintain an interest coverage ratio of at least 2.5x; limiting the principal amount of our secured debt to $25 million at any given time; limiting the net book value of our unimproved entitled land, lots under development and finished lots to 150.0% of our adjusted tangible net worth; limiting the aggregate distributions by us and our subsidiaries in any fiscal year; restricting our ability to incur additional indebtedness; and restricting our ability to engage in mergers and consolidations and our ability to sell all or substantially all of our assets. As of November 30, 2005, we were in compliance with the covenants under the senior unsecured credit facility. On December 16, 2005, we entered into an amended and restated senior unsecured credit facility which contains certain terms that are less restrictive than the terms described above. For a description of the amended and restated unsecured credit facility, see the discussion under “Description of other indebtedness.”
      Because we have been in compliance with the covenants in our senior unsecured credit facility, these covenants have not had a material impact on our operations, financial condition and results of operations. However, in the future our ability to secure financing for our operations or otherwise pursue our business plan could be limited by these covenants, and if we are unable to obtain financing for our operations or otherwise pursuing our business plan, our growth may be impaired and our revenues may decline.
      Borrowings under the senior unsecured credit facility are limited by the availability of sufficient real estate borrowing base, which is determined regularly throughout the life of the senior unsecured credit facility. At November 30, 2005, we had $46.8 million in outstanding borrowings, and $178.2 million in available borrowings under the senior unsecured credit facility.
      9.5% Senior Subordinated Notes. In September 2005, we issued $125 million aggregate principal amount of 9.5% Senior Subordinated Notes due 2015 in a private placement pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. Interest on the 9.5% Senior Subordinated Notes due 2015 is payable semiannually. The net proceeds were used to repay amounts outstanding under our senior unsecured credit facility and to repay certain related party debt.
      The indenture governing the 9.5% Senior Subordinated Notes due 2015 contains covenants that limit our ability and the ability of our subsidiaries to, among other things, incur additional indebtedness; pay dividends or make other distributions; make investments; sell assets; incur liens; enter into agreements restricting our subsidiaries’ ability to pay dividends; enter into transactions with affiliates; and consolidate, merge or sell all or substantially all of our assets. Unlike the senior unsecured credit facility, the financial covenants in the indenture governing the 9.5% Senior Subordinated Notes due 2015 primarily limit our ability to incur additional debt, make distributions or engage in other actions rather than require us to maintain certain financial ratios or levels. Consequently, the covenants in the indenture have not had a significant impact on our operations, financial condition and results of operations. However, in the future our ability to secure financing for our operations could be limited by these covenants, and if we are limited in our ability to attain financing, our operations, financial condition and results of operations could be adversely affected.

OFF-BALANCE SHEET ARRANGEMENTS AND AGGREGATE AND CONTRACTUAL COMMITMENTS
      Our primary contractual cash obligations for our operations are payments under our debt agreements, lease payments under operating leases and purchase obligations with specific performance requirements under lot option purchase agreements. These lot option purchase agreements may require us to purchase land contingent upon the land seller meeting certain obligations. We expect to fund our contractual obligations in the ordinary course of business through our operating cash flows and senior unsecured credit facility. As of November 30, 2005, our contractual obligations related to our debt agreements included the 9.5% Senior Subordinated Notes described above. As of November 30, 2005, our contractual obligations related to lease payments under operating leases and purchase obligations with specific performance requirements under lot option purchase agreements have not changed materially from those reported in the footnotes to our audited consolidated financial statements for the fiscal year ended May 31, 2005.
      Our future cash requirements for contractual obligations as of November 30, 2005 are presented below:

	Payments Due by Period

	Less Than	2-3	4-5	More Than
	1 Year	Years	Years	5 Years	Total

	(In thousands)
Senior unsecured credit facility(1)	$—	$—	$46,839	$—	$46,839
9.5% Senior Subordinated Notes due 2015	—	—	—	125,000	125,000
Interest commitments under Senior Subordinated Notes	11,875	23,750	23,750	59,375	118,750
Operating leases	752	2,529	471	—	3,752
Specific performance lot option purchase agreements	4,204	2,918	—	—	7,122

	$16,831	$29,197	$71,060	$184,370	$301,463

(1)	Excludes interest obligations under the senior unsecured credit facility as these amounts are not currently determinable.
      In the ordinary course of our business, we enter into land and lot option purchase contracts with unaffiliated entities in order to procure land or lots for the construction of homes. Certain of such land and lot option purchase contracts contain specific performance provisions which require us to purchase the land or lots subject to the contract upon satisfaction of certain conditions by us and the sellers. Under option purchase contracts without specific performance provisions, we will fund a stated deposit in consideration for the right, but not the obligation, to purchase land or lots at a future point in time with predetermined terms.
      Under option contracts without specific performance provisions, our liability is generally limited to the forfeiture of deposits, any letters of credit posted and any other nonrefundable amounts specified in the contracts. Amounts subject to forfeiture under option contracts without specific performance obligations, at November 30, 2005, aggregated approximately $4.6 million. Amounts subject to forfeiture under option contracts with specific performance obligations at November 30, 2005, aggregated approximately $0.2 million. Below is a summary of amounts, net of cash deposits, committed under all option contracts at November 30, 2005 (in thousands):

Aggregate
Exercise Price
of Options

Options with specific performance	$7,122
Options without specific performance	102,747

$109,869

      We expect to exercise all of our option contracts with specific performance provisions and, subject to market conditions, substantially all of our option contracts without specific performance provisions. Various factors, some which are beyond our control, such as market conditions, weather conditions and the timing of the completion of development activities, can have a significant impact on the timing of option exercises. Under their current terms, and assuming no significant changes in market conditions or other factors, we expect to exercise our land options as follows (in thousands):

Fiscal Year Ending May 31,

2006	$58,570
2007	32,723
thereafter	23,379

$114,672

      Under the terms of the option purchase contracts, many of our option deposits are non-refundable. Under FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as amended by FIN 46-R issued in December 2003 (“FIN 46R”), certain non-refundable deposits are deemed to create a variable interest in a variable interest entity under the requirements of FIN 46R. As such, certain of our option purchase contracts result in the acquisition of a variable interest in the entity holding the land parcel under option.
      In applying the provisions of FIN 46R, we evaluated those land and lot option purchase contracts with variable interest entities to determine whether we are the primary beneficiary based upon analysis of the variability of the expected gains and losses of the entity. Based on this evaluation, if we are the primary beneficiary of an entity with which we have entered into a land or lot option purchase contract, the variable interest entity is consolidated.
      The consolidation of these variable interest entities added $14.4 million, $12.1 million and $1.9 million in real estate not owned, liabilities related to real estate not owned and minority interests in real estate not owned, respectively, to our balance sheet at November 30, 2005 and added $14.9 million, $12.6 million and $2.0 million in real estate not owned, liabilities related to real estate not owned and minority interests in real estate not owned, respectively, to our balance sheet at May 31, 2005.
      We participate in a number of land development entities with equity investments of 50% or less and do not have a controlling interest. These land development entities are typically entered into with developers, other homebuilders and related parties to develop finished lots for sale to the members of the entities and other third parties. We account for our interest in these entities under the equity method. Our share of profits from these entities are deferred and treated as a reduction of the cost basis of land purchased from the entity. The land development entities with unrelated parties typically obtain secured acquisition and development financing. In some instances, the entity partners have provided varying levels of guarantees of debt of the unconsolidated entities. These repayment guarantees require us to repay our share of the debt of unconsolidated entities in the event the entity defaults on its obligations under the borrowings. We had repayment guarantees of $4.6 million and $4.2 million at November 30, 2005 and May 31, 2005, respectively.

LAND AND LOT POSITION AND HOMES IN INVENTORY
      At November 30, 2005, we controlled 7,697 lots, 39.0% of which were lots under option or similar contracts. The following is a summary of our land and lot positions for use in our homebuilding operations:

	As of November 30,	As of November 30,
	2005	2004

Finished lots owned	656	783
Lots under development owned	3,624	2,582
Raw land owned	417	1,505

Total lots owned	4,697	4,870

Lots controlled under lot option and similar contracts	3,000	2,097

Total land/lots controlled	7,697	6,967

Percentage controlled under option	39.0%	30.1%
      In addition to the land purchased specifically for our homebuilding operations, we have in the past pursued land development opportunities in which we acquired and developed lots for sale to third party builders in addition to the use in our own homebuilding operations. We still hold some of this land for our use and for sale to third party builders in Denver and Orlando, among other markets. At November 30, 2005, we owned two finished lots and 280 lots of raw land and land under development land in Denver that are not anticipated to be used in our homebuilding operations. At November 30, 2004, we owned 593 lots of raw land in Orlando, and four finished lots and 315 lots of raw land and land under development in Denver which were not anticipated to be used in our homebuilding operations.
      At November 30, 2005, we had a total of 112 model homes, 143 unsold homes under construction and 30 completed but unsold homes. At November 30, 2004, we had a total of 96 model homes, 78 unsold homes under construction and 15 completed but unsold homes.
INFLATION
      We and the homebuilding industry in general may be adversely affected during periods of inflation, primarily because of higher land, financing, labor and material construction costs. In addition, higher mortgage interest rates can significantly affect the affordability of permanent mortgage financing to prospective homebuyers. We attempt to pass through to our customers any increases in our costs through increased sales prices and, to date, inflation has not had a material adverse effect on our results of operations. However, there is no assurance that inflation will not have a material adverse impact on our future results of operations.
SEASONALITY
      Historically, we have received fewer net new home orders in November and December, which fall in our second and third fiscal quarters, respectively, as a result of the colder weather during those months. We expect this seasonal trend to continue, though it may vary if our operations expand to new markets.
CRITICAL ACCOUNTING POLICIES
      General. A more comprehensive enumeration of our significant accounting policies is presented in the notes to the accompanying financial statements as of and for the years ended May 31, 2005, 2004 and 2003. Each of our accounting policies has been chosen based upon current authoritative literature that collectively comprises generally accepted accounting principles (“GAAP”) for public companies operating in the United States of America. In instances where alternative methods of accounting are permissible under GAAP, we have chosen the method that most appropriately reflects the nature of our business, the results of our operations and our financial condition, and have consistently applied those methods over each of the periods presented in the financial statements.

      Some of our critical accounting policies require the use of judgment in their application or require estimates of inherently uncertain matters. Although our accounting policies are in compliance with GAAP, a change in the facts and circumstances of the underlying transactions could significantly change the application of the accounting policies and the resulting financial statement impact. Listed below are those policies that we believe are critical and require the use of complex judgment in their application.
      Basis of Presentation. Our financial statements include the accounts of Ashton Woods USA L.L.C. and all of its wholly-owned, majority-owned and controlled subsidiaries. All significant intercompany accounts, transactions and balances have been eliminated in consolidation. We have also consolidated certain variable interest entities from which we are purchasing lots under option purchase contracts, under the requirements of FASB Interpretation No. 46R issued by the Financial Accounting Standards Board (“FASB”).
      Revenue Recognition. We recognize homebuilding revenues when a home closes and title to and possession of the property are transferred to the buyer. Substantially all of our revenues are received in cash within a day or two of closing. We include amounts in transit from title companies at the end of each reporting period in accounts receivable. When we execute sales contracts with our homebuyers, or when we require advance payment from homebuyers for custom changes, upgrades or options related to their homes, we record the cash deposits received as liabilities until the homes are closed or the contracts are canceled. We either retain or refund to the homebuyer deposits on canceled sales contracts, depending upon the applicable provisions of the contract.
      Inventories and Cost of Sales. Finished inventories and land held for sale are stated at the lower of accumulated cost or fair value less cost to sell. Homebuilding projects and land held for development and construction are stated at cost unless facts and circumstances indicate that such cost would not be recovered from the undiscounted cash flows generated by future disposition, after considering estimated cash flows associated with all future expenditures to develop the assets, including interest payments that will be capitalized as part of the cost of the asset. In this instance, such inventories are written down to estimated fair value that is determined based on management’s estimate of future revenues and costs. Due to uncertainties in the estimation process, it is possible that actual results could differ. We continue to evaluate the carrying value of our inventory, believe that the existing estimation process fairly presents our inventory balances and do not anticipate the process to materially change in the future.
      In addition to the costs of direct land acquisition, land development and home construction, inventory costs include interest, real estate taxes and indirect overhead costs incurred during development and home construction. We use the specific identification method for the purpose of accumulating home construction costs. Cost of sales for homes closed includes the specific construction costs of each home and all applicable land acquisition, land development and related costs (both incurred and estimated to be incurred) based upon the total number of homes expected to be closed in each project. Any changes to the estimated total development costs subsequent to the initial home closings in a project are generally allocated on a pro-rata basis to the remaining homes in the project.
      When a home is closed, we generally have not yet paid and recorded all incurred costs necessary to complete the home. Each month we record as a liability and as a charge to cost of sales the amount we estimate will ultimately be paid related to completed homes that have been closed as of the end of that month. We compare our home construction budgets to actual recorded costs to estimate the additional costs remaining to be paid on each closed home. We monitor the accuracy of each month’s accrual by comparing actual costs incurred on closed homes in subsequent months to the amount we accrued. Although actual costs to be paid on closed homes in the future could differ from our current estimate, our method has historically produced consistently accurate estimates of actual costs to complete closed homes.
      Each quarter, we review all components of our inventory for the purpose of determining whether recorded costs and costs required to complete each home or project are recoverable. If our review indicates that an impairment loss is required under the SFAS No. 144 guidelines, we estimate and record such loss to cost of sales in that quarter. To date, such impairment losses have been insignificant in the aggregate.

Impairment assessments under SFAS No. 144 involves management estimates of future revenues and costs and, due to uncertainties in the estimation process, actual results could differ from such estimates.
      Consolidation of Variable Interest Entities. In January 2003, FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). In December 2003, FIN 46 was replaced by FIN 46R. FIN 46R requires the consolidation of variable interest entities in which an enterprise absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Prior to the issuance of FIN 46R, entities were generally consolidated by an enterprise when it had a controlling financial interest through ownership of a majority voting interest in the entity. FIN 46R applied immediately to variable interest entities created after December 31, 2003, and with respect to variable interest entities created before January 1, 2004, FIN 46R was not required to be applied until the first annual period beginning after December 15, 2004.
      In the ordinary course of business, we enter into land and lot option purchase contracts in order to procure land or lots for the construction of homes. Under such option purchase contracts, we will fund a stated deposit in consideration for the right, but not the obligation, to purchase land or lots at a future point in time with predetermined terms. Under the terms of the option purchase contracts, many of our option deposits are non-refundable. Certain non-refundable deposits are deemed to create a variable interest in a variable interest entity under the requirements of FIN 46R. As such, certain of our option purchase contracts result in the acquisition of a variable interest in the entity holding the land parcel under option.
      In applying the provisions of FIN 46R, we evaluate those land and lot option purchase contracts with variable interest entities to determine whether we are the primary beneficiary based upon analysis of the variability of the expected gains and losses of the entity. Based on this evaluation, if we are the primary beneficiary of an entity with which we have entered into a land or lot option purchase contract, the variable interest entity is consolidated.
      Since we own no equity interest in any of the unaffiliated variable interest entities that we must consolidate pursuant to FIN 46R, we generally have little or no control or influence over the operations of these entities or their owners.
      When our requests for financial information are denied by the land sellers, certain estimates about the assets and liabilities of such entities are required. In most cases, the fair value of the assets of the consolidated entities have been estimated to be the remaining contractual purchase price of the land or lots we are purchasing. In these cases, it is estimated that the entities have no significant debt obligations and the only asset recorded is the land or lots we have the option to buy with a related offset to minority interest for the assumed third party investment in the variable interest entity. Creditors, if any, of these variable interest entities have no recourse against us.
      Warranty Liabilities. We establish warranty liabilities by charging cost of sales and crediting a warranty liability for each home closed. Unlike our two-and ten-year warranties which we insure through a third-party insurance company, we self-insure for our obligations under our one-year warranties. Consequently, we estimate the amounts charged to be adequate to cover expected warranty-related costs, including materials and labor required under the one-year warranty obligation period. The one-year warranty is comprehensive for all parts and labor. Our warranty liabilities are based upon our historical warranty cost experience in each market in which we operate and are adjusted as appropriate to reflect qualitative risks associated with the type of homes we build and the geographic areas in which we build them. Actual future warranty costs could differ significantly from our currently estimated amounts.
      Insurance Claim Costs. We have, and require the majority of our subcontractors to have, general liability and workers compensation insurance. These insurance policies protect us against a portion of our risk of loss from claims, subject to certain deductibles and other coverage limits. We accrue an estimated liability for costs to cover our deductible amounts under those policies and for any estimated costs of claims and lawsuits in excess of our coverage limits or not covered by our policies, based on an analysis of our historical claims, which includes an estimate of construction defect claims incurred but not yet reported. Projection of losses related to these liabilities is subject to a high degree of variability due to uncertainties such as trends in construction defect claims relative to our markets and the types of products we build, claim settlement patterns, insurance industry practices, and legal interpretations, among others. Because of the high degree of judgment required in determining these estimated liabilities, actual future costs could differ significantly from our currently estimated amounts.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
      We are exposed to a number of market risks in the ordinary course of business. Our primary market risk exposure for financial instruments relates to fluctuations in interest rates. We do not believe our exposure in this area is material to cash flows or earnings. From time to time, we have entered into interest rate swap agreements to manage interest costs and hedge against risks associated with fluctuating interest rates with respect to floating rate debt. We do not enter into or hold derivatives for trading or speculative purposes. As of November 30, 2005, we had a total of $46.8 million of floating rate debt outstanding under our senior unsecured credit facility, and borrowings under that facility generally bear interest based on an applicable margin plus LIBOR or an alternate base rate. As of November 30, 2005, we were not a party to any interest rate swap agreements.

Business
       We are one of the largest private homebuilders in the United States based on number of home closings and revenues. We design, build and market high-quality single-family detached homes, townhomes and stacked-flat condominiums under the Ashton Woods Homes brand name. We operate in Atlanta, Dallas, Houston, Orlando and Phoenix and are establishing homebuilding operations in Tampa and Denver. These cities represent seven of the 20 largest new residential housing markets in the United States according to the U.S. Census Bureau. We have been in operation for over 15 years and serve a broad customer base including first-time buyers and first-and second-time move-up buyers. We focus on achieving the highest standards in design, quality and customer satisfaction. We have received numerous awards, including the 2005 and 2004 J.D. Power Award for Highest in Customer Satisfaction with New Homebuilders in Atlanta, and we were ranked in the top 10% of all homebuilders nationally in customer satisfaction in 2005 and 2004 by an independent nationally recognized survey company not affiliated with us.
BUSINESS STRATEGY
      Provide Our Customers with Superior Value, Quality and Customer Service. Based on the awards we have received, we believe we are recognized for building homes that offer superior design, excellent quality and outstanding value. We believe that our rigorous focus on value, quality and customer service provides us with an important competitive advantage and enables us to increase our sales and enhance our profitability. We perform comprehensive research of homebuyer preferences and utilize the services of award-winning outside architectural firms to provide our customers with attractive, well designed homes, consistent with the tastes and trends in each of our markets. We offer our homebuyers the opportunity to customize their new homes in our state-of-the-art Ashton Woods Homes Design Centers in Atlanta, Dallas, Houston and Orlando, or in our fully decorated model homes in each of our communities. We instill in all our employees the importance of high quality and superior customer service through extensive in-house training, as well as through a compensation structure directly tied to our J.D. Power customer satisfaction results.
      Our reputation for outstanding quality, superior designs and excellent customer service is evidenced by the numerous awards and accolades we have received over the past several years. These awards include:

•	the 2005 Best Model Park in Houston (from the Greater Houston Builders Association);

•	the 2004 Small Volume Builder of the Year in Phoenix (from the Homebuilders Association of Central Arizona);

•	the 2004 Best Interior Merchandising for Homes from $226,000 to $350,000 in Phoenix (from the Homebuilders Association of Central Arizona);

•	the 2004 Best Detached Floor Plan Design for Homes from $226,000 to $350,000 in Phoenix (from the Homebuilders Association of Central Arizona);

•	first place in 2004 for Production Detached Homes from $296,000 to $307,000 in Orlando (from the Homebuilders Association of Metro Orlando);

•	first place in 2003 for Production Attached Homes from $152,000 to $175,000 in Orlando (from the Homebuilders Association of Metro Orlando); and

•	the 2003 Grand Award for Attached Homes in Orlando (from the Homebuilders Association of Metro Orlando).

      The entities sponsoring these awards are trade organizations. Although we, along with other homebuilders, are members in the organizations sponsoring these awards, we do not have an ownership interest in and are not otherwise affiliated with the award sponsors. Additionally, we were the only homebuilder to receive a five-star rating for home design in Atlanta from J.D. Power, where we were also awarded Highest in Customer Satisfaction with New Homebuilders by J.D. Power in 2005 and 2004. Our commitment to customer service has been further recognized in a nationwide survey, where we ranked in the top 10% of homebuilders nationally in 2005 and 2004. We intend to continue to increase sales and profitability by continuing to provide superior values, quality and customer service.
      Leverage Our Product, Customer and Geographic Diversification. We offer a broad portfolio of products including single-family detached homes, townhomes and stacked-flat condominiums, designed for and marketed to first-time buyers and first- and second-time move-up buyers. We operate in seven geographically diverse markets. Our product, customer and geographic diversification enables us to balance dynamic market conditions, enhance financial stability and reduce our exposure to any specific market or homebuyer segment. Single-family detached homes, townhomes stacked-flat condominiums and active adult communities accounted for 19%, 14%, 66% and 1%, respectively, of our net new home orders for the quarter ended November 30, 2005 and 70%, 20% and 10%, respectively, of our net new home orders for the fiscal year ended May 31, 2005 and. We capitalize on our broad product portfolio by targeting a diversified customer base. We estimate that first-time buyers, and first- and second-time move-up buyers accounted for 39%, 20% and 41%, respectively, of our net new home orders during the six months ended November 30, 2005 and 40%, 34% and 26%, respectively, of our net new home orders during the fiscal year ended May 31, 2005.
      We believe we are able to successfully leverage our market presence in our existing markets and enhance our product offerings. We believe we are able to appeal to a broader group of homebuyers and enhance our growth without a significant increase of overhead costs. This strategy has proven successful as we continue to introduce new product lines in each of our markets including stacked-flat condominiums in Atlanta and Orlando, a townhome product line in Dallas and an active adult line targeted to buyers over 55 years of age in Atlanta. We intend to continue to leverage our product, customer and geographic diversification to enhance our growth prospects and profitability while maintaining a conservative financial profile.
      Pursue Disciplined Expansion in Large, High Growth Markets. We currently operate in Atlanta, Dallas, Houston, Orlando and Phoenix, five of the ten largest new residential housing markets in the United States by single-family housing starts. We are initiating operations in Tampa and Denver, the eleventh and fourteenth largest new residential housing markets in the United States. Our seven markets are also some of the fastest growing in the nation, achieving a compounded annual growth rate in single-family housing starts of 5.8% between 1999 and 2004, compared to the national average of 3.7%, according to Global Insight’s estimates. Enhancing our product and price point portfolio in each of our existing markets is central to our growth strategy. We perform extensive research, including customer focus groups, to determine demand for additional product offerings in each of our markets. We target the homebuyer segments with the most attractive demand and supply characteristics, which we identify with the help of proprietary market studies analyzing economic and demographic trends and the competitive environment. We believe our existing markets offer attractive long-term growth opportunities. We further believe we have demonstrated our ability to effectively compete and succeed in our markets through our expansion into townhomes, stacked-flat condominiums and an active adult line in certain of our markets.
      We will also continue to evaluate prudent expansion opportunities into select new markets. Our strategy for growth in new markets is driven by identifying large homebuilding markets with attractive long-term growth prospects and favorable supply and demand characteristics. We typically hire experienced local managers to manage each new market and initially focus on providing homes for the first- and second-time move-up buyer segments. While we consider acquisitions where attractive opportunities are identified, we have historically pursued a strategy of developing start-up operations to drive our expansion in select new markets.
      Acquire and Develop Strong Land Positions. We maintain a rigorous focus on only acquiring land in premier locations, which we believe provides us with superior competitive positioning and enhanced operational performance. We target land opportunities in each of our markets largely through the use of an in-depth analysis of supply and demand fundamentals, combined with site-specific financial feasibility studies, which we prepare with the help of our local operational managers. We utilize strict financial hurdles to evaluate each land acquisition opportunity. This process enables us to optimize our financial returns while minimizing our land and inventory risk.
      Additionally, we develop a significant portion of the land we use in our homebuilding operations. We believe that our considerable expertise in land development enables us to maintain attractive land positions, create desirable communities and optimize our financial returns. We intend to continue to utilize our disciplined land selection process and land development expertise to maintain and enhance our strong land positions.
      Manage Inventory Risk and Maintain Conservative Financial Profile. We operate with a conservative approach to financial and inventory management, maintaining prudent leverage and substantial liquidity. We have a disciplined land acquisition process with strict financial hurdles. All land purchases must be approved by our Chief Executive Officer and our Chief Financial Officer. We target a four-year supply of land, achieving a balance of land owned and developed for our own use, and additional lots controlled through option contracts. As of November 30, 2005, our supply of land controlled for use in our homebuilding operations was 4.0 years, consisting of a 2.5-year supply of owned land and a 1.5-year supply of land controlled through option contracts. Additionally, we actively manage our housing inventory by pre-selling substantially all of our homes prior to starting construction, limiting our inventory risk and minimizing our construction cycles. Limitations on the number of speculative units are approved at the corporate level. As of November 30, 2005, we had only 32 completed but unsold homes among our 52 active communities. Our disciplined strategy enables us to maintain a conservative leverage and liquidity profile. As of November 30, 2005, our total debt to total capitalization was 52.5%, and we had $178.2 million available for borrowing under our senior unsecured credit facility. We intend to continue to deploy our capital prudently and efficiently and to maintain a conservative inventory and financial profile.
      Leverage Our Highly Experienced Management Team. We benefit from a strong and experienced senior management team, with our executive officers averaging more than 15 years of experience in the homebuilding industry. Thomas Krobot, our Chief Executive Officer, has 34 years of industry experience and has been with our company since 1995. Robert Salomon, our Chief Financial Officer, has 13 years of industry experience and has been with us since 1998. In addition to our seasoned senior management team, we have an outstanding group of division presidents who manage our individual markets. Each division president brings substantial industry knowledge and deep market expertise, with an average of 16 years of experience in new residential construction.
HISTORY
      We are headquartered in Atlanta, Georgia. We were founded in 1989 in Dallas and have expanded into several growing housing markets primarily in the South and Southwest United States. Since our inception, we have grown organically by forming homebuilding and land development operations in select strategic markets with strong housing and employment growth characteristics.
      Our initial homebuilding operations were established in Dallas in 1989, followed by Houston in 1990 and Atlanta in 1992. We formed land development operations in Denver in 1994 and Orlando in 1998. We focused on growing our core markets until 2001 when we entered a second expansion phase through the formation of homebuilding operations in Orlando in 2001 and Phoenix in 2002. We most recently entered Tampa with homebuilding operations and expanded our presence in Denver with homebuilding operations in fiscal year 2005.
OWNERSHIP
      We are owned by six families or family trusts related to the following individuals: Elly Reisman, Norman Reisman, Bruce Freeman, Seymour Joffe, Larry Robbins and Harry Rosenbaum. The owners control the Company through individual Nevada-based holding companies in which each family or family trust owns all of the equity interests.

      The same families and family trusts or related parties also control the Great Gulf Group of Companies (“Great Gulf Group”), which was formed in Toronto in 1983. Great Gulf Group’s operations, in addition to Ashton Woods, consist of one of Toronto’s largest homebuilders of single-family attached and detached homes and high rise condominiums, a commercial, retail and industrial properties construction and management company, and other operations focused in land and resort development, as well as diversified financial investments.
MARKETS AND PRODUCTS
      We operate in Atlanta, Dallas, Houston, Orlando and Phoenix and are establishing operations in Tampa and Denver. We evaluate a number of factors in determining which geographic markets to enter. We analyze economic and real estate conditions by evaluating such statistical information as the historical and projected population growth, the number of new jobs created and projected to be created, the number of housing starts in previous periods, building lot availability and price, housing inventory, competitive environment, and home sale absorption rates.
      We generally seek to maintain the flexibility to alter our product mix within a given market depending on market conditions. In determining our product mix in each market we consider demographic trends, demand for a particular type of product, margins, timing and the economic strength of the market. While remaining responsive to market opportunities within the industry, we have focused, and intend to continue to focus, our business primarily on first-time and first- and second-time move-up buyers offering single-family detached homes, townhomes and stacked-flat condominiums, which are developments with four or fewer stories of condominium units.
      During the fiscal year ended May 31, 2005, our homebuilding revenue was comprised of single-family detached homes (79.4% of revenues) and townhomes (20.6% of revenues). While we develop single-family detached homes in all of our markets, townhomes are currently only offered in Atlanta, Orlando and Dallas. In addition, this year we began developing stacked-flat condominiums in the Atlanta and Orlando markets, which we believe will further diversify our product portfolio and appeal to a broader base of customers. For the quarter ended November 30, 2005, our homebuilding revenue was comprised of single-family detached homes (76% of revenues), townhomes (22% of revenues) and condominiums (2% of revenues).
      Our single-family detached homes range in price from $110,000 to over $650,000, and our townhomes range in price from $140,000 to over $400,000. Stacked-flat condominiums have prices ranging from $120,000 to over $170,000.
      As of November 30, 2005, we had 52 active communities in our existing markets, comprised of 41 communities of single-family detached homes, nine communities of townhomes and two communities of stacked-flat condominiums.

      A summary of our activity by market is as follows:

	Six Months Ended
	November 30, 2005

		Average	As of November 30, 2005
		Sales
	Homes	Price per				Number of
	Closed	Home	Backlog	Sales Value of	Home Sites	Active
	(Units)	Closed	(Units)	Backlog	Remaining(1)	Communities

	(Dollars in thousands)
ATLANTA
Single-family detached homes	55	$324	86	$26,392	607	5
Townhomes	131	274	71	19,600	286	4
Stacked-flat condominiums	29	152	166	29,786	154	1
Active adult homes	—	—	4	894	122	—
DALLAS
Single-family detached homes	231	219	298	64,417	1,208	12
Townhomes	—	—	61	12,425	590	3
HOUSTON
Single-family detached homes	230	224	183	40,425	1,348	12
ORLANDO
Single-family detached homes	63	344	114	50,040	526	2
Townhomes	81	210	89	20,537	571	2
Stacked-flat condominiums	—	—	219	52,391	570	1
PHOENIX
Single-family detached homes	114	$386	350	172,157	1,092	9
TAMPA
Single-family detached homes	—	—	8	3,814	406	1
DENVER
Single-family detached homes	—		—	—	217	—

(1)	“Home sites remaining” is our estimate of the number of homes that could be built on the lots available for sale (owned and controlled) and land to be developed into lots by us for use in our homebuilding operations. This excludes land in Denver and Orlando that we do not anticipate using in our homebuilding operations.
HOME DESIGN AND DESIGN CENTERS
      We are dedicated to providing high-quality, well-designed homes in desirable communities meeting the demands of today’s homebuyers. The product line offered in a particular community depends upon many factors, including the supply of existing housing and the demand for new housing in the general area. In order to ensure we meet the demand in the marketplace, we conduct in-depth qualitative and quantitative market research including consumer focus groups. This research enables us to improve the linkage between the design of our homes and the community development and meet the specific lifestyle demands of our targeted homebuyer.
      Our in-house architectural team manages outside architects to ensure our home designs provide maximum utilization of space for the wide variety of product offerings ranging from single-family detached homes and townhomes for both first-time homebuyers and move-up homebuyers to our stacked-flat condominiums for first-time homebuyers.
      We maintain fully decorated model homes in each of our communities merchandised to provide the homebuyers with the ability to view the completed product as part of their buying decision. In addition, we utilize our Ashton Woods Homes Design Centers to provide homebuyers the ability to personalize their homes. The design centers are staffed with expert in-house designers who can help make selections from an extensive array of products, including carpets, tiles, cabinets, light fixtures and countertops, among others. Our home design centers are organized to fully facilitate the home buying experience for both first-time homebuyers and move-up homebuyers.

LAND ACQUISITION AND DEVELOPMENT
      Our land strategy is to maintain a four-year land supply, based on homes closed during the last twelve months, and we believe that our attractive land positions in our markets will enable us to continue to increase our residential production. As of November 30, 2005, we had a land supply for use in our homebuilding operations of approximately 4.0 years, consisting of a 2.5-year supply of owned land and a 1.5-year supply of land controlled through option contracts.
      We typically purchase land only after necessary entitlements have been obtained so that development or construction may begin as market conditions dictate. The term “entitlements” refers to development agreements, tentative maps or recorded plats, depending on the jurisdiction within which the land is located. Entitlements generally give the developer the right to obtain building permits upon compliance with conditions that are ordinarily within the developer’s control. Even though entitlements are usually obtained before land is purchased, we are still required to secure a variety of other governmental approvals and permits during development. The process of obtaining such approvals and permits can substantially delay the development process. For this reason, we may consider, on a limited basis, purchasing unentitled property in the future when we can do so in a manner consistent with our business strategy.
      We select land for control based upon a variety of factors, including:

•	internal and external demographic and marketing studies;

•	project suitability;

•	suitability for development generally within a one to four-year time period from the beginning of the development process to the delivery of the last home;

•	financial review as to the feasibility of the proposed project, including projected profit margins, return on capital employed and the capital payback period;

•	results of environmental and legal due diligence;

•	proximity to local traffic corridors and amenities; and

•	management’s judgment as to the real estate market and economic trends, and our experience in a particular market.
      In addition to the land purchased specifically for our homebuilding operations, we have in the past pursued land development opportunities in which we acquired and developed lots for sale to third party builders in addition to use in our own homebuilding operations. We still hold some of this land for our use and for sale to third party builders in Denver and Orlando, among other markets.
      Our land development activities in Denver consist of the development of custom lots for sale to third party custom builders in Parker, Colorado, which is southeast of Denver. As of November 30, 2005, we held two finished lots, an anticipated 41 finished lots, and 239 lots under development during the coming fiscal years for sale to third parties.
      We believe that we have significant land development expertise which we will continue to leverage in developing land for our own use. However, we do not plan to engage in land development for sale to third parties as a significant aspect of our business in the future.
      We acquire land through purchases, rolling option contracts and joint ventures with other builders or developers. We acquire approximately one-fourth of our land through rolling option contracts, which allow us to control lots and land without incurring the risks of land ownership or financial commitments other than relatively small non-refundable deposits. We enter into option contracts with third parties to purchase finished lots generally as home construction begins. These contracts are generally non-recourse and require non-refundable deposits of 2% to 15% of the sales price. As of November 30, 2005, we had $4.8 million in non-refundable deposits on real estate under option or contract. As of November 30, 2005, we had 7,697 lots under control for use in our homebuilding operations, 4,697 of which are owned by us and 3,000 or 39.0%, of which are available to us through rolling options. As of November 30, 2005, our commitments under option contracts with specific performance obligations were $1.2 million. Once we acquire land, we generally initiate development through contractual agreements with local subcontractors. These activities include site planning, engineering and home construction, as well as constructing road, sewer, water, utilities, drainage, recreation facilities and other refinements.
      The following table presents information regarding land owned and land under option by market as of November 30, 2005:

		Lots Under
	Finished	Development	Raw Land	Total Lots	Lots Under	Total Lots
Market	Lots	(# of Lots)	(# of Lots)	Owned	Option*	Controlled

Atlanta	50	602	307	959	210	1,169
Dallas	312	541	0	853	945	1,798
Houston	225	465	—	690	658	1,348
Orlando	17	1,197	110	1,304	363	1,667
Phoenix	7	602	—	609	483	1,092
Tampa	45	237	—	282	124	406
Denver	0	0	—	0	217	217
Total	656	3,624	417	4,697	3,000	7,697
% of total lots controlled	8.5%	47.1%	5.4%	61.0%	39.0%

*	Includes (i) options under agreements with unrelated third parties and related parties, (ii) options under agreements with joint ventures with unrelated third parties and related parties, and (iii) 423 lots in Houston held by a joint venture with an unrelated third party that is managed by us and as to which option agreements do not yet exist. All of the controlled lots held by joint ventures described below under “Joint Ventures” are included in “Lots under option”.
      Additionally, two finished lots and 280 lots of raw land and land under development in Denver that are not anticipated to be used in our homebuilding operations.
JOINT VENTURES
      Occasionally, we use partnerships or joint ventures to purchase and develop land where these arrangements are economically advantageous. As of November 30, 2005, we controlled 1,053 lots for future use by our homebuilding operations through joint ventures with unrelated third parties. We anticipate continuing to form new partnerships or joint ventures in the future where economically advantageous.
MARKETING AND SALES
      We believe that we have established a reputation for developing high quality homes, which helps generate interest in each new project. We market our products through a variety of means ranging from fully decorated model homes at each of our communities to newspaper and magazine advertising as well as internet exposure via our website. We focus on continually improving upon our brand awareness and maintaining consistency across our various markets. To this end, we have implemented a standardized sales office design and have increased national advertising to further these initiatives.
      We normally build, decorate, furnish and landscape between one and four model homes for each project and maintain on-site sales offices. As of November 30, 2005, we maintained 112 model homes, all of which were owned. We believe that model homes play a particularly important role in our marketing efforts. Consequently, we expend a significant effort in creating an attractive atmosphere at our model homes. Interior decorations are undertaken by local third-party design specialists, and vary within our models based upon the lifestyles of targeted homebuyers. Structural changes in design from the model homes are generally permitted within specific guidelines, and homebuyers may select various optional amenities through the Ashton Woods Homes Design Centers which allow our homebuyers to personalize their new home. The design centers are staffed with expert in-house designers that can help make selections from an extensive array of resources. Homebuyers can choose from among hundreds of carpets, tiles, floors, cabinets, light fixtures, countertops and more.

      We generally sell our homes through commissioned employees. Our personnel are available to assist prospective homebuyers by providing them with floor plans, price information, tours of model homes and assisting them with the selection of options. The selection of interior features is a principal component of our marketing and sales efforts. Sales personnel are trained by us and attend periodic meetings to be updated on sales techniques, competitive products in the area, the availability of financing, construction schedules and marketing and advertising plans, which management believes result in a sales force with extensive knowledge of our operating policies and housing products. Our policy also provides that sales personnel be licensed real estate agents where required by law.
      We sometimes use various sales incentives (such as landscaping and certain interior home options and upgrades) in order to attract homebuyers. The use of incentives depends largely on local economic and competitive market conditions.
      Sales of our homes are made pursuant to home sale contracts the terms of which vary according to market practices and to the legal requirements of the markets in which they are used. Typically, each contract requires a deposit from the homebuyer, which may vary from five to 40 percent of the purchase price, according to product type and market practice. In addition, the home sale contract typically contains a financing contingency. The financing contingency provides homebuyers with the right to cancel in the event they are unable to obtain financing at a prevailing interest rate within a specified time period from the execution of the home sale contract.
CUSTOMER FINANCING
      As part of our objective to make the home buying process more convenient and to increase the efficiency of our building cycle, we originate mortgages for our customers through Ashton Woods Mortgage, LLC, which is a joint venture with Wells Fargo Home Mortgage. It has a mortgage capture rate (representing the percentage of our homes closed with mortgages originated by Ashton Woods Mortgage, LLC) of more than 60.0% and does not retain or service the mortgages that it originates. Ashton Woods Mortgage, LLC provides mortgage origination services only, and it originates mortgage financing for qualified homebuyers for the ultimate purchase of our homes. Upon origination, the mortgages are sold concurrently to Wells Fargo Home Mortgage or other third party mortgage companies as deemed necessary by Wells Fargo Home Mortgage. We record Ashton Woods Mortgage, LLC’s earnings using the equity method of accounting, and its earnings are a component of the line item of “Earnings in unconsolidated entities” on our income statement.
TITLE SERVICES
      We also offer title services to our homebuyers in Dallas and Houston through 49.0% ownership interests in two title companies. The title service companies are managed by, and all underwriting risks associated with the title are transferred to, the majority owners of these companies. The earnings from these title companies are recorded using the equity method of accounting, and the earnings are a component of the line item “Earnings in unconsolidated entities” on our income statement.
CONSTRUCTION
      We act as the general contractor for the construction of our projects. Subcontractors are typically retained on a project-by-project basis to complete construction at a fixed price. Agreements with our subcontractors and material suppliers are generally entered into after competitive bidding. Our divisional project operators supervise the construction of each project, coordinate the activities of subcontractors and suppliers, subject their work to quality and cost controls and assure compliance with zoning and building codes.
      We specify that quality, durable materials be used in the construction of our homes. We have numerous suppliers of raw materials and services used in our business, and such materials and services have been and continue to be available. From time to time we enter into regional and national supply contracts with certain of our vendors to leverage our purchasing power and size to control costs. However, we do not have any material long-term contractual commitments with any of our subcontractors or suppliers. We do not maintain inventories of construction materials except for materials being utilized for homes under construction. Material prices may fluctuate due to various factors, including demand or supply shortages, which may be beyond the control of our vendors. We believe that our relationships with our suppliers and subcontractors are good.
      Construction time for our homes depends on the availability of labor, materials and supplies, the type and size of the home, location and weather conditions. Our homes are designed to promote efficient use of space and materials, and to minimize construction costs and time. In all of our markets, construction of a home is typically completed within four to five months following commencement of construction.
WARRANTY PROGRAM
      We offer a standard one, two, ten-year warranty program. The one-year limited warranty covers workmanship and materials and includes home inspection visits with the customer. We subcontract our homebuilding work to subcontractors who provide us with an indemnity and a certificate of insurance prior to receiving payments for their work and, therefore, claims relating to workmanship and materials are generally the primary responsibility of our subcontractors. In addition, the first year of our warranty covers defects in plumbing, electrical, heating, cooling and ventilation systems, and construction defects. The second year of the warranty covers construction defects and certain defects in plumbing, electrical, heating, cooling and ventilation systems of the home (exclusive of defects in appliances, fixtures and equipment). The remaining years of protection cover only construction defects.
      We record a liability of approximately 0.7% to 1.0% of the sales price of a home to cover warranty expenses, although this allowance is subject to adjustment in special circumstances. Our historical experience is that warranty expenses generally fall within the amount established for such allowance.
      In addition, we maintain insurance coverage with Residential Warranty Corporation for construction defects. We believe that our accruals and third party insurance are adequate to cover the ultimate resolution of our potential liabilities associated with known and anticipated warranty and construction defect related claims and litigation.
CORPORATE OPERATIONS
      We perform the following functions at a centralized level:

•	evaluate and select geographic markets;

•	allocate capital resources to particular markets, including final approval of all land acquisitions;

•	regulate the flow of financial resources and maintain relationships with our lenders;

•	maintain centralized information systems; and

•	monitor the decentralized operations of our subsidiaries and divisions.
      We allocate capital resources necessary for new projects in a manner consistent with our overall operating strategy. We utilize return on assets, gross margins, net income margin and inventory turnover as the primary criteria for our allocation of capital resources. We will vary the capital allocation based on market conditions, results of operations and other factors. Capital commitments are determined through consultation among selected executive and operational personnel, who play an important role in ensuring that new projects are consistent with our strategy. Centralized financial controls are also maintained through the standardization of accounting and financial policies and procedures.
      Structurally, we operate through separate divisions, which are located within the market in which they operate. Each division is managed by executives with substantial experience in the division’s market. In addition, each division is equipped with the skills to complete the functions of land acquisition, land development, construction, marketing, sales, product service and accounting.
COMPETITION AND MARKET FACTORS
      The development and sale of residential properties is highly competitive and fragmented. We compete with numerous small and large residential builders for sales on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price. We also compete for sales with individual resales of existing homes, available rental housing and resales of stacked-flat condominiums. We believe that we compare favorably to other builders in the markets in which we operate, due primarily to our experience within our geographic markets and breadth of product line, which allows us to vary our product offerings to reflect changing conditions within a market; our responsiveness to market conditions, enabling us to capitalize on the opportunities for advantageous land acquisitions in desirable locations; and our reputation for quality design, construction and service. Notwithstanding our perceived advantages with respect to other builders, some of our competitors have significantly greater financial resources or lower costs than we do. Because some of our competitors are larger than us, they may possess certain advantages over us, such as the ability to raise money at lower cost and the ability to negotiate significantly better prices on supplies and with subcontractors. Certain of our smaller competitors may have an advantage over us because they tend to have closer ties to the communities in which they build and, based on length of operation in the market, better name recognition than us. Furthermore, many custom homebuilders may have an advantage over us because purchasers of custom homes tend to want a level of flexibility in the design and construction of their homes that we do not offer.
      The demand for new housing is affected by consumer confidence levels and prevailing economic conditions generally, including employment and interest rate levels. A variety of other factors affect the housing industry and demand for new homes, including the availability of labor and materials and increases in the costs thereof, changes in costs associated with home ownership such as increases in property taxes and energy costs, changes in consumer preferences, demographic trends and the availability of and changes in mortgage financing programs.
GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS
      Substantially all of our land is purchased with entitlements, giving us the right to obtain building permits upon compliance with specified conditions, which generally are within our control. Upon compliance with such conditions, we must obtain building permits. The length of time necessary to obtain such permits and approvals affects the carrying costs of unimproved property acquired for the purpose of development and construction. In addition, the continued effectiveness of permits already granted is subject to factors such as changes in policies, rules and regulations and their interpretation and application. Several governmental authorities have imposed impact fees as a means of defraying the cost of providing certain governmental services to developing areas. To date, the governmental approval processes discussed above have not had a material adverse effect on our development activities and have not had a material effect on our capital expenditures, earnings and competitive position, and indeed all homebuilders in a given market face the same fees and restrictions. There can be no assurance, however, that these and other restrictions will not adversely affect us in the future.
      We may also be subject to periodic delays or may be precluded entirely from developing communities due to building moratoriums or “slow-growth” or “no-growth” initiatives or building permit allocation ordinances which could be implemented in the future in the states and markets in which we operate. Substantially all of our land is entitled and, therefore, the moratoriums generally would only adversely affect us if they arose from health, safety and welfare issues such as insufficient water or sewage facilities. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. These fees are normally established, however, when we receive recorded final maps and building permits. We are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. Although in the future these laws may result in delays, cause us to incur substantial compliance and other costs, and prohibit or severely restrict development in certain environmentally sensitive regions or areas, these laws have not had a material effect on our capital expenditures, earnings and competitive position.
LETTERS OF CREDIT
      We are frequently required, in connection with the development of our projects, to obtain letters of credit in support of our related obligations with respect to such developments. The amount of such obligations outstanding at any time varies in accordance with our pending development activities. In the event any letters of credit are drawn upon, we would be obligated to reimburse the issuer of such letters of credit. As of November 30, 2005, we had outstanding $9.3 million of letters of credit related to our obligations to local governments to construct roads and other improvements in various developments. We do not believe that any such letters of credit will be drawn upon.
      Occasionally, we are required to post surety bonds, however, the amounts of these surety bonds have not been material.
EMPLOYEES AND SUBCONTRACTORS
      As of November 30, 2005, we employed 475 people, of whom 105 were sales and marketing personnel, 176 were executive, management and administrative personnel and 194 were involved in construction. Although none of the our employees are covered by collective bargaining agreements, certain of the subcontractors engaged by us are represented by labor unions or are subject to collective bargaining arrangements. We believe that our relations with our employees and subcontractors are good.
PROPERTIES
      We lease 6,284 square feet of office space in Atlanta, Georgia for our corporate offices. This lease expires in 2008. In addition, we lease 84,242 square feet of space for our operating divisions under leases expiring between 2006 and 2009. The leases have terms ranging from 12 months to 60 months, with various renewal options.
LEGAL PROCEEDINGS
      From time to time we are involved in various routine legal proceedings incidental to our business. We believe that none of these matters, some of which are covered by insurance, will have a material adverse impact upon our consolidated financial statements as a whole if decided against us.

Management
       The following table presents information with respect to our executive officers and directors as of January 1, 2006:
Executive Officers and Directors

Name	Age	Position

Thomas Krobot	58	President, Chief Executive Officer and Director
Robert Salomon	45	Chief Financial Officer
Tad Serbin	45	Vice President of Sales and Marketing
Ralph Farrell	53	Vice President of Construction
Seymour Joffe	53	Director
Bruce Freeman	57	Director
Harry Rosenbaum	56	Director
      Mr. Krobot has served as our President and Chief Executive Officer since 1995 and as a member of our Board since September 2005. Before joining the Company, Mr. Krobot worked for Ryland Homes as a Senior Vice President responsible for seven cities, one lumber yard and over 2,000 units per year in the Southeast Region (Georgia, North Carolina, South Carolina, Florida) and as a Regional Manager of its Midwest Region (Columbus and Cincinnati, Ohio and Indianapolis, Indiana). Mr. Krobot is a graduate of the University of Dayton.
      Mr. Salomon has served as our Chief Financial Officer since 1998. Before joining the Company, Mr. Salomon worked for MDC Holdings, Inc., most recently as the Senior Vice President of Finance of its homebuilding division in California, Richmond American Homes. Mr. Salomon is a graduate of The University of Iowa and a member of the American Institute of Certified Public Accountants.
      Mr. Serbin joined the Company in 2002 as Vice President of Sales and Marketing. Prior to joining the Company, he was Vice President of Sales and Marketing for Pulte Homes in Orlando, Florida. Mr. Serbin is a graduate of the California State College in Hayward, California where he received a degree in Business Administration.
      Mr. Farrell joined the Company in December 2004 as the Vice President of Construction. From July 2000 to November 2004, Mr. Farrell was employed with Centex Homes as the Vice President of Construction in Atlanta, Georgia. From 1989 to 2000, Mr. Farrell was a Construction Manager for Pulte Homes in Atlanta, Georgia and the Washington Metro Area in Maryland.
      Mr. Joffe, a member of our Board or our prior management committee since 1997, is a founder of the Great Gulf Group and is its Chief Financial Officer. Prior to 1983, Mr. Joffe worked in real estate and public accounting. Mr. Joffe qualified as a Chartered Accountant in South Africa and in Canada.
      Mr. Freeman, a member of our Board or our prior management committee since 1997, is a founder of the Great Gulf Group and is its Executive Vice President. Prior to 1983, Mr. Freeman was the Vice President of Sales for Great Gulf Homes. Mr. Freeman has worked in residential real estate marketing since 1969.
      Mr. Rosenbaum, a member of our Board or our prior management committee since 1997, is a founder of the Great Gulf Group and is its Chief Operating Officer. Prior to 1983, Mr. Rosenbaum was a partner in a law practice. Mr. Rosenbaum graduated as a lawyer from Osgoode Hall Law School and was called to the bar in 1976.
SUMMARY COMPENSATION TABLE
      The following table sets forth information for the years ended May 31, 2005, 2004 and 2003 with respect to compensation earned by or paid to our Chief Executive Officer and each of our three most highly compensated executive officers other than the Chief Executive Officer.

	Annual Compensation

				Other Annual	All Other
		Salary	Bonus	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)	($)

Thomas Krobot	2005	225,000	1,306,896
President and Chief	2004	225,000	1,095,415	—	—
Executive Officer	2003	225,000	477,673	—	—
Robert Salomon	2005	168,335	364,850
Chief Financial Officer	2004	160,008	248,854	—	—
	2003	160,024	126,631	—	—
Tad Serbin	2005	159,167	176,000
VP of Sales and Marketing	2004	150,000	282,034	—	—
	2003	124,553	137,500	—	—
Tim Frost(1)	2005	125,000	62,500
Former VP of Architecture	2004	119,000	55,000	—	—
	2003	114,887	40,000	—	—

(1)	Mr. Frost resigned effective December 31, 2005
EMPLOYMENT AGREEMENT
      On January 30, 2006, we entered into an employment agreement with our President and Chief Executive Officer, Tom Krobot. The agreement, which is effective as of June 1, 2005, is for a term of approximately five years ending May 31, 2010. The employment agreement provides for an annual base salary of $225,000 and an annual bonus in an amount equal to 4.0% of the first $10,000,000 and 3.0% of any amount in excess of $10,000,000 of our annual net income, calculated in accordance with generally accepted accounting principles and reflected in our annual audited financial statements, as adjusted to exclude imputed interest on equity, bonuses paid at the operational level and specific projects as agreed from time to time. The agreement also provides for certain incentive payments upon a sale of the Company, irrespective of form, or the consummation by the Company of an initial public offering of equity securities. Such payments are due upon the sale of the Company or initial public offering irrespective of the executive’s continued employment with us. The incentive payment owed upon the sale of the Company will be equal to an amount determined by multiplying the excess of the aggregate purchase price paid by the buyer or buyers in such transaction over the book value of the Company, as determined in good faith by our board of directors, at the time of such sale by 3.0%, provided such payment is subject to a floor of $3,000,000.
      Upon an initial public offering, Mr. Krobot is entitled to a payment equal to 3.0% of the excess of the aggregate value of the Company at such time, determined based on the excess of valuation applied in the offering, over the then book value of the Company, as determined in good faith by our board of directors, subject to a minimum of $3,000,000. The payment upon an initial public offering shall be paid through the issuance of stock with an aggregate value equal to the payment owed, if possible, otherwise, such payment shall be made in cash or some other mutually agreed upon method.
      Following the payments of amounts owed to Mr. Krobot upon a sale of initial public offering of the Company, the agreement will terminate, and Mr. Krobot will continue as an at will employee. The agreement also provides Mr. Krobot with certain severance payments upon termination of his employment as follows:

•	Upon termination for cause, as defined in the agreement, or voluntary resignation by Mr. Krobot, in addition to accrued salary through the date of termination, Mr. Krobot will be entitled for each year of employment completed between fiscal years beginning June 1, 2005 and ending May 31, 2009, to a payment of $400,000 and for completion of the fiscal year June 1, 2009 to May 31, 2010 to a payment of $1,400,000.

•	Upon termination of employment upon death or disability, in addition to base salary accrued through the date of termination, Mr. Krobot or his estate, will be entitled to a payment in an amount equal to the greater of (a) $3,000,000 or (b) a prorated portion (based on the number of years of the term of the agreement that has expired divided by five), of 3.0% of the excess of the then-determined public market value of the Company over the book value of the Company, in each case as determined in good faith by the board of directors.

•	Upon termination without cause, in addition to base salary accrued through the date of termination, Mr. Krobot will be entitled to a payment equal to the greater of: (a) the sum of one year’s base salary at the rate then in effect plus a bonus payable pursuant to the annual bonus provisions of the agreement based on projections of our net income for the following 12 months, plus an amount equal to a bonus calculated in such manner based on a pro rata share of net income for the then-current fiscal year; or (b) the sum of a bonus calculated in accordance with the annual bonus provisions of the agreement pro rated based on net income for the then-current fiscal year plus 3.0% of the excess of the then-determined public market value of the Company over the then-book value of the Company, in each case as determined in good faith by the board of directors, subject to a minimum of $3,000,000.

•	If Mr. Krobot’s employment terminates upon expiration of the term of the agreement, Mr. Krobot will be entitled to a payment equal to 3.0% of the excess of then-public market value of the Company as compared to the book value of the Company, in each case as determined in good faith by the board of directors, subject to a minimum payment of $3,000,000.

•	Upon the sale of the Company, if Mr. Krobot’s employment is terminated, in addition to the incentive payment described above and his base salary accrued through the date of termination, Mr. Krobot will receive an amount equal to a bonus calculated in accordance with the annual bonus provisions described above based on a pro rated share of net income for the current fiscal year to the date of termination.

      Finally, the Agreement provides that we will provide health insurance for Mr. Krobot and his spouse, whether or not Mr. Krobot is an employee of ours, until he reaches the age of 65, upon the same terms then available to executive officers of the Company.
AUDIT COMMITTEE FINANCIAL EXPERT
      The Company does not have an audit committee. Since our securities are not currently listed on or with a national securities exchange or national securities association, we are not required to have an independent audit committee. Further, given the small size of the Board, the Board believes it appropriate for all members of the Board to be involved in the discussions and decisions typically delegated to an audit committee. Our Board has determined that Mr. Joffe meets the qualifications of an “audit committee financial expert” as defined in the rules and regulations of the SEC but does not meet the definition of an “independent director” under the rules promulgated by Nasdaq or the New York Stock Exchange as a result of his affiliation with our ownership group. However, because our securities are not listed on a national securities exchange or in an automated inter-dealer quotation system of a national securities association, we are not required to have an audit committee financial expert who is an “independent director.”

DIRECTOR COMPENSATION
      The members of our Board of Directors do not receive compensation for services as our directors.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The entire Board of Directors undertakes the duties of the Compensation Committee with respect to the compensation of Messrs. Krobot and Salomon. Mr. Krobot, with input from Mr. Salomon, determines the compensation of the other executive officers. Subsequent to the end of our last fiscal year, Mr. Krobot, our President and Chief Executive Officer, became a member of our Board of Directors. As a member of the Board of Directors, he will participate in discharging the duties of the Compensation Committee.
      For a discussion of transactions between us and certain affiliates of members of our Board of Directors, see “Certain relationships and related transactions.”

Security ownership
       The following table sets forth certain information as of January 1, 2006 regarding the beneficial ownership of the membership interests in the Company. In addition, the footnotes below explain that certain of the persons or entities listed in the table have special membership interests entitling them to allocations of profits and cash distributions in the land development activities in Denver, Colorado and Orlando, Florida of certain of the Company’s subsidiaries. Ashton Woods Finance co. is a wholly-owned subsidiary of the Company.

Membership
Name and Address of Beneficial Owner	Interest(1)

Seymour Joffe(2),(3)	27.5%
Bruce Freeman(2),(3)	27.5%
Harry Rosenbaum(2),(3)	27.5%
Thomas Krobot	—
Robert Salomon	—
Tad Serbin	—
Ralph Farrell	—
All directors and executive officers as a group	27.5%
Elly Nevada Inc.(2),(4),(7)	31.9%
Norman Nevada Inc.(2),(5),(7)	31.9%
Larry Nevada Inc.(2),(6),(7)	8.6%
Little Shots Nevada L.L.C.(2),(7)	27.5%

(1)	Beneficial ownership is determined in accordance with Section 13 of the Exchange Act and the rules promulgated thereunder. Accordingly, if an individual or entity is a member of a “group” which has agreed to act together for the purpose of acquiring, holding, voting or disposing of membership interests, such individual or entity is deemed to be the beneficial owner of the membership interests held by all members of the group. Further, if an individual or entity has or shares the power to vote or dispose of membership interests held by another entity, beneficial ownership of the interests held by such entity may be attributed to such other individuals or entities.

(2)	The address of this beneficial owner is 3751 Victoria Park Ave, Toronto, Ontario M1W 3Z4 Canada.

(3)	Entities and/or family trusts associated with these individuals hold interests (including the special membership interests referred to in footnote 7 below) in the Company through Little Shots Nevada L.L.C. For beneficial ownership purposes, the membership and special membership interests held by Little Shots Nevada L.L.C. are attributable to each such individual. The entities associated with each such individual have, respectively, a 26.4% ownership interest in Little Shots Nevada L.L.C. and are entitled to receive an allocation of 26.9% of any proceeds received by Little Shots Nevada L.L.C. as a result of its 21.0% special membership interest in the Denver, Colorado land development activities and its 21.0% special membership interest in the Orlando, Florida land development activities.

(4)	This entity is owned by entities and/or family trusts associated with Elly Reisman.

(5)	This entity is owned by entities and/or family trusts associated with Norman Reisman.

(6)	This entity is owned by entities and/or family trusts associated with Larry Robbins.

(7)	These and other related entities also hold special membership interests in allocations of profits and cash distributions in the land development activities in Denver, Colorado and Orlando, Florida of certain of the Company’s subsidiaries as follows:

	Denver	Orlando

Little Shots Nevada L.L.C.	21.0%	21.0%
Elly Colorado Inc.	29.3%	—
Elly Nevada Inc.	—	29.3%
Norman Colorado Inc.	29.3%	—
Norman Nevada Inc.	—	29.3%
Larry Colorado Inc.	20.5%	—
Larry Nevada Inc.	—	20.5%
      As noted in footnote 3 above, entities and/or family trusts associated with Seymour Joffe, Bruce Freeman and Harry Rosenbaum are entitled to receive a portion of the proceeds received by Little Shots Nevada L.L.C. through allocations on such special membership interests based on their respective percentage ownership interests in Little Shots Nevada L.L.C. as set forth in footnote 3.
      Special membership interests do not entitle the holders thereof to vote or otherwise participate in the management or operation of the Company or any of its subsidiaries.

Certain relationships and related transactions
       In August 2005, we entered into a Services and Software License Agreement (the “Services and License Agreement”) with Paramount Development Corporation Limited (“Paramount”), which is an affiliate of the Great Gulf Group. Under the Services and License Agreement, which is effective as of June 1, 2005, Paramount licenses to us and our affiliates certain software which we use in performing the following functions: accounting, job costing, work order, home warranty, home design, scheduling, and purchase orders. Furthermore, pursuant to the Services and License Agreement, Paramount provides us and our affiliates with the services of its employees to assist us with land development matters relating to our land operations in Orlando and Denver. In return for the software license and the land development services, we pay Paramount a fee of $600 for each home closed. The initial term of the Services and License Agreement is two years and will automatically renew for successive one-year terms unless either party gives notice that the agreement will not be renewed.
      Although we did not have a written agreement with Paramount covering the software license and land development services prior to entering into the Services and License Agreement, Paramount provided us with such software and services in return for a payment of $600 for each home closed. During the six-month periods ended November 30, 2005, and November 30, 2004, and during fiscal years 2005, 2004 and 2003, we paid Paramount $0.6 million, $0.5 million, $1.1 million, $1.1 million and $0.8 million, respectively, for the software license and land development services.
      We, in the ordinary course of our business, from time to time enter into lot option purchase agreements to facilitate the development of land for our use with entities that are owned directly or indirectly by the seven families that indirectly own our membership interests or that are otherwise affiliates of the Great Gulf Group. These entities generally obtain secured acquisition and development financing which is supported by specific performance requirements under our lot option purchase agreements. As of May 31, 2005, we were party to several lot option purchase agreements with such related parties for the acquisition of 386 finished lots, of which 164 finished lots remain to be purchased as of May 31, 2005 for a remaining aggregate purchase price of $14.5 million. As of November 30, 2005, we were party to several lot option purchase agreements with the same related parties for the acquisition of 221 finished lots, of which 76 finished lots remain to be purchased as of November 30, 2005 for a remaining aggregate purchase price of $5.9 million. These option purchase agreements were entered into prior to January 1, 2004 and, while qualifying as variable interest entities are not required to be consolidated under FIN 46R. At November 30, 2005 and May 31, 2005, the Company had $0.2 million and $1.7 million, respectively, of non-refundable deposits securing the lot options and specific performance lot purchase requirements. As of May 31, 2004, we had an additional lot option purchase agreement with Larelnor Developments Inc., a related party, to acquire 224 finished lots at an aggregate price of $12.4 million, of which 10 lots remained to be purchased at such date. Such 10 lots were purchased during the first quarter of fiscal 2005 for a purchase price of $0.5 million.
      As of May 31, 2005, we had three lot purchase contracts with such related parties to acquire 611 finished lots at an aggregate price of approximately $33.0 million which have created variable interests and of which 504 finished lots remain to be purchased for an aggregate price of $27.5 million. As of November 30, 2005, we had 3 lot purchase contracts with such related parties to acquire 443 finished lots at an aggregate price of approximately $25.9 million which have created variable interests. In addition, the Company has provided various specific performance guarantees under the option purchase contracts, which have been deemed as providing subordinated financial support to the entities, of which 25 finished lots remain to be purchased under its specific performance obligations for an aggregate purchase price of $1.2 million as of November 30, 2005 and 49 finished lots remained to be purchased under its specific performance obligations for an aggregate purchase price of $2.4 million as of May 31, 2005. As of November 30, 2005 and May 31, 2005, the Company had $0.5 million and $0.7 million, respectively, of non-refundable deposits securing the remaining lot options. While the Company owns no equity interest in these entities, it must consolidate the entities pursuant to FIN 46R.

      We used $12.9 million of the proceeds from the issuance and sale of the original notes to repay in full an unsecured note with another related party. The note bore interest at the U.S. prime lending rate plus 0.75% per annum and was payable upon demand. As of May 31, 2005, 2004 and 2003 there was $13.7 million, $3.4 million and $22.1 million outstanding under such note, respectively.
      We believe that the transactions described above between us and the various related parties have been and will continue to be on terms no less favorable to the Company than those available from unaffiliated third-parties in transactions negotiated at arms-length. We do not intend to enter into any transactions in the future with or involving any of our officers or directors or any members of their immediate family on terms that would be less favorable to the Company than those that would be available from unaffiliated third-parties in arms-length transactions.

Description of other indebtedness
       The following is a summary of the material terms of the agreements that govern certain of our outstanding debt other than the notes.
SENIOR UNSECURED CREDIT FACILITY
      On January 20, 2005, we entered into a senior unsecured credit facility with a group of lenders and Wachovia Bank, National Association, as agent for the lenders, which was amended and restated on December 16, 2005. The senior unsecured credit facility, as amended, provides for up to $300.0 million of unsecured borrowings, subject to a borrowing base, and includes an uncommitted accordion feature pursuant to which we may request, subject to certain conditions, an increase of the senior unsecured credit facility up to a maximum of $400.0 million. Our obligations under the senior unsecured credit facility are guaranteed by certain of our subsidiaries and our equity owners. The senior unsecured credit facility ranks senior in right of payment to all of our subordinated indebtedness, including the notes.
      The senior unsecured credit facility provides for the issuance of up to $50.0 million in letters of credit outstanding at any one time, and for borrowings of up to $10.0 million on same-day notice, referred to as the swingline loans.
      The maturity date of the senior unsecured credit facility is January 19, 2010. However, once during each fiscal year we may request that the lenders extend the maturity date by an additional year.
      Borrowings under the senior unsecured credit facility are limited by the availability of sufficient real estate borrowing base, which is determined regularly throughout the life of the senior unsecured credit facility. The composition of the borrowing base is limited to certain parameters set forth in the senior unsecured credit facility agreement and each type of real estate (such as unimproved entitled land, lots under development, finished lots, presold housing units, speculative housing units and model housing units) is removed from the borrowing base if held beyond specified maturity dates. As of November 30, 2005, we had borrowings of approximately $46.8 million under the senior unsecured credit facility and had available borrowings of $178.2 million. Had we entered into the amended and restated senior unsecured credit facility during the period ended November 30, 2005, we would have had $228.4 million of available borrowings.
      Borrowings under the senior unsecured credit facility generally bear interest based on an applicable margin plus LIBOR or an alternate base rate. Fees for letters of credit under the senior unsecured credit facility are based on an applicable margin plus LIBOR. The applicable margins for both interest and fees for letters of credit range from 1.25% to 1.75%, depending upon our ratio of consolidated debt to consolidated net worth. A commitment fee equal to 0.2% to 0.25% per year, depending on our ratio of consolidated debt to consolidated net worth, accrues on the undrawn portion of the senior unsecured credit facility, and such fee is payable quarterly in arrears.
      The senior unsecured credit facility contains a number of customary financial and operating covenants, including covenants:

•	requiring us to maintain a minimum consolidated tangible net worth of at least $90.3 million plus 50.0% of net income earned in each quarter after November 30, 2004 (excluding quarters where net income is not positive) plus 50.0% of the net proceeds received for any of our capital stock or other equity interests sold after January 20, 2005;

•	requiring us to maintain a ratio of consolidated/total liabilities to adjusted net worth not in excess of 2.25x;

•	requiring us to maintain an interest coverage ratio of at least 2.5x;

•	limiting the principal amount of our secured debt to $50.0 million at any given time;

•	limiting the net book value of our unimproved entitled land to 25.0% of our adjusted tangible net worth;

•	limiting the net book value of our unimproved entitled land, lots under development and finished lots to 150.0% of our adjusted tangible net worth;

•	limiting the aggregate distributions by us and our subsidiaries in any fiscal year (other than certain distributions made to our members to cover the income taxes due by them as a result of our being a pass- through entity) to any person or entity other than us to no more than (i) 50.0% of our consolidated net income earned between June 1, 2004 and the date of the distribution plus (ii) 100% of the amounts we and our subsidiaries receive from contributions to common equity made after June 1, 2005 or from the issuance and sale of equity interests after June 1, 2005 minus (iii) the amount of any distributions previously made between June 1, 2004 and the date of such distribution;

•	restricting the sale or transfer of more than 20.0% of the ownership interests in us or any subsidiary guarantor;

•	restricting our ability to incur additional indebtedness;

•	restricting the number of speculative housing units and model housing units as of the end of any fiscal quarter to a maximum of 35.0% of our housing unit closings during the previous 12-month period; and

•	restricting our ability to engage in mergers and consolidations and our ability to sell all or substantially all of our assets.
      The senior unsecured credit facility also contains customary events of default, including but not limited to payment defaults, breaches of representations and warranties, covenant defaults, bankruptcy, the occurrence of certain ERISA events, material judgments and cross-defaults to certain indebtedness. If such an event of default were to occur, the lenders under the senior unsecured credit facility would be entitled to take various actions, including acceleration of all amounts due and termination of their commitments thereunder. As of November 30, 2005, we were in compliance with the covenants under the senior unsecured credit facility.

Description of the notes
       As used below in this “Description of the notes” section, the “Issuer” means Ashton Woods USA L.L.C., a Nevada limited liability company, and its successors, but not any of its subsidiaries. The Issuer and Ashton Woods Finance Co., a Delaware corporation and a wholly owned subsidiary of the Issuer (the “Co-Issuer”), issued the original notes and will issue the notes described in this prospectus (the “Notes”) under an Indenture, dated as of September 21, 2005 (the “Indenture”), among the Issuer, the Co-Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth elsewhere in this prospectus.
      The following is a summary of the material terms and provisions of the Notes. You can find definitions of certain terms used in this description under the heading “— Certain Definitions.”
PRINCIPAL, MATURITY AND INTEREST
      The Notes will mature on October 1, 2015. The original notes bear interest, and the new notes will bear interest, at the rate of 9.5% per year from September 21, 2005, or as to the new notes, from the last date on which interest was paid, payable on April 1 and October 1 of each year, commencing on April 1, 2006, to Holders of record at the close of business on March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
      The Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.
      We are offering to exchange up to $125.0 million aggregate principal amount of new notes for a like principal amount of original notes. The Issuer and the Co-Issuer may issue additional Notes having identical terms and conditions to the Notes, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the “Limitations on Additional Indebtedness” covenant described below. Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will be treated as one class with the Notes, including, without limitation, for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the notes,” except for the covenant described under “— Certain Covenants — Limitations on additional indebtedness,” references to the Notes include Additional Notes, if any.
METHODS OF RECEIVING PAYMENTS ON THE NOTES
      If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer and the Co-Issuer will make all payments on such Holder’s Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer and the Co-Issuer elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.
SUBORDINATION OF NOTES
      The payment of all Obligations on or relating to the Notes will be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt of the Issuer and the Co-Issuer, including all Obligations with respect to the Credit Facilities, whether outstanding on the Issue Date or incurred after that date.
      The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on or relating to the

Notes (other than in Permitted Junior Securities) in the event of any distribution to creditors of the Issuer or the Co-Issuer:

•	in a total or partial liquidation, dissolution or winding up of the Issuer or the Co-Issuer;

•	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or the Co-Issuer or their respective assets;

•	in an assignment for the benefit of creditors; or

•	in any marshalling of the assets and liabilities of the Issuer or the Co-Issuer.
      If a payment or distribution is made to the holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of the Senior Debt and pay the payment or distribution over to the holders of the Senior Debt, as their interests may appear.
      In addition, neither the Issuer nor the Co-Issuer may make any payment or distribution of any kind or character with respect to any Obligations on or relating to the Notes or acquire any Notes for cash or assets or otherwise (other than, in either case, Permitted Junior Securities), if:

•	a payment default (whether at stated maturity, upon acceleration or otherwise) on any Senior Debt occurs and is continuing beyond any applicable grace period; or

•	any other default occurs and is continuing on any Designated Senior Debt that permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of such Designated Senior Debt.
      Payments on and distributions with respect to any Obligations on or with respect to the Notes may and shall be resumed:

•	in the case of a payment default (whether at stated maturity, upon acceleration or otherwise), upon the date on which all payment defaults are cured or waived; and

•	in case of a nonpayment default, the earliest of (1) the date on which all such nonpayment defaults are cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.
      No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.
      No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action or any breach of any covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing will constitute a new default for this purpose.
      Notwithstanding anything to the contrary, payments and distributions made from the trust established pursuant to the provisions described under “— Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge” will be permitted and will not be subordinated so long as the payments into the trust were made in accordance with the requirements described under “— Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge” and did not violate the subordination provisions when they were made.
      The Issuer must promptly notify the Representative of the Senior Debt if payment of the Notes is accelerated because of an Event of Default. In such case, no payment or distribution with respect to any Obligations on or with respect to the Notes may be made until five Business Days after the Representative of the Senior Debt receives notice of such acceleration and, after such five Business Day period, payment or distribution with respect to any Obligations on or with respect to the Notes may be made only if the subordination provisions of the Indenture otherwise permit payment at that time.
      As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Issuer or the Co-Issuer, Holders of the Notes may recover less ratably than other creditors of the Issuer. See “Risk Factors — Risks Associated with the Notes and this Offering — Your right to receive payments on the notes is subordinated to our and the guarantors’ senior debt.”
      As of November 30, 2005, the Issuer had $46.8 million aggregate principal amount of Senior Debt and $178.2 million of undrawn borrowings available under the Credit Facilities (net of $9.3 million in outstanding undrawn letters of credit).
SUBORDINATION OF GUARANTEES
      Each Guarantee will be subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt.
NOTE GUARANTEES
      The obligations of the Issuer and the Co-Issuer under the Notes and the Indenture will be jointly and severally guaranteed (the “Note Guarantees”) by each Restricted Subsidiary (other than the Co-Issuer).
      As of the date of the Indenture, all of our Subsidiaries became “Restricted Subsidiaries.” Under the circumstances described below under the subheading “— Certain Covenants — Limitation on designation of unrestricted subsidiaries,” the Issuer will be permitted to designate some of its Subsidiaries (other than the Co-Issuer) as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture and the Registration Rights Agreement; and

•	the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.
      The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.
      A Guarantor shall be released from its obligations under its Note Guarantee and its obligations under the Indenture and the Registration Rights Agreement:

•	in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Issuer, the Co-Issuer and the Restricted Subsidiaries; provided, however, that the Net Available Proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of the Indenture, to the extent required thereby; or

•	if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively.
OPTIONAL REDEMPTION
      Except as set forth below, the Notes may not be redeemed prior to October 1, 2010. At any time or from time to time on or after October 1, 2010, the Issuers, at their option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning October 1 of the years indicated:

Optional
Year	Redemption Price

2010	104.750%
2011	103.167%
2012	101.583%
2013 and thereafter	100.000%
      At any time or from time to time prior to October 1, 2008, the Issuer, at its option, may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 109.5% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.
      The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.
SELECTION AND NOTICE OF REDEMPTION
      In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described in the second paragraph under “— Optional Redemption,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.
      Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

CHANGE OF CONTROL
      Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuer and the Co-Issuer purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.
      Within 30 days following any Change of Control, the Issuer and the Co-Issuer will mail, or cause to be mailed, to the Holders a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.
      The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.
      The agreements governing our outstanding Senior Debt currently prohibit us in certain circumstances from purchasing any Notes, and also provide that some change of control events with respect to us would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Issuer and/or the Co-Issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuer and the Co-Issuer are prohibited from purchasing Notes, the Issuer and/or the Co-Issuer could seek the consent of our lenders under the Senior Debt to the purchase of Notes or could attempt to refinance the borrowings that contain the prohibition. If the Issuer and/or the Co-Issuer do not obtain a consent or refinance the borrowings, the Issuer and the Co-Issuer will remain prohibited from purchasing Notes. In that case, our failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Debt. In these circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.
      If a Change of Control Offer is made, there can be no assurance that the Issuer and the Co-Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer.
      The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
      The obligation of the Issuer and the Co-Issuer to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and the Co-Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.
      With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “— Certain Covenants — Limitations on mergers, consolidations, etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the

Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.
      The Issuer and the Co-Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer and the Co-Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.
CERTAIN COVENANTS
      The Indenture contains, among others, the following covenants. We are currently in compliance with all such covenants.

Limitations on additional indebtedness
      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the “Ratio Exception”).
      Notwithstanding the above, so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Issuer, the Co-Issuer and any Restricted Subsidiary under the Credit Facilities in an aggregate amount at any time outstanding (whether incurred under the Ratio Exception or as Permitted Indebtedness) not to exceed the greater of (x) $300.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence;

(2) the Notes and the Note Guarantees issued on the Issue Date and the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;

(3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1), (2) or (5), and after giving effect to the intended use of proceeds of the Notes);

(4) Indebtedness of the Issuer and the Restricted Subsidiaries under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation; provided, however, that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Issuer owed to a Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Issuer’s Obligations, under the Notes and the Indenture and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) Indebtedness in respect of bid, performance or surety bonds or letters of credit issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding $10.0 million;

(8) Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Indebtedness owed to a seller of Developed Land under the terms of which the Issuer or such Restricted Subsidiary, as obligor, is required to make a payment upon the future sale of such Developed Land in an amount not to exceed 5% of the gross sales price or, in the case of profit sharing agreements between such seller and the Issuer or such Restricted Subsidiary, an amount that is reasonable and customary in the industry and market;

(12) Indebtedness owing under Capitalized Lease Obligations;

(13) Indebtedness arising under a guarantee of Indebtedness of any joint venture (provided that such guarantee shall be deemed to be an investment in such joint venture constituting a Permitted Investment or otherwise permitted by the covenant described under “— Limitations on restricted payments”);

(14) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (14));

(15) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, clause (2) or (3) above or this clause (15); and

(16) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $20.0 million at any time outstanding.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Ratio Exception, the Issuer shall, in its sole discretion, classify or later reclassify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the reclassification of preferred equity as Indebtedness due to a change in accounting principles will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

Limitations on layering indebtedness
      The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary and subordinated in right of payment to any other Indebtedness of the Issuer, the Co-Issuer or of such Restricted Subsidiary, as the case may be.
      For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitations on restricted payments
      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (5) or (6) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income for the period (taken as one accounting period) from June 1, 2005 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b) 100% of the aggregate net cash proceeds or the Fair Market Value of any assets to be used in the business of the Issuer (other than securities) received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than (A) any such proceeds which are used to redeem Notes in accordance with the second paragraph under “— Optional Redemption,” or (B) any such proceeds or assets received from a Subsidiary of the Issuer, plus

(c) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced; plus

(f) $5.0 million.

      The foregoing provisions will not prohibit:

(1) the payment by the Issuer or any Restricted Subsidiary of any dividend or distribution within 60 days after the date of declaration or notice to equity holders thereof, if on the date of declaration or notice the payment would have complied with the provisions of the Indenture;

(2) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on additional indebtedness” covenant and the other terms of the Indenture;

(4) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided, however, that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year;

(5) the payment of dividends, or distributions or amounts by the Issuer to its direct parents in amounts required to pay the tax obligations of any such direct parent that are solely attributable to the income of the Issuer and its Subsidiaries by virtue of the Issuer being a pass-through entity for Federal or state income tax purposes; provided, however, that (a) the amount of dividends or distributions paid pursuant to this clause (5) to enable any of the Issuer’s direct parents to pay Federal and state income taxes at any time will not exceed the amount of such Federal and state income taxes actually owing by any such direct parent at such time for the respective period (excluding any tax liability of any such direct parent not attributable to the Issuer or its Subsidiaries) (provided that the Issuer may make periodic payments based on an estimate of such tax liability with an annual reconciliation at the end of each tax year) and (b) any refunds received by or on behalf of, or any overpayment based on the annual reconciliation to, any of the Issuer’s direct parents attributable to the Issuer and its Subsidiaries shall promptly be returned by any such direct parent to the Issuer or credited against the Restricted Payments Basket as an additional distribution to the Issuer’s direct parents;

(6) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof; or

(7) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Issuer pursuant to provisions requiring the Issuer to offer to purchase, redeem, defease or otherwise acquire or retire for value such Subordinated Indebtedness upon the occurrence of a “change of control” as defined in the agreements or instruments governing such Subordinated Indebtedness; provided, however, that the Issuer and the Co-Issuer have made a Change of Control Offer and have purchased all Notes tendered in connection with such Change of Control Offer;
provided, however, that no issuance and sale of Qualified Equity Interests that are used to make a payment pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.
      During the fiscal year ended May 31, 2005, we distributed $33.7 million to our direct parents. Of that amount, $9.9 million exceeded the amounts required to cover our direct parents’ actual and estimated tax liability. In previous periods, distributions to our direct parents were made largely to cover their tax liabilities. Subsequent to May 31, 2005, and prior to the Issue Date, we distributed $2.1 million to our direct parents, of which $1.8 million was intended to cover their tax liabilities.

Maintenance of consolidated tangible net worth
      If the Issuer’s Consolidated Tangible Net Worth declines below $60.0 million (the “Minimum Tangible Net Worth”) at the end of any fiscal quarter, the Issuer must deliver an Officers’ Certificate to the Trustee within 55 days after the end of such fiscal quarter (110 days after the end of any fiscal year) to notify the Trustee of such decline. If, on the last day of each of any two consecutive fiscal quarters (the last day of the second fiscal quarter being referred to as a “Deficiency Date”), the Issuer’s Consolidated Tangible Net Worth is less than the Minimum Tangible Net Worth of the Issuer, then the Issuer and the Co-Issuer must make an offer (a “Net Worth Offer”) to all Holders of Notes to purchase 10% of the aggregate principal amount of the Notes (the “Net Worth Offer Amount”) at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that no such Net Worth Offer shall be required if, after the Deficiency Date but prior to the date the Issuer and the Co-Issuer are required to make the Net Worth Offer, capital in cash or Cash Equivalents is contributed for Qualified Equity Interests of the Issuer sufficient to increase the Issuer’s Consolidated Tangible Net Worth after giving effect to such contribution to an amount equal to or above the Minimum Tangible Net Worth.
      The Issuer and the Co-Issuer must make the Net Worth Offer no later than 65 days after each Deficiency Date (120 days if such Deficiency Date is the last day of the Issuer’s fiscal year). The Net Worth Offer is required to remain open for a period of 20 Business Days following its commencement or for such longer period as required by law. The Issuer and the Co-Issuer are required to purchase the Net Worth Offer Amount of the Notes on a designated date no later than five Business Days after the termination of the Net Worth Offer, or if less than the Net Worth Offer Amount of Notes shall have been tendered, all Notes then tendered.
      If the aggregate principal amount of Notes tendered exceeds the Net Worth Offer Amount, the Issuer and the Co-Issuer are required to purchase the Notes tendered pro rata among the Notes tendered (with such adjustments as may be appropriate so that only Notes in denominations of $1,000 and integral multiples thereof shall be purchased).
      In no event will the failure of the Issuer’s Consolidated Tangible Net Worth to equal or exceed the Minimum Tangible Net Worth at the end of any fiscal quarter be counted toward the requirement to make more than one Net Worth Offer. The Issuer may reduce the principal amount of Notes to be purchased pursuant to the Net Worth Offer by subtracting 100% of the aggregate principal amount (excluding premium) of the Notes redeemed by the Issuer prior to the purchase (otherwise than under this provision). The Issuer, however, may not credit Notes that have been previously used as a credit against any obligation to repurchase Notes pursuant to this provision.

      The Issuer and the Co-Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Worth Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Net Worth Offer” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Net Worth Offer” provisions of the Indenture by virtue of this compliance.
      The agreements governing our outstanding Senior Debt currently prohibit us in certain circumstances from purchasing any Notes. Any future credit agreements or other agreements relating to Senior Debt to which the Issuer and/or the Co-Issuer becomes a party may contain similar restrictions and provisions. If the Deficiency Date occurs at a time when the Issuer and the Co-Issuer are prohibited from purchasing Notes, the Issuer and/or the Co-Issuer could seek the consent of the lenders under our Senior Debt to the purchase of Notes or could attempt to refinance the borrowings that contain the prohibition. If the Issuer and/or the Co-Issuer do not obtain a consent or refinance the borrowings, the Issuer and the Co-Issuer will remain prohibited from purchasing Notes. In that case, our failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Debt. In these circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.
      If a Net Worth Offer is made, there can be no assurance that the Issuer and the Co-Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Net Worth Offer.
      As of November 30, 2005, the Issuer’s Consolidated Tangible Net Worth was $155.2 million.

Limitations on dividend and other restrictions affecting restricted subsidiaries
      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Equity Interests;

(2) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(3) transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

(a) encumbrances or restrictions existing under or by reason of applicable law;

(b) encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

(c) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(d) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Facilities) as in effect on that date;

(e) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(f) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(g) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

(h) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(i) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(j) Purchase Money Indebtedness or Capitalized Lease Obligations incurred in compliance with the covenant described under “— Limitations on additional indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired; and

(k) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (j) above; provided, however, that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on transactions with affiliates
      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that may have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or such Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary; and

(2) the Issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate value in excess of $5.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and either (x) a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the disinterested members of the Board of Directors of the Issuer approving such Affiliate Transaction or (y) a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Board of Directors of the Issuer approving such Affiliate Transaction together with the written opinion or appraisal described in clause (b) below; and

(b) with respect to any Affiliate Transaction involving aggregate value of $10.0 million or more, the certificates described in the preceding clause (a) and either (x) a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.
      The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, however, in each case, that no Affiliate of the

Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification arrangements;

(3) loans and advances permitted by clause (3) of the definition of “Permitted Investments”;

(4) Restricted Payments which are made in accordance with the covenant described under “— Limitations on restricted payments”;

(5) any agreement as in effect as of the Issue Date and disclosed in this prospectus or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this covenant) or any transaction contemplated by such agreement;

(6) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided, however, that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity; or

(7) sales of Qualified Equity Interests for cash by the Issuer to an Affiliate.

Limitations on liens
      The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on asset sales
      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

      For purposes of clause (2) of the preceding paragraph, the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b) the amount of any obligations received from such transferee that are within 30 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged in the business of the Issuer, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) received by the Issuer or any Restricted Subsidiary to be used by it in the business of the Issuer or such Restricted Subsidiary.
      If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.
      If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1) repay any Senior Indebtedness; and/or

(2) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities, unless such securities represent Equity Interests in an entity engaged in the business of the Issuer or such Restricted Subsidiary, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) to be used by the Issuer or any Restricted Subsidiary in the business of the Issuer or such Restricted Subsidiary; and/or

(3) make a Net Proceeds Offer (and redeem Pari Passu Indebtedness) in accordance with the procedures described below and in the Indenture.
      The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”
      When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer and the Co-Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer or the Co-Issuer the provisions of which require the Issuer or the Co-Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Issuer and the Co-Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

      To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.
      In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under “— Limitations on mergers, consolidations, etc.,” the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this covenant, and the successor shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).
      The Issuer and the Co-Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “— Limitations on asset sales” provisions of the Indenture, the Issuer and the Co-Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “— Limitations on asset sales” provisions of the Indenture by virtue of this compliance.

Limitations on designation of unrestricted subsidiaries
      The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer (other than the Co-Issuer) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “— Limitations on restricted payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.
      No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1) has no Indebtedness other than Permitted Unrestricted Subsidiary Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer or such Restricted Subsidiary;

(3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “— Limitations on restricted payments.”

      If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary, Liens on assets and Investments of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred or made under the covenant described under “— Limitations on additional indebtedness” or the Lien is not permitted under the covenant described under “— Limitations on liens” or the Investment is not permitted to be made under the covenant described under “— Limitation on restricted payments” the Issuer shall be in default of the applicable covenant. The Issuer may not designate the Co-Issuer as an Unrestricted Subsidiary.
      The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.
      All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on mergers, consolidations, etc.
      The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person (other than a merger that satisfies the requirements of clause (1) below with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of formation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement; provided, however, that at any time the Successor is a limited liability company or a limited partnership, there shall be a co-issuer of the Notes that is a corporation;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any

Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

(3) immediately after giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception.

      For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.
      The Co-Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Co-Issuer or (b) adopt a Plan of Liquidation unless, in either case:

(1) either:

(a) the Co-Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Co-Issuer Successor”) is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Co-Issuer Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Co-Issuer under the Notes, the Indenture and the Registration Rights Agreement; and

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above, no Default shall have occurred and be continuing.
      Except as provided in the fourth paragraph under the caption “— Note Guarantees,” no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement; and

(2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above, no Default shall have occurred and be continuing.
      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.
      Upon any consolidation, combination or merger of the Issuer, the Co-Issuer or a Guarantor, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or the Co-Issuer in accordance with the foregoing, in which the Issuer, the Co-Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, as the case may be, the surviving entity formed by such consolidation or into which the Issuer, the Co-Issuer or such Guarantor is merged or the

Person to which the sale, lease, transfer, conveyance or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer, the Co-Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer, the Co-Issuer or such Guarantor and, except in the case of a sale, lease, transfer, conveyance or other disposition, the Issuer, the Co-Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s, the Co-Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.
      Notwithstanding the foregoing, any Restricted Subsidiary (other than the Co-Issuer) may merge into the Issuer or another Restricted Subsidiary.

Additional note guarantees
      If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary) or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms;
provided that in respect of any newly created Restricted Subsidiary, the Issuer shall deliver the executed documentation set forth in clauses (1) and (2) above with respect to such newly created Restricted Subsidiary(ies) within ten (10) days of the end of the fiscal quarter in which such Restricted Subsidiary was created.

Limitation on activities of the co-issuer
      The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Credit Facilities and any other Indebtedness that is permitted to be incurred by the Issuer under the covenant described under “— Limitations on additional indebtedness”; provided, however, that the net proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto. Neither the Issuer nor any Restricted Subsidiary shall engage in any transactions with the Co-Issuer in violation of the immediately preceding sentence.

Reports
      Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods that would be applicable to the Issuer if it were subject to Section 13(a) or 15(d) of the Exchange Act:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

      In addition, whether or not required by the SEC, after the consummation of the exchange offer, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods that would be applicable to the Issuer if it were subject to Section 13(a) or 15(d) of the Exchange Act (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer, the Co-Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of default
      Each of the following is an “Event of Default”:

(1) failure by the Issuer and the Co-Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(2) failure by the Issuer and the Co-Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(3) failure by the Issuer to comply with any of its agreements or covenants described above under “— Certain Covenants — Limitations on mergers, consolidations, etc.,” or in respect of its obligations to make a Change of Control Offer as described above under “— Change of Control” (whether or not such payment is prohibited by the subordination provisions of the Indenture);

(4) failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

(b) results in the acceleration of such Indebtedness prior to its express final maturity or

(c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $10.0 million or more;

(6) one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Issuer, the Co-Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer, the Co-Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Issuer, the Co-Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer, the Co-Issuer or any Significant Subsidiary, or

(c) orders the liquidation of the Issuer, the Co-Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).
      If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.
      The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “— Certain Covenants — Limitations on mergers, consolidations, etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.
      No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been offered indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.
      However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “— Events of default” section).
      The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, within five Business Days of any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
      The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Co-Issuer and the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer, the Co-Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2) the obligations of the Issuer and the Co-Issuer with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligation in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.
      In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Co-Issuer and the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.
      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit);

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit);

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.
      If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.
SATISFACTION AND DISCHARGE
      The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable or (ii) have been called for redemption pursuant to the provisions described under “— Optional Redemption,” and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds, in trust, solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, (b) the Issuer and the Co-Issuer have paid all sums payable by them under the Indenture, and (c) the Issuer and the Co-Issuer have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

      In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.
TRANSFER AND EXCHANGE
      A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.
      The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.
AMENDMENT, SUPPLEMENT AND WAIVER
      Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided, however, that:

(a) no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer and the Co-Issuer under the heading “— Change of Control” or the related definitions that could adversely affect the rights of any Holder; and

(b) without the consent of each Holder affected, no amendment or waiver may:

(1) reduce, or change the maturity or the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on the Notes;

(3) reduce any premium payable pursuant to the optional redemption provisions of the Notes, change the date on which any Notes are subject to optional redemption or otherwise alter the provisions with respect to the optional redemption of the Notes;

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions affecting the subordination of the Notes or any Note Guarantee in a manner that adversely affects the rights of the Holders;

(6) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver to the Indenture or the Notes;

(7) waive a Default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(10) make any change in these amendment and waiver provisions.
      Notwithstanding the foregoing, the Issuer, the Co-Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s, the Co-Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the assets in accordance with “— Certain Covenants — Limitation on mergers, consolidations, etc.,” to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any change that does not materially adversely affect the rights of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.
NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS
      No director, manager, officer, employee, incorporator, stockholder, or member of the Issuer, the Co-Issuer, or any Guarantor will have any liability for any obligations of the Issuer or the Co-Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.
CONCERNING THE TRUSTEE
      U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.
      The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.
GOVERNING LAW
      The Indenture, the Notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.
CERTAIN DEFINITIONS
      Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.
      “Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.
      “Additional Interest” has the meaning set forth in the Registration Rights Agreement.
      “Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “— Certain Covenants — Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
      “amend” means to amend, supplement, restate or amend and restate or otherwise modify, including successively; and “amendment” shall have a correlative meaning.
      “asset” means any asset or property.
      “Asset Acquisition” means:

(1) an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary; or

(2) the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.
      “Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Issuer or any Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “— Certain Covenants — Limitations on mergers, consolidations, etc.”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “— Certain Covenants — Limitations on restricted payments”;

(4) the creation of or realization on any Permitted Lien;

(5) transactions in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements); and

(6) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.0 million.

      “Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any lease included in any such Sale and Leaseback Transaction.
      “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
      “Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or board of directors of such Person, as the case may be, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.
      “Borrowing Base” means, at any time of determination, the sum of the following without duplication:

(1) 100% of all cash and Cash Equivalents held by the Issuer or any Restricted Subsidiary;

(2) 80% of the book value of Developed Land for which no construction has occurred;

(3) 95% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Issuer) for all Units for which there is an executed purchase contract with a buyer not Affiliated with the Issuer, less any deposits, down payments or earnest money;

(4) 80% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Issuer) for all Units for which construction has begun and for which there is not an executed purchase agreement with a buyer not Affiliated with the Issuer; and

(5) 70% of the costs of Entitled Land (other than Developed Land) on which improvements have not commenced, less mortgage Indebtedness (other than under the Credit Facility) applicable to such land.
      “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.
      “Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
      “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
      “Cash Equivalents” means:

(1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.
      “Change of Control” means the occurrence of any of the following events:

(1) prior to a Public Equity Offering after the Issue Date, the Permitted Holders cease to own, or to have the power to vote or direct the voting of, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2) following a Public Equity Offering after the Issue Date, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 35% of the voting power of the total outstanding Voting Stock of the Issuer; provided, however, that such event shall not be deemed to be a Change of Control so long as the Permitted Holders own Voting Stock representing in the aggregate a greater percentage of the total voting power of the Voting Stock of the Issuer than such other person or group;

(3) following a Public Equity Offering after the Issue Date, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the members of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

(4) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole are sold or otherwise transferred to any Person other than a Wholly Owned Restricted Subsidiary or one or more Permitted Holders or their Affiliates or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate 100% of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not beneficially own (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

(5) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.
      “Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
      “Consolidated Cash Flow Available for Fixed Charges” for any period means the sum, without duplication, of the amounts for such period of:

(1) Consolidated Net Income; plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense and interest and other charges amortized to cost of home sales and cost of land sales, and

(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

in each case determined on a consolidated basis in accordance with GAAP; minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.
      “Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
      “Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.
      If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the

Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.
      In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.
      “Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
      “Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Issuer and the Restricted Subsidiaries as of such date, determined on a consolidated basis.
      “Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (other than interest and other charges amortized to cost of home sales and cost of land sales) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication:

(1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3) the net costs associated with Hedging Obligations;

(4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

(5) the interest portion of any deferred payment obligations;

(6) all other non-cash interest expense;

(7) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal;

(8) all interest payable with respect to discontinued operations; and

(9) all interest on any Indebtedness described in clause (7) or (8) of the definition of “Indebtedness”.
      “Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to cost of home sales and cost of land sales).
      “Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6) unrealized gains and losses with respect to Hedging Obligations;

(7) the cumulative effect of any change in accounting principle;

(8) the amount of dividends or distributions paid by the Issuer to any direct parent in reliance on clause (5) of the second paragraph of the covenant entitled “Certain Covenants — Limitations on restricted payments”; and

(9) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.
      In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph of the covenant described under “— Certain Covenants — Limitations on restricted payments” or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket. Any payment of dividends or distribution of amounts by the Issuer pursuant to clause (5) of the second paragraph of the covenant described under “Certain Covenants — Limitations on restricted payments” shall be deducted for purposes of calculating Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

      “Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.
      “Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Issuer and the Restricted Subsidiaries determined on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) any assets securing Non-Recourse Indebtedness up to the amount of such Non-Recourse Indebtedness.
      “Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person determined on a consolidated basis at the end of the fiscal quarter immediately preceding such date less (without duplication) all Intangible Assets of such Person as of such date.
      “Credit Facilities” means the Credit Agreement dated as of January 20, 2005 by and among the Issuer, as borrower, the lenders party thereto and Wachovia Bank, National Association, as agent for the lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement or instrument extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.
      “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
      “Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
      “Designated Senior Debt” means (1) Senior Debt and Guarantor Senior Debt under or in respect of the Credit Facilities and (2) any other Indebtedness constituting Senior Debt or Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt.”
      “Developed Land” means all Entitled Land of the Issuer and its Restricted Subsidiaries which is undergoing development or is ready for vertical construction.
      “Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided further, however, that any Equity Interests that would not constitute Disqualified Equity

Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under the caption “— Change of Control” and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under the caption “— Change of Control.”
      “Entitled Land” means all land of the Issuer and the Restricted Subsidiaries (a) on which Units may be constructed or which may be utilized for commercial, retail or industrial uses, in each case, under applicable laws and regulations and (b) the intended use by the Issuer for which is permissible under the applicable regional plan, development agreement or applicable zoning ordinance.
      “Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
      “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
      “Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.
      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.
      “guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
      “Guarantor” means each Restricted Subsidiary of the Issuer on the Issue Date, and each other Person that is required to become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee.
      “Guarantor Senior Debt” means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

      Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2) all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.
      Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1) any Indebtedness of such Guarantor to the Issuer or any of its Subsidiaries;

(2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its other Subsidiaries (including, without limitation, amounts owed for compensation);

(3) obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials or services;

(4) Indebtedness represented by Disqualified Equity Interests;

(5) any liability for taxes owed or owing by such Guarantor;

(6) that portion of any Indebtedness incurred in violation of the covenant described under “— Certain Covenants — Limitations on additional indebtedness” (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers’ certificate of such Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

(7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

(8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.
      “Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.
      “Holder” means any registered holder, from time to time, of the Notes.
      “incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, however, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Issuer or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

      “Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) all Attributable Indebtedness;

(10) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(12) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly Owned Restricted Subsidiaries).
      Notwithstanding the foregoing, the following shall not be considered Indebtedness: (a) earn-outs or similar profit sharing arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities; and (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business. Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the full principal amount at maturity thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased, as the case may be, on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.
      The Indenture will not restrict any Unrestricted Subsidiary from incurring Indebtedness nor will Indebtedness of any Unrestricted Subsidiaries be included in the Consolidated Fixed Charge Coverage Ratio or the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth hereunder, as long as the Unrestricted Subsidiary incurring such Indebtedness remains an Unrestricted Subsidiary.

      “Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates or, in the case of an Affiliate Transaction involving the sale, transfer or other disposition or purchase of real property by the Issuer or a Restricted Subsidiary, an appraisal firm reasonably satisfactory to the independent financial institution that provided the financing for the initial acquisition of such real property by the Affiliate of the Issuer or such Restricted Subsidiary.
      “Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.
      “interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.
      “Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.
      Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “— Certain Covenants — Limitations on designation of unrestricted subsidiaries.” If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary issues any Equity Interests, in either case such that, after giving effect to any such sale, disposition or other issuance, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale, other disposition or other issuance equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold, disposed of or issued, which amount shall be determined by the Board of Directors of the Issuer. Notwithstanding the foregoing, redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.
      “Issue Date” means September 21, 2005, the date on which the Notes were originally issued.
      “Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).
      “Moody’s” means Moody’s Investors Service, Inc., and its successors.
      “Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary and other than under the Credit Facilities) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.
      “Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.
      “Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.
      “Officer” of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
      “Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person.
      “Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.
      “Permitted Holders” means (1)(a) Elly Nevada, Inc., (b) Norman Nevada, Inc., (c) Larry Nevada, Inc., (d) Little Shots Nevada, L.L.C., (e) Elly Colorado, Inc., (f) Norman Colorado, Inc. and (g) Larry Colorado, Inc.; (2) any equityholder, general partner or managing member of any of the Persons referenced above in clause (1); (3) any officer, director, employee, member, partner or equityholder of the manager or general partner of any of the Persons referenced above in clauses (1) and (2); (4) the spouses and descendants of the Persons referenced in clause (2); (5) in the event of the incompetence or death of any of the Persons referred to in clause (2) and (3) above, such Person’s estate, executor, administrator, committee or other personal representative, in each case who at a particular date shall be the beneficial owner of or have the right to acquire, directly or indirectly, capital stock of the Issuer (or any other direct or indirect parent company of the Issuer); and (6) any trust created for the benefit of, or any entity or entities wholly-owned by, the Persons referenced above in clauses (1) through (5).
      “Permitted Investment” means:

(1) Investments by the Issuer, the Co-Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $2.0 million at any one time outstanding;

(4) Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness”;

(5) cash and Cash Equivalents;

(6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “— Certain Covenants — Limitations on Asset Sales”;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(12) Investments in existence on the Issue Date;

(13) Investments made by the Issuer or any Restricted Subsidiary in joint ventures in the business of the Issuer or such Restricted Subsidiary with unaffiliated third parties in an aggregate amount at any one time outstanding not to exceed 30% of the Issuer’s Consolidated Tangible Net Worth at such time (with each Investment being valued as of the date made and without regard to subsequent changes in value); and

(14) other Investments in an aggregate amount not to exceed 5% of the Issuer’s Consolidated Tangible Net Worth at such time (with each Investment being valued as of the date made and without regard to subsequent changes in value).
      The amount of Investments outstanding at any time pursuant to clauses (13) or (14) above shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment made pursuant to clauses (13) or (14) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clauses (13) or (14) above.

      “Permitted Junior Securities” means:

(1) Equity Interests in the Issuer, the Co-Issuer or any Guarantor; or

(2) debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to (a) all Senior Debt and Guarantor Senior Debt and (b) any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt and Guarantor Senior Debt under the Indenture.
      “Permitted Liens” means the following types of Liens:

(1) (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(5) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(6) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, however, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(7) leases or subleases (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(8) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(9) Liens securing all of the Notes and Liens securing any Note Guarantee;

(10) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(11) Liens in favor of the Issuer or a Guarantor;

(12) Liens securing Senior Debt or Guarantor Senior Debt, including Indebtedness under the Credit Facilities;

(13) Liens securing Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, however, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness;

(14) Liens securing Purchase Money Indebtedness permitted to be incurred under the Indenture; provided, however, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness;

(15) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided, however, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(16) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided, however, that the Liens do not extend to assets of a Person not subject to such Lien at the time of acquisition, merger or consolidation (other than improvements thereon) and are no more favorable to the lienholders than those securing such assets prior to the acquisition or merger with or into or consolidation with the Issuer or a Restricted Subsidiary;

(17) Liens to secure Attributable Indebtedness permitted to be incurred under the Indenture; provided, however, that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(18) Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture;

(19) attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(20) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Issuer and its Subsidiaries;

(21) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;

(22) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided, however, such sale is not otherwise prohibited under the Indenture;

(23) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(24) Liens securing Indebtedness incurred pursuant to clause (11) of the definition of Permitted Indebtedness; provided such Lien relates only to the Developed Land purchased;

(25) Liens or leases of model home units;

(26) Liens for homeowner and property owner association developments and assessments;

(27) Liens incurred in the ordinary course of business as security for the obligations of the Issuer and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers;

(28) Liens of a lessor under any Capitalized Lease Obligation permitted to be incurred under the Indenture; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation; and

(29) Liens securing Hedging Obligations permitted to be incurred pursuant to clause (4) of the definition of “Permitted Indebtedness”.
      “Permitted Unrestricted Subsidiary Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary or the documentation is otherwise clearly non-recourse.
      “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
      “Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.
      “Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.
      “principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.
      “Public Equity Offering” means an underwritten public offering of Qualified Equity Interests of the Issuer pursuant to an effective registration statement filed under the Securities Act.
      “Purchase Money Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.
      “Qualified Equity Interests” means Equity Interests of such Person other than Disqualified Equity Interests; provided, however, that of any Person such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of any Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any

Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.
      “Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to any Persons other than in connection with a transaction constituting a Change of Control; provided, however, that cash proceeds therefrom equal to the redemption price of the Notes to be redeemed are received by the Issuer as a capital contribution immediately prior to such redemption.
      “redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.
      “refinance” means to refinance, repay, prepay, replace, renew or refund.
      “Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided, however, that:

(1) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2) the obligor of Refinancing Indebtedness does not include any Person (other than the Issuer or any Restricted Subsidiary) that is not an obligor of the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness, and if the Refinanced Indebtedness was pari passu with the Notes or the Note Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be;

(4) the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.
      “Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuer, the Co-Issuer, the Guarantors and the initial purchasers of the Notes issued on the Issue Date and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.
      “Representative” means any agent or representative in respect of any Designated Senior Debt; provided, however, that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

      “Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any payment of principal of or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than Subordinated Indebtedness owed to and held by Issuer or any Restricted Subsidiary).
      “Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “— Certain Covenants — Limitations on restricted payments.”
      “Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.
      “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.
      “Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.
      “SEC” means the U.S. Securities and Exchange Commission.
      “Secretary’s Certificate” means a certificate signed by the Secretary or an Assistant Secretary of the Issuer.
      “Securities Act” means the U.S. Securities Act of 1933, as amended.
      “Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer or the Co-Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.
      Without limiting the generality of the foregoing, “Senior Debt” shall include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1) all monetary obligations of every nature under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2) all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.
      Notwithstanding the foregoing, “Senior Debt” shall not include:

(1) any Indebtedness of the Issuer or the Co-Issuer to any of their respective Subsidiaries;

(2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

(3) obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials or services;

(4) Indebtedness represented by Disqualified Equity Interests;

(5) any liability for taxes owed or owing by the Issuer or the Co-Issuer;

(6) that portion of any Indebtedness incurred in violation of the “Limitations on Additional Indebtedness” covenant (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

(7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer; and

(8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer or the Co-Issuer, as the case may be.
      “Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “— Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.
      “Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.
      “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) or (b) that is or is required to be included in the consolidated financial statements of such Person in accordance with GAAP. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the parent.
      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
      “Unit” means a residence, whether single or part of a multifamily building, whether completed or under construction, held by the Issuer or any Restricted Subsidiary for sale in the ordinary course of business.
      “Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “— Certain Covenants — Limitations on designation of unrestricted subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

      “U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
      “Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.
      “Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.
      “Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries.
BOOK-ENTRY, DELIVERY AND FORM OF NOTES
      The new notes will be represented by one or more global notes (the “Global Notes”) in definitive form. The Global Notes will be deposited with, or on behalf of, the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”). DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.
      DTC has advised the Issuer as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including the Euroclear System and Clearstream Banking, Société Anonyme, Luxembourg (collectively, the “Participants” or the “Depositary’s Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary’s Participants or the Depositary’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary’s Participants) and the records of the Depositary’s Participants (with respect to the interests of the Depositary’s Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of Notes will not be entitled to have Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Issuer, the Co-Issuer, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Co-Issuer and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Issuer, the Co-Issuer or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

If an Event of Default occurs, any person having a beneficial interest in the Global Notes may, through the Depositary’s Participants or the Depositary’s Indirect Participants upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such Notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such Notes would be issued in fully registered form and would be subject to the legal requirements described in this prospectus under the caption “Notice to Investor.”

None of the Issuer, the Co-Issuer or the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes and the Issuer, the Co-Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

Material United States federal income tax considerations
GENERAL
      The following is a general discussion of the material United States federal income tax consequences of the exchange of original notes for new notes and the purchase, ownership and disposition of the new notes to United States holders and, in certain circumstances, non-United States holders.
      This summary deals only with notes held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, hereafter referred to as the Code, and does not deal with special situations, such as those of broker dealers, tax-exempt organizations, partnerships or other pass through entities or investors in such entities, individual retirement accounts and other tax deferred accounts, financial institutions, insurance companies, or persons holding the notes as part of a hedging or conversion transaction or straddle, or a constructive sale, or persons who have ceased to be United States citizens or to be taxed as resident aliens or persons whose functional currency is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be subject to change, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.
      As used herein, a “United States holder” is a beneficial owner of a note that is, for United States federal income tax purposes,

•	an individual who is a citizen or resident of the United States,

•	a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof,

•	an estate the income of which is subject to United States federal income taxation regardless of its source,

•	a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, and

•	a certain type of trust in existence on August 20, 1996, which was treated as a United States person under the Code in effect immediately prior to such date and which has made a valid election to be treated as a United States person under the Code.
      A “non-United States holder” is a beneficial owner of a note who is not a United States holder.
      If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding outstanding notes, we suggest that you consult your tax advisor.
      Persons considering participating in the exchange offer, or considering the purchase, ownership or disposition of notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.
EXCHANGE OFFER
      Pursuant to this exchange offer, holders are entitled to exchange the original notes for new notes that will be substantially identical in all material respects to the original notes, except that the new notes will be registered and therefore generally will not be subject to transfer restrictions. Participation in the exchange offer will not result in a taxable exchange to the Company or you. Accordingly,

•	no gain or loss will be realized by you upon receipt of a new note,

•	the holding period of a new note will include the holding period of the original note exchanged therefor, and

•	the adjusted tax basis of the new notes will be the same as the adjusted tax basis of the original notes exchanged at the time of the exchange.
UNITED STATES HOLDERS

Payments of Interest on Notes
      Interest on the notes will be taxable to a United States holder as ordinary income at the time it is paid or accrued in accordance with the United States holder’s regular method of accounting for tax purposes. The original notes were not, and the new notes will not be issued with original issue discount and the remainder of this section so assumes.

Sale, Exchange, Redemption or Retirement of the Notes
      Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a United States holder will generally recognize gain or loss in an amount equal to the difference between:

•	the amount of cash and the fair market value of other property received in exchange therefor and

•	the holder’s adjusted tax basis in such note.
      Amounts attributable to accrued but unpaid interest on the notes will be treated as ordinary interest income as described above. A United States holder’s adjusted tax basis in a note generally will equal the purchase price paid by the holder for the note.
      Gain or loss realized on the sale, exchange, retirement or other taxable disposition of a note will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition, the note has been held by a United States holder for more than twelve months. The current maximum rate of tax on long-term capital gains with respect to notes held by an individual is 15%. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding
      Backup withholding and information reporting requirements may apply to certain payments of interest on a note and to the proceeds of the sale, redemption or other disposition of a note. We, our agent, a broker, the trustee or the paying agent, as the case may be, will be required to withhold from any payment that is subject to backup withholding a backup withholding tax if a United States holder, other than an exempt recipient such as a corporation, fails to furnish its taxpayer identification number, certify that such number is correct, certify that such holder is not subject to withholding or otherwise comply with the applicable backup withholding rules. Pursuant to legislation enacted in 2003, the backup withholding rate is 28%. This legislation is scheduled to expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010 unless Congress enacts legislation providing otherwise. A United States holder will generally be eligible for an exemption from backup withholding by providing a properly completed Internal Revenue Service Form W-9 to the applicable payor. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of the notes will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.
NON-UNITED STATES HOLDERS

United States Federal Withholding Tax
      The payment to a non-United States holder of interest on a note that is not effectively connected with such holder’s conduct of a United States trade or business generally will not be subject to United States federal withholding tax, pursuant to the “portfolio interest exception,” provided that

•	the non-United States holder does not directly, indirectly or constructively own 10% or more of the total combined voting power of all of our classes of corporate stock,

•	the non-United States holder is not a controlled foreign corporation that is related to us through stock ownership within the meaning of the Code, and

•	the non-United States holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

and provided that either:

•	the beneficial owner of the note certifies to us or our paying agent, under penalties of perjury, that it is not a United States holder and provides its name and address on an Internal Revenue Service Form W-8BEN, or a suitable substitute form, or

•	a securities clearing organization, bank or other financial institution that holds the notes on behalf of such non-United States holder in the ordinary course of its trade or business certifies to us or our paying agent, under penalties of perjury, that such a Form W-8BEN or suitable substitute form, has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.
      Alternative methods may be applicable for satisfying the certification requirement described above.
      If a non-United States holder cannot satisfy the requirements of the portfolio interest exception described above, payments of interest made to such non-United States holder will be subject to a 30% withholding tax, unless the beneficial owner of the note provides us or our paying agent with a properly executed:

•	Form W-8BEN or successor form (or a suitable substitute form), claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable income tax treaty, or

•	Form W-8ECI, or successor form (or a suitable substitute form), stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner’s conduct of a trade or business in the United States.
      In addition, the non-United States holder may under certain circumstances be required to obtain a United States taxpayer identification number and make certain certifications to us. Non-United States holders should consult their tax advisors regarding the effect, if any, of the withholding regulations.

United States Federal Income Tax
      Except for the possible application of United States federal withholding tax discussed above, or backup withholding tax discussed below, a non-United States holder generally will not be subject to United States federal income tax on payments of interest and principal on the notes, or on any gain realized upon the sale, exchange, redemption or retirement of a note, unless:

•	such payments and gain are effectively connected with the conduct by such holder of a trade or business in the United States, and, if required by an applicable income tax treaty as a condition for subjecting the non- United States holder to United States taxation on a net income basis, the gain is attributable to a permanent establishment maintained in the United States, or

•	in the case of gains derived by an individual, such individual is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.
      If a non-United States holder is engaged in a trade or business in the United States and interest on the note or gain realized upon disposition of a note is effectively connected with the conduct of such trade or business, such non-United States holder will be subject to United States federal income tax, in the same manner as if it were a United States holder. In addition, if such non-United States holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (which may include both any interest on a note and any gain on a disposition of a note), subject to adjustment, for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty. If a non United States holder is subject to the 183 day rule described above, such holder generally will be subject to United States federal income tax at a rate of 30% (or the lower applicable treaty rate) on the amount by which capital gains allocable to United States sources exceed capital losses allocable to United States sources.
      Special rules may apply to certain non-United States holders, such as “controlled foreign corporations,” “passive foreign investment companies” and “foreign personal holding companies,” that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them or to their shareholders.
INFORMATION REPORTING AND BACKUP WITHHOLDING
      We must report annually to the Internal Revenue Service and to each non-United States holder any interest that is subject to withholding, or that is exempt from United States withholding tax pursuant to a tax treaty, or interest that is exempt from United States withholding tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities of the country in which the non-United States holder resides.
      Non-United States holders may be subject to backup withholding and additional information reporting requirements. However, backup withholding and additional information reporting requirements generally do not apply to payments of interest made by us or a paying agent to non-United States holders if the certification described above under “United States Federal Withholding Tax” is received.
      If the foreign office of a foreign “broker,” as defined in the applicable Treasury regulations, pays the proceeds of a sale, redemption or other disposition of a note to the seller thereof outside the United States, backup withholding and information reporting requirements will generally not apply. However, information reporting requirements, but not backup withholding, will generally apply to a payment by a foreign office of a broker that is a United States person or a “United States related person,” unless the broker has documentary evidence in its records that the holder is a non-United States holder and certain other conditions are met or the holder otherwise establishes an exemption. For this purpose, a “United States related person” is:

•	a foreign person that derives 50% or more of its gross income from all sources in specified periods from activities that are effectively connected with the conduct of a trade or business in the United States,

•	a “controlled foreign corporation” (a foreign corporation controlled by certain United States shareholders), or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in the applicable Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or if at any time during its taxable year, such foreign partnership is engaged in a trade or business in the United States.
      Payment by a United States office of any United States or foreign broker is generally subject to both backup withholding and information reporting unless the holder certifies under penalties of perjury that it is a non-United States holder or otherwise establishes an exemption.
      Pursuant to legislation enacted in 2003, the backup withholding rate is 28%. This legislation is scheduled to expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010 unless Congress enacts legislation providing otherwise.
      Any amounts withheld under the backup withholding rules from a payment to a holder of the notes may be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.
      Non-United States holders should consult their tax advisers concerning the possible application of Treasury regulations and income tax treaties to any payments made on or with respect to the notes.

Plan of distribution
       If you wish to exchange your original notes in the exchange offer, you will be required to make representations to us as described in “The exchange offer — Exchange Offer Procedures” in this prospectus and in the letter of transmittal. In addition, each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed to use our reasonable best efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for a period of 180 days after the date of this prospectus for use in connection with any such resale.
      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      A broker-dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
      For a period of 180 days after the date of this prospectus, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the original notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the original notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

Legal matters
       The enforceability of the new notes and the guarantees offered in this prospectus, the binding obligations of the Company, the Co-Issuer and the Subsidiary Guarantors pursuant to such notes and guarantees and other matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP. Certain legal matters as to the Company and the guarantees given by the Subsidiary Guarantors will be passed upon by the following law firms: Lionel, Sawyer & Collins; Hagen & Parsons, P.C.; Akerman Senterfitt; Holley, Albertson & Polk P.C.; and Fennemore Craig, P.C.
Experts
       The consolidated financial statements of Ashton Woods USA L.L.C. and subsidiaries as of May 31, 2005 and 2004, and for each of the years in the three-year period ended May 31, 2005 have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
Where you can find more information
       We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-4 (SEC File No. 333-129906). This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement. For further information about us and the securities offered in this prospectus, you should refer to the registration statement and exhibits. A copy of the registration statement and the exhibits and schedules filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.
      Upon completion of this offering, we will file periodic and current reports and other information with the SEC. Such periodic and current reports and other information will be available for inspection and copying at the public reference room and web site of the SEC referred to above.
      We maintain an internet site at www.ashtonwoods.com which contains information concerning us and our subsidiaries. The information contained on our internet site and those of our subsidiaries is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

Report of Independent Registered Public Accounting Firm
The Members
Ashton Woods USA L.L.C.:
      We have audited the accompanying consolidated balance sheets of Ashton Woods USA L.L.C. and subsidiaries as of May 31, 2005 and 2004, and the related consolidated statements of earnings, members’ equity, and cash flows for each of the years in the three-year period ended May 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ashton Woods USA L.L.C., and subsidiaries as of May 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended May 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Atlanta, Georgia
July 20, 2005

Ashton Woods USA L.L.C.
CONSOLIDATED BALANCE SHEETS

	May 31,

	2005	2004

	(In thousands)
ASSETS
Cash and cash equivalents	$105	$625
Inventory
Construction in progress and finished homes	126,010	106,651
Land and land under development	129,983	99,033
Real estate not owned	14,945	8,226
Property and equipment, net	5,620	3,340
Accounts receivable	10,649	5,854
Restricted cash	104	1,846
Other assets	9,998	6,694
Investments in unconsolidated entities	12,029	8,330

	$309,443	$240,599

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Notes payable	$96,789	$86,159
Related party note	13,746	3,409
Customer deposits	12,290	6,596
Liabilities related to real estate not owned	12,551	6,840
Accounts payable and accruals	42,476	32,156

Total liabilities	177,852	135,160
Minority interests in consolidated limited partnerships	—	242
Minority interests in real estate not owned	1,993	1,386
Members’ equity	129,598	103,811

	$309,443	$240,599

See Accompanying Notes to Consolidated Financial Statements.

Ashton Woods USA L.L.C.
CONSOLIDATED STATEMENTS OF EARNINGS

	Years Ended May 31,

	2005	2004	2003

	(In thousands)
Revenues
Home sales	$461,322	$377,265	$287,178
Land sales	37,005	34,561	19,705
Other	1,279	974	703

	499,606	412,800	307,586

Cost of sales
Home sales	364,469	299,940	237,427
Land sales	17,183	23,249	15,920

	381,652	323,189	253,347

Gross profit
Home sales	96,853	77,325	49,751
Land sales	19,822	11,312	3,785
Other	1,279	974	703

	117,954	89,611	54,239

Expenses
Sales and marketing	26,503	23,809	18,730
General and administrative	27,725	19,184	15,766
Related party expense	1,136	1,062	794
Franchise taxes	439	361	389
Depreciation and amortization	3,870	3,915	3,574

	59,673	48,331	39,253

Earnings in unconsolidated entities	1,571	1,259	1,523
Minority interest in earnings	(398)	(112)	(12)

Net income	$59,454	$42,427	$16,497

See Accompanying Notes to Consolidated Financial Statements.

Ashton Woods USA L.L.C.
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

(In thousands)
BALANCE at May 31, 2002	$68,550
Distributions	(6,633)
Net income	16,497

BALANCE at May 31, 2003	78,414
Distributions	(17,030)
Net income	42,427

BALANCE at May 31, 2004	103,811
Distributions	(33,667)
Net income	59,454

BALANCE at May 31, 2005	$129,598

See Accompanying Notes to Consolidated Financial Statements.

Ashton Woods USA L.L.C.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended May 31,

	2005	2004	2003

	(In thousands)
Cash flow from operating activities:
Net income	$59,454	$42,427	$16,497
Adjustments to reconcile net income to net cash provided by operating activities:
Earnings in unconsolidated entities	(1,571)	(1,259)	(1,523)
Investment with related party in land held for resale	6,111	(6,111)	—
Distributions from unconsolidated entities	2,206	1,468	1,463
Depreciation and amortization	3,870	3,915	3,574
Minority interest in earnings of consolidated limited partnership	398	112	12
Changes in operating assets and liabilities:
Inventory	(50,309)	(8,763)	970
Accounts receivable	(4,795)	1,560	(4,739)
Restricted cash	1,742	(631)	(350)
Other assets	(2,009)	(3,764)	(1,440)
Accounts payable and accruals	10,320	10,240	(1,939)
Customer deposits	5,694	2,136	1,264

Net cash provided by operating activities	31,111	41,330	13,789

Cash flows from investing activities:
Investments in unconsolidated entities	(10,445)	(1,610)	(166)
Investments in real estate not owned	(401)	—	—
Additions to property and equipment	(6,150)	(4,341)	(3,242)

Net cash used in investing activities	(16,996)	(5,951)	(3,408)

Cash flows from financing activities:
Proceeds from notes payable	75,936	63,834	31,039
Repayments of notes payable	(65,307)	(64,299)	(34,323)
Proceeds from related party note	35,004	14,410	7,384
Repayments of related party note	(24,666)	(33,095)	(12,893)
Debt issuance costs	(1,295)	—	—
Minority interest distributions	(640)	—	—
Members’ distributions	(33,667)	(17,030)	(6,633)

Net cash used in financing activities	(14,635)	(36,180)	(15,426)

(Decrease)/increase in cash	(520)	(801)	(5,045)
Cash and cash equivalents, beginning of year	625	1,426	6,471

Cash and cash equivalents, end of year	$105	$625	$1,426

Supplemental cash flow information:
Cash paid for franchise taxes	$397	$379	$391
See Accompanying Notes to Consolidated Financial Statements.

Ashton Woods USA L.L.C.
Notes to consolidated financial statements

Note 1 —	Summary of Significant Accounting Policies

Organization
      Ashton Woods USA L.L.C. (the “Company”), operating as Ashton Woods Homes, is a limited liability company formed on February 6, 1997 for a period of duration ending no later than February 1, 2037. The Company acquires and develops land for residential purposes and designs, sells and builds residential homes on such land in five markets located in Georgia, Texas, Florida and Arizona. The Company also holds an investment in an unconsolidated entity that provides mortgage origination for homebuyers through Ashton Woods Mortgage, LLC (“Ashton Woods Mortgage”). In addition, the Company provides title services to its buyers in Texas through two unconsolidated entities.

Presentation
      The consolidated financial statements include the accounts of the Company, and its wholly-owned, majority-owned and controlled subsidiaries, as well as certain variable interest entities required to be consolidated pursuant to Financial Interpretation No. 46R (“FIN 46R”) issued by the Financial Accounting Standards Board (FASB). All intercompany balances and transactions have been eliminated in consolidation.
      The Company’s homebuilding operations are conducted across several markets in the United States have similar characteristics; therefore, they have been reported as one segment — the homebuilding segment.
      The Company’s balance sheet presentation is unclassified due to the fact that certain assets and liabilities have both short and long-term characteristics.

Cash and Cash Equivalents
      The Company considers all highly liquid investments with an initial maturity of three months or less when purchased to be cash equivalents.

Restricted Cash
      Restricted cash represents funds related to the sale of certain of the Company’s land and lots, which are held in escrow until land development is complete, at which time the funds are released to the Company.

Inventory
      Inventory consists of completed homes and homes under construction, finished lots, land under development and land held for development. Costs are capitalized to inventory during land development and home construction, including direct home construction costs, indirect overhead costs of construction associated with the construction of homes, interest and real estate taxes related to property under development and construction. Cost of sales of homes closed consists of the direct construction costs of each home, indirect overhead costs of construction associated with the construction of homes, land acquisition and land development costs allocated to each home, related interest and real estate taxes, and an estimate of future warranty and related closing costs for the homes closed. Land acquisition costs, land development costs, indirect home development costs, indirect overhead costs of construction and interest and taxes related to property under development and construction are accumulated by specific area and allocated to various lots or housing units using specific identification and allocation based upon the relative sales value, unit or area methods. Direct construction costs are assigned to housing units based on specific identification.

Ashton Woods USA L.L.C.
Notes to consolidated financial statements — (Continued)
      Finished inventories and land held for sale are stated at the lower of accumulated cost or fair value less cost to sell. Homebuilding projects and land held for development and construction are stated at cost unless facts and circumstances indicate that such cost would not be recovered from the undiscounted cash flows generated by future disposition, after considering estimated cash flows associated with all future expenditures to develop the assets, including interest payments that will be capitalized as part of the cost of the asset. In this instance, such inventories are written down to estimated fair value that is determined based on management’s estimate of future revenues and costs. Due to uncertainties in the estimation process, it is possible that actual results could differ. The Company continues to evaluate the carrying value of its inventory, believes that the existing estimation process fairly presents its inventory balances and does not anticipate the process to materially change in the future.
      Deposits paid related to land option purchase agreements and contracts to purchase land are capitalized when paid and classified as other assets until the related land is acquired. The deposits are then transferred to inventory at the time the land is acquired. Deposits are charged to expense if the land acquisition is no longer considered probable.

Real Estate Not Owned
      Consolidated real estate not owned represents the fair value of land under option purchase agreements when consolidated pursuant to FIN 46R.

Investments in Unconsolidated Entities
      The Company participates in a number of land development entities in which it has less than a controlling interest. These land development entities are typically entered into with developers, other homebuilders and related parties to develop finished lots for sale to the members of the entities and other third parties. The Company accounts for its interest in these entities under the equity method. The Company’s share of profits from these entities are deferred and treated as a reduction of the cost basis of land purchased from the entity.
      The Company’s investments in Ashton Woods Mortgage and the title services entities are also accounted for under the equity method, as the Company does not have a controlling interest. Under the equity method, the Company’s share of the unconsolidated entities’ earnings or loss is recognized as earned.

Property and Equipment
      Property and equipment at May 31, 2005 and 2004, consists of approximately $1.0 million and $0.3 million, respectively of computer, office equipment and leasehold improvements and approximately $4.6 million and $3.0 million, respectively of sales office and model home furnishings, and is stated at cost less accumulated depreciation and amortization. Accumulated depreciation and amortization related to these assets amounted to approximately $23.6 million and $19.7 million at May 31, 2005 and 2004, respectively. Depreciation and amortization generally is recorded using the straight-line method over the estimated useful lives of the assets, which range from 2 years to 5 years, and depreciable lives for leasehold improvements typically reflect the life of the lease. Depreciation expense was $3.9 million, $3.9 million and $3.6 million in fiscal 2005, 2004 and 2003, respectively. Repairs and maintenance costs are expensed as incurred.

Revenue Recognition
      Homebuilding and lot sale revenue are recognized at the time of the closing of a sale, when title to and possession of the property are transferred to the buyer. Sales commissions are included in sales and

Ashton Woods USA L.L.C.
Notes to consolidated financial statements — (Continued)
marketing expenses. Virtually all homebuilding, land and lot sales revenues are received in cash within two days of closing.

Warranty Costs
      The Company provides its homebuyers with limited warranties that generally provide for ten years of structural coverage, two years of coverage for plumbing, electrical and heating, ventilation and air conditioning systems and one year of coverage for workmanship and materials. Warranty liabilities are initially established on a per home basis by charging cost of sales and establishing a warranty liability for each home delivered to cover expected costs of materials and labor during the warranty period. The amounts accrued are based on management’s estimate of expected warranty-related costs under all unexpired warranty obligation periods. The Company’s warranty liability is based upon historical warranty cost experience in each market in which it operates and is adjusted as appropriate to reflect qualitative risks associated with the types of homes built and the geographic areas in which they are built. The following table sets forth the Company’s warranty liability, which is included in accounts payable and accruals on the consolidated balance sheets:
      Years ended May 31, (in thousands)

	2005	2004	2003

Warranty liability, beginning of period	$2,670	$1,768	$1,400
Costs accrued during year	4,526	3,177	3,067
Incurred costs during year	(4,121)	(2,275)	(2,699)

Warranty liability, end of period	$3,075	$2,670	$1,768

Advertising Costs
      The Company expenses advertising costs as they are incurred. Advertising expense was approximately $2.8 million, $2.4 million and $2.2 million in fiscal 2005, 2004 and 2003, respectively.

Minority Interest
      The Company had a controlling interest in a limited partnership for land acquisition and development in Orlando, Florida. Accordingly, the financial position of this partnership and results of operations are consolidated in the Company’s consolidated financial statements and the other partner’s share of earnings of the limited partnership is recorded as minority interest. During fiscal year 2005, the Company acquired the minority share in this limited partnership.

Provision for Income Taxes
      The Company operates as a limited liability company. Accordingly, the Company incurs no liability for federal or state income taxes, other than franchise taxes, as these taxes are passed through to the members.

Use of Estimates
      The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Ashton Woods USA L.L.C.
Notes to consolidated financial statements — (Continued)

Reclassifications
      Certain prior year balances have been reclassified to conform to the current year presentation.

Note 2 —	Inventory
      Inventory consists of the following as of May 31 (in thousands):

	2005	2004

Homes under construction	$126,010	$106,651
Finished lots	40,216	47,740
Land under development	70,104	23,367
Land held for development	19,663	27,926

	$255,993	$205,684

      The Company capitalizes interest costs to inventory during development and construction. Capitalized interest is charged to cost of sales as the related inventory is delivered to the homebuyer. The following table summarizes the Company’s interest costs incurred, capitalized and charged to cost of sales during the years ended May 31, (in thousands):

	2005	2004	2003

Capitalized interest, beginning of year	$3,123	$4,013	$5,677
Interest incurred	4,840	4,932	5,796
Interest amortized to cost of sales	(4,790)	(5,822)	(7,460)

Capitalized interest, end of year	$3,173	$3,123	$4,013

Note 3 —	Consolidated Land Inventory Not Owned
      FIN 46R requires the consolidation of variable interest entities in which an enterprise absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Prior to the issuance of FIN 46R, entities were generally consolidated by an enterprise when it had a controlling financial interest through ownership of a majority voting interest in the entity. FIN 46R applied immediately to variable interest entities created after December 31, 2003, and with respect to variable interest entities created before January 1, 2004, FIN 46R application was deferred and not required to be applied until the first annual period beginning after December 15, 2004.
      In the ordinary course of its business, the Company enters into land and lot option purchase contracts with unaffiliated entities in order to procure land or lots for the construction of homes. Under such option purchase contracts, the Company will fund a stated deposit in consideration for the right, but not the obligation, to purchase land or lots at a future point in time with predetermined terms. Under the terms of the option purchase contracts, many of the Company’s option deposits are non-refundable. Certain non-refundable deposits are deemed to create a variable interest in a variable interest entity under the requirements of FIN 46R. As such, certain of the Company’s option purchase contracts result in the acquisition of a variable interest in the entity holding the land parcel under option.
      In applying the provisions of FIN 46R, the Company evaluates those land and lot option purchase contracts with variable interest entities to determine whether the Company is the primary beneficiary based upon analysis of the variability of the expected gains and losses of the entity. Based on this

Ashton Woods USA L.L.C.
Notes to consolidated financial statements — (Continued)
evaluation, if the Company is the primary beneficiary of an entity with which the Company has entered into a land or lot option purchase contract, the variable interest entity is consolidated.
      The Company had the right to acquire 717 lots at an aggregate purchase price of approximately $25.5 million from unaffiliated third parties of which 367 lots remain to be purchased at an aggregate purchase price of $15.2 million. Deposits relating to these option purchase agreements totaled $0.6 million and $2.8 million at May 31, 2005 and 2004, respectively; these amounts are capitalized in other assets. The Company has determined, based on its evaluation of the provisions of FIN 46R, all lot option purchase contracts with unaffiliated third parties outstanding as of May 31, 2005, do not require consolidation as the Company’s interests do not qualify it as the primary beneficiary.
      The Company has entered into several lot option purchase agreements with certain related parties for the acquisition of 386 finished lots, of which 164 finished lots remain to be purchased as of May 31, 2005 for a remaining aggregate purchase price of approximately $14.5 million which is pursuant to specific performance requirements. These option purchase agreements were entered into prior to January 1, 2004 and, while qualifying as variable interest entities are not required to be consolidated under FIN 46R. These entities have obtained secured acquisition and development financing which is supported by specific performance requirements under the lot option purchase agreements. The Company had $1.7 million and $0.4 million at May 31, 2005 and 2004, respectively, of non-refundable deposits securing these lot options.
      The Company has three lot purchase contracts with certain related parties to acquire 611 finished lots at an aggregate price of approximately $33.0 million, which have created variable interests and of which 504 finished lots remain to be acquired for an aggregate price of $27.5 million. In addition, the Company has provided various specific performance guarantees under one of the option purchase contracts, which has been deemed as providing subordinated financial support to the entity. The Company has 49 finished lots remaining to be purchased under its specific performance obligations for an aggregate purchase price of $2.4 million. While the Company owns no equity interest in the entities, it must consolidate pursuant to FIN 46R. The consolidation of these variable interest entities added $14.9 million, $12.6 million and $2.0 million in real estate not owned, liabilities related to real estate not owned and minority interests in real estate not owned, respectively, to the Company’s balance sheet at May 31, 2005 and added $8.2 million, $6.9 million, and $1.4 million in real estate not owned, liabilities related to real estate not owned and minority interests in real estate not owned, respectively, to the Company’s balance sheet at May 31, 2004.

Note 4 —	Investments in Unconsolidated Entities
      The Company enters into land development joint ventures from time to time as a means of accessing larger parcels of land and lot positions, managing its risk profile and leveraging its capital base. At May 31, 2005 and 2004, the Company had equity investments of 50% or less and did not have a controlling interest in these unconsolidated entities. The Company’s partners are generally unrelated homebuilders, land developers or other real estate entities. These unconsolidated entities follow accounting principles generally accepted in the United States of America and the partners share in their profits and losses generally in accordance with their ownership interests.
      The Company and/or its entity partners enter into option purchase agreements under which they can purchase finished lots held by the unconsolidated entity. Option prices are generally negotiated prices that approximate fair value when the option contract is signed. The Company’s share of the entity’s earnings is deferred until homes related to the lots purchased are delivered and title passes to a homebuyer.
      The land development entities with unrelated parties typically obtain secured acquisition and development financing. As of May 31, 2005, the Company has entered into lot option purchase agreements with four unconsolidated entities for the purchase of 941 lots, of which 797 remain to be purchased with

Ashton Woods USA L.L.C.
Notes to consolidated financial statements — (Continued)
an aggregate remaining purchase price of $29.5 million. These unconsolidated entities had borrowings outstanding totaling $11.3 million and $10.5 million at May 31, 2005 and 2004, respectively. In some instances, the entity partners have provided varying levels of guarantees of debt of the unconsolidated entities. These repayment guarantees require the Company to repay its share of the debt of unconsolidated entities in the event the entity defaults on its obligations under the borrowings. The Company had repayment guarantees of $4.2 million and $2.6 million at May 31, 2005 and 2004, respectively.
      Summarized condensed financial information related to unconsolidated entities that are accounted for using the equity method at May 31 was as follows (in thousands):

	2005	2004

Assets:
Real estate	$52,686	$25,788
Cash	1,668	770
Mortgage loans held for sale	6,870	4,009
Note receivable	—	720
Other	470	224

	$61,694	$31,511

Liabilities and Equity:
Notes payable and accrued liabilities	$22,230	$12,730
Equity	39,464	18,781

	$61,694	$31,511

Revenues	$13,648	$8,815
Expenses	9,672	6,086

Net earnings	$3,976	$2,729

Note 5 —	Notes Payable
      The Company’s notes payable at May 31, consist of the following (in thousands):

	2005	2004

Unsecured revolving credit facility	$92,089	$79,936
Secured notes	4,700	6,223

Total notes payable	$96,789	$86,159

      In January 2005, the Company entered into a new four-year $225 million unsecured revolving credit facility. This facility included an additional $75 million accordion feature that permits, under certain conditions, an increase in the facility. Borrowing capacity of this facility is reduced by the amount of letters of credit outstanding. At May 31, 2005, the Company had available borrowing capacity from this facility of $101.5 million as determined by borrowing base limitations defined by the agreement. The facility is guaranteed by all of the Company’s wholly-owned subsidiaries and all the holders of our membership interests and contains covenants which requires the maintenance of certain levels of tangible net worth and compliance with certain minimum financial ratios, places limitations on the payment of dividends and redemptions of equity, and limits the incurrence of additional indebtedness, asset dispositions, mergers, certain investments and the creation of liens, among other items. As of May 31, 2005, the borrowings under the facility bear daily interest at rates based upon the London Interbank

Ashton Woods USA L.L.C.
Notes to consolidated financial statements — (Continued)
Offered Rate (LIBOR) plus a spread based on the Company’s ratio of debt to tangible net worth. In addition to the stated interest rates, the revolving credit facility requires the Company to pay certain fees. The effective interest rate of the unsecured bank debt at May 31, 2005 was 4.58%. As of and for the fiscal year ended May 31, 2005, the Company was in compliance with the covenants of this facility.
      Prior to January 2005, the Company had an unsecured revolving credit facility. This facility’s aggregate commitment was $200 million with a maturity of November 2006 with an option to extend for one additional year. The facility contained certain covenants, which required maintenance of certain levels of adjusted net worth, compliance with certain minimum financial ratios, placed limitations on the distribution of net income and limited certain investments, the incurrence of additional indebtedness, and asset dispositions, among other things. The borrowings under the facility were limited by the availability of sufficient real estate borrowing base, which was reduced by the amount of letters of credit outstanding. Borrowings bore daily interest at rates ranging from U.S. prime or the LIBOR plus a spread based upon the Company’s ratio of debt to tangible net worth. In addition to the stated interest rates, the revolving credit facility required the Company to pay certain fees. The interest rate of this unsecured credit facility at May 31, 2004 was 2.99%. The Company was in compliance with the covenants of this facility during its existence.
      Secured notes represent two promissory notes secured by real estate, one with a principal balance of $0 million and $0.5 million at May 31, 2005 and 2004, respectively bearing interest at the 30-day LIBOR rate (1.1% as of May 31, 2004) plus 2.75% and the other with a principal balance of $4.7 million and $5.7 million at May 31, 2005 and 2004, respectively bearing interest at 7% per annum which is due April, 2010, respectively.
      Scheduled maturities of notes payable and other borrowings as of May 31, 2005 follow (in thousands):

2006	$1,000
2007	1,000
2008	1,000
2009	93,089
2010	700
Thereafter	—

$96,789

Note 6 —	Transactions With Related Parties
      The Company has an unsecured note with a related party totaling $13.7 million and $3.4 million at May 31, 2005 and 2004, respectively, which bears interest at the U.S. prime lending rate plus 0.75% per annum and is payable upon demand. The note is subordinated in favor of the respective secured and unsecured revolving credit facilities.
      A services agreement with a related party provides the Company with the license, development and support for the Company’s computer systems and the provision of certain administrative services. The Company pays $600 per home closing quarterly, in arrears, in payment for these services. During the fiscal years ended May 31, 2005, 2004 and 2003, $1.1 million, $1.1 million and $0.8 million was incurred related to these services, respectively.
      As noted in Notes 3 and 4, the Company has entered into option purchase agreements for the purchase of finished lots for use in its homebuilding operations and into joint ventures for the acquisition and development of land and lots for use in its homebuilding operations and for sale to others. These

Ashton Woods USA L.L.C.
Notes to consolidated financial statements — (Continued)
arrangements, represent 386 finished lots, of which 164 remain to be purchased by the Company under its option purchase agreements representing $14.5 million in lot purchase price under specific performance obligations. The Company expects to exercise all of its option agreements with specific performance obligations. The Company also has consolidated variable interest entities pursuant to FIN 46R where the Company has entered into lot purchase agreements of which 504 finished lots representing $27.5 million in purchase price, remain to be purchased.

Note 7 —	Employee Benefit Plans
      The Company has a 401(k) plan for all Company employees who have been with the Company for a period of three months or more. The Company matches portions of employee’s voluntary contributions up to 4% of an employee’s compensation up to the maximum allowed under federal guidelines. Expenses for the plan were $0.7 million, $0.5 million and $0.4 million in fiscal 2005, 2004 and 2003, respectively.

Note 8 —	Financial Instruments
      The fair values of the Company’s financial instruments are based on quoted market prices, where available, or are estimated. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates are subjective in nature, involve matters of judgment and therefore, cannot be determined with precision. Estimated fair values are significantly affected by the assumptions used.
      The carrying amounts of cash and cash equivalents and notes payable, as reported in the Company’s balance sheets approximate their fair values due to their short maturity or floating interest rate terms, as applicable.

Note 9 —	Commitments and Contingencies
      The Company is involved in lawsuits and other contingencies in the ordinary course of business. Management believes that, while the ultimate outcome of the contingencies cannot be predicted with certainty, the ultimate liability, if any, will not have a material adverse effect on the Company’s consolidated financial statements.
      In the normal course of business, the Company provides standby letters of credit issued to third parties to secure performance under various contracts. As of May 31, 2005, 2004 and 2003, the Company had letters of credit outstanding of $11.0 million, $3.7 million and $4.9 million, respectively.
      The Company leases office space and equipment under various operating leases. Minimum annual lease payments under these leases at May 31, 2005 were (in thousands):

2006	$1,580
2007	1,342
2008	1,110
2009	299
2010	242
      Rent expense approximated $1.0 million, $0.9 million and $0.8 million for fiscal 2005, 2004 and 2003, respectively and is included within general and administrative expense on the consolidated statements of earnings.

Ashton Woods USA L.L.C.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	November 30,	May 31,
	2005	2005

	(In thousands)
ASSETS
Cash and cash equivalents	$37	$105
Inventory
Construction in progress and finished homes	195,383	126,010
Land and land under development	152,405	129,983
Real estate not owned	14,419	14,945
Property and equipment, net	7,011	5,620
Accounts receivable	5,617	10,649
Restricted cash	103	104
Other assets	18,126	9,998
Investments in unconsolidated entities	10,585	12,029

	$403,686	$309,443

LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Notes payable	$171,839	$96,789
Related party note	—	13,746
Customer deposits	15,817	12,290
Liabilities related to real estate not owned	12,107	12,551
Accounts payable and accruals	46,806	42,476

Total liabilities	246,569	177,852
Minority interests in real estate not owned	1,911	1,993
Members’ equity	155,206	129,598

	$403,686	$309,443

See accompanying notes to condensed consolidated financial statements

Ashton Woods USA L.L.C.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	November 30,		November 30,

	2005	2004	2005	2004

	(In thousands)		(In thousands)
Revenues
Home sales	$134,551	$103,711	$241,005	$209,987
Land sales	23,609	3,081	23,678	26,920
Other	169	217	514	664

	158,329	107,009	265,197	237,571

Cost of sales
Home sales	105,826	83,516	190,253	167,385
Land sales	9,665	2,698	9,851	12,897

	115,491	86,214	200,104	180,282

Gross profit
Home sales	28,725	20,195	50,752	42,602
Land sales	13,944	383	13,827	14,023
Other	169	217	514	664

	42,838	20,795	65,093	57,289

Expenses
Sales and marketing	7,445	6,331	14,683	13,273
General and administrative	9,520	5,676	17,570	11,742
Related party	306	259	554	539
Franchise taxes	80	60	170	148
Depreciation and amortization	1,335	924	2,442	1,821

	18,686	13,250	35,419	27,523

Earnings in unconsolidated entities	633	210	1,188	549
Minority interest in earnings	—	—	—	(398)

Net income	$24,785	$7,755	$30,862	$29,917

See accompanying notes to condensed consolidated financial statements

Ashton Woods USA L.L.C.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	November 30,

	2005	2004

	(In thousands)
Cash flows from operating activities:
Net income	$30,862	$29,917
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Earnings in unconsolidated entities	(1,188)	(549)
Distributions from unconsolidated entities	4,259	492
Depreciation and amortization	2,442	1,821
Minority interest in earnings of consolidated limited partnership	—	398
Changes in operating assets and liabilities:
Inventory	(91,795)	(20,044)
Accounts receivable	5,032	2,128
Restricted cash	1	1,746
Other assets	(3,895)	(358)
Accounts payable and accruals	4,330	3,549
Customer deposits	3,527	1,767

Net cash (used for) provided by operating activities	(46,425)	20,867

Cash flows from investing activities:
Investments in unconsolidated entities	(1,627)	(585)
Additions to property and equipment	(3,833)	(3,647)

Net cash used in investing activities	(5,460)	(4,232)

Cash flows from financing activities:
Proceeds from senior subordinated notes	125,000	—
Proceeds from notes payable	83,000	49,800
Repayments of notes payable	(132,950)	(39,262)
Repayments of related party note	(13,746)	(1,411)
Debt issuance costs	(4,233)	—
Members’ distributions	(5,254)	(22,900)

Net cash provided by (used in) financing activities	51,817	(13,773)

(Decrease) increase in cash	(68)	2,862
Cash and cash equivalents, beginning of period	105	625

Cash and cash equivalents, end of period	$37	$3,487

See accompanying notes to condensed consolidated financial statements

Ashton Woods USA L.L.C.
Notes to condensed consolidated financial statements (unaudited)
Note 1 — Organization and Basis of Presentation
      The accompanying unaudited consolidated financial statements of Ashton Woods USA L.L.C. (“Ashton Woods” or the “Company”), a limited liability company, operating as Ashton Woods Homes have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Such consolidated financial statements do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for a complete set of consolidated financial statements. In the Company’s opinion, all adjustments (consisting solely of normal recurring accruals) necessary for a fair presentation have been included in the accompanying consolidated financial statements. Certain items in prior period consolidated financial statements have been reclassified to conform to the current presentation. For further information, refer to our audited consolidated financial statements for the fiscal year ended May 31, 2005.
Note 2 — Inventory
      Inventory consists of the following (in thousands):

	November 30,	May 31,
	2005	2005

Homes under construction	$195,383	$126,010
Finished lots	37,910	40,216
Land under development	101,325	70,104
Land held for development	13,170	19,663

	$347,788	$255,993

      The Company capitalizes interest costs to inventory during development and construction. Capitalized interest is charged to cost of sales as the related inventory is delivered to the buyer. The following table summarizes the Company’s interest costs incurred, capitalized and charged to cost of sales during periods indicated, (in thousands):

	Three Months Ended		Six Months Ended
	November 30,		November 30,

	2005	2004	2005	2004

Capitalized interest, beginning of period	$3,950	$2,771	$3,173	$3,123
Interest incurred	3,727	954	5,396	2,060
Interest amortized to cost of sales	(1,554)	(1,287)	(2,446)	(2,745)

Capitalized interest, end of period	$6,123	$2,438	$6,123	$2,438

Note 3 — Consolidated Land Inventory Not Owned
      In the ordinary course of its business, the Company enters into land and lot option purchase contracts with unaffiliated entities in order to procure land or lots for the construction of homes. Under such option purchase contracts, the Company will fund a stated deposit in consideration for the right, but not the obligation, to purchase land or lots at a future point in time with predetermined terms. Under the terms of the option purchase contracts, many of the Company’s option deposits are non-refundable. Under FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as amended by FIN 46-R issued in December 2003 (“FIN 46R”), certain non-refundable deposits are deemed to create a variable interest in a variable interest entity under the requirements of FIN 46R. As such, certain of the Company’s option purchase contracts result in the acquisition of a variable interest in the entity holding the land parcel under option.

Ashton Woods USA L.L.C.
Notes to condensed consolidated financial statements (unaudited) — (Continued)
      In applying the provisions of FIN 46R, the Company evaluated those land and lot option purchase contracts with variable interest entities to determine whether the Company is the primary beneficiary based upon analysis of the variability of the expected gains and losses of the entity. Based on this evaluation, if the Company is the primary beneficiary of an entity with which the Company has entered into a land or lot option purchase contract, the variable interest entity is consolidated.
      The consolidation of these variable interest entities added $14.4 million, $12.1 million and $1.9 million in real estate not owned, liabilities related to real estate not owned and minority interests in real estate not owned, respectively, to the Company’s balance sheet at November 30, 2005 and added $14.9 million, $12.6 million and $2.0 million in real estate not owned, liabilities related to real estate not owned and minority interests in real estate not owned, respectively, to the Company’s balance sheet at May 31, 2005.
Note 4 — Investments in Unconsolidated Entities
      The Company participates in a number of land development entities with equity investments of 50% or less and does not have a controlling interest. These land development entities are typically entered into with developers, other homebuilders and related parties to develop finished lots for sale to the members of the entities and other third parties. The Company accounts for its interest in these entities under the equity method. The Company’s share of the entity’s earnings is deferred until homes related to the lots purchased are delivered and title passes to a homebuyer. The land development entities with unrelated parties typically obtain secured acquisition and development financing. In some instances, the entity partners have provided varying levels of guarantees of debt of the unconsolidated entities. These repayment guarantees require the Company to repay its share of the debt of unconsolidated entities in the event the entity defaults on its obligations under the borrowings. The Company had repayment guarantees of $4.6 million and $4.2 million at November 30, 2005 and May 31, 2005, respectively.
      The Company’s investments in Ashton Woods Mortgage and certain title services entities are also accounted for under the equity method, as the Company does not have a controlling interest. Under the equity method, the Company’s share of the unconsolidated entities’ earnings or loss is recognized as earned.
Note 5 — Warranty Costs
      The Company provides its homebuyers with limited warranties that generally provide for ten years of structural coverage, two years of coverage for plumbing, electrical and heating, ventilation and air conditioning systems and one year of coverage for workmanship and materials. Warranty liabilities are initially established on a per home basis by charging cost of sales and crediting a warranty liability for each home delivered to cover expected costs of materials and labor during the warranty period. The following table sets forth the Company’s warranty liability, which is included in accounts payable and accruals on the consolidated balance sheets (in thousands):

	Six Months Ended
	November 30,

	2005	2004

Warranty liability, beginning of period	$3,075	$2,670
Costs accrued during period	2,571	1,719
Incurred costs during period	(2,592)	(1,600)

Warranty liability, end of period	$3,054	$2,789

Ashton Woods USA L.L.C.
Notes to condensed consolidated financial statements (unaudited) — (Continued)
Note 6 — Notes Payable
      The Company’s notes payable at November 30, 2005 and May 31, 2005, consist of the following (in thousands):

	November 30,	May 31,
	2005	2005

Unsecured revolving credit facility	$46,839	$92,089
9.5% Senior Subordinated Notes due 2015	125,000	—
Secured note	—	4,700

	$171,839	$96,789

      In September 2005, the Company and Ashton Woods Finance Co., the Company’s 100% owned finance subsidiary, co-issued $125 million aggregate principal amount of 9.5% Senior Subordinated Notes due 2015 in a private placement pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended. Interest on the 9.5% Senior Subordinated Notes due 2015 is payable semiannually. The net proceeds were used to repay amounts outstanding under the Company’s senior unsecured credit facility and to repay certain related party debt. The Company may redeem the notes, in whole or part, at any time on or after October 1, 2010, at a redemption price equal to 100% of the principal amount, plus a premium declining ratably to par, plus accrued and unpaid interest. In addition, at any time prior to October 1, 2008, the Company may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price equal to 109.5% of the principal amount, plus accrued and unpaid interest. The notes are unsecured and subordinated in right of payment to all of the Company’s existing and future senior debt, including borrowings under the Company’s senior unsecured credit facility. All of the Company’s existing subsidiaries, other than the co-issuer, fully and unconditionally guaranteed, jointly and severally, the notes on a senior subordinated basis. Each of the subsidiary guarantors is 100% owned by the Company. Future direct and indirect U.S. subsidiaries, excluding subsidiaries that are designated unrestricted subsidiaries in accordance with the indenture, will be required to guarantee the notes. The guarantees are general unsecured obligations of the guarantors and will be subordinated in right of payment to all existing and future senior debt of the guarantors. The Company does not have any independent operations or assets apart from its investments in its subsidiaries.
      In January 2005, the Company entered into a four-year $225 million unsecured revolving credit facility. This facility includes an additional $75 million accordion feature that permits, under certain circumstances an increase in the facility. Borrowing capacity of this facility is reduced by the amount of letters of credit outstanding. At November 30, 2005, the Company had available borrowing capacity from this facility of $178.2 million as determined by borrowing base limitations defined by the agreement with the lending banks. The facility is guaranteed by all of the Company’s wholly-owned subsidiaries and all the holders of the Company’s membership interests and contains covenants which requires the maintenance of certain levels of tangible net worth and compliance with certain minimum financial ratios, places limitations on the payment of dividends and redemptions of equity, and limits the incurrence of additional indebtedness, asset dispositions, mergers, certain investments and the creation of liens, among other items. Consequently, the covenants in the Company’s amended senior unsecured credit facility have not had a material impact on its operations, financial condition and results of operations. However, in the future the Company’s ability to secure financing for its operations or otherwise pursue its business plan could be limited by these covenants, and if the Company is unable to obtain financing for its operations or otherwise pursue its business plan, the Company’s growth may be impaired and its revenues may decline. As of November 30, 2005, the borrowings under the facility bear daily interest at rates based upon the London Interbank Offered Rate (LIBOR) plus a spread based upon the Company’s ratio of debt to tangible net worth. In addition to the stated interest rates, the revolving credit facility requires the

Ashton Woods USA L.L.C.
Notes to condensed consolidated financial statements (unaudited) — (Continued)
Company to pay certain fees. The effective interest rate of the unsecured bank debt at November 30, 2005 was approximately 5.8%. As of and for the six months ended November 30, 2005, the Company was in compliance with the covenants of this facility.
Note 7 — Transactions With Related Parties
      The Company has entered into a services agreement with a related party for the license, development and support of its computer systems and for the provision of certain administrative services. The Company pays $600 per home closing quarterly, in arrears, in payment for these services. The Company incurred fees of $0.3 million and $0.6 million related to these services during the three and six months ended November 30, 2005, respectively, compared with $0.3 million and $0.5 million for the same periods in the prior fiscal year.
      The Company has entered into option purchase agreements for the purchase of finished lots for use in its homebuilding operations and into joint ventures for the acquisition and development of land and lots for use in its homebuilding operations with certain related parties. These arrangements relate to 221 finished lots, of which 76 remain to be purchased by the Company representing $5.9 million in lot purchase price under specific performance obligations. The Company expects to exercise all of its option agreements with specific performance obligations. The Company also has consolidated variable interest entities pursuant to FIN 46R where the Company has entered into lot purchase agreements with related parties. As of November 30, 2005, the Company has 443 finished lots under contract to be purchased, representing $25.3 million in purchase price, of which 25 lots representing $1.2 million remain to be purchased under specific performance obligations from related parties.
      The Company had an unsecured note with a related party in the principal amount of $13.7 million at May 31, 2005, which was repaid during the three months ended November 30, 2005.
Note 8 — Contingencies
      The Company is involved in lawsuits and other contingencies in the ordinary course of business. Management believes that, while the ultimate outcome of the contingencies cannot be predicted with certainty, the ultimate liability, if any, will not have a material adverse effect on the Company’s consolidated financial statements.
Note 9 — Provision for income taxes
      The Company operates as a limited liability company. Accordingly, the Company incurs no liability for federal or state income taxes, as these taxes are passed through to the members.
Note 10 — Subsequent Events
      In December 2005, the Company entered into an amended senior unsecured credit facility. The amended senior unsecured credit facility provides for up to $300.0 million of unsecured borrowings, subject to a borrowing base, and includes an accordion feature by which the Company may request, subject to certain conditions, an increase of the amended senior unsecured credit facility up to a maximum of $400.0 million. The amended senior unsecured credit facility provides for the issuance of up to $50.0 million in letters of credit. The maturity date of the amended senior unsecured credit facility is January 19, 2010. However, once during each fiscal year the Company may request that the lenders extend the maturity date by an additional year. The Company’s obligations under the amended senior unsecured credit facility are guaranteed by certain of its subsidiaries and all the holders of its membership interests. The amended senior unsecured credit facility contains a number of customary financial and operating covenants, including covenants requiring the Company to maintain a minimum consolidated tangible net

Ashton Woods USA L.L.C.
Notes to condensed consolidated financial statements (unaudited) — (Continued)
worth; requiring the Company to maintain a ratio of consolidated/total liabilities to adjusted net worth not in excess of 2.25x; requiring the Company to maintain an interest coverage ratio of at least 2.5x; limiting the principal amount of the Company’s secured debt to $50 million at any given time; limiting the net book value of the Company’s unimproved entitled land, lots under development and finished lots to 150.0% of the Company’s adjusted tangible net worth; limiting the aggregate distributions by the Company and its subsidiaries in any fiscal year; restricting the Company’s ability to incur additional indebtedness; and restricting the Company’s ability to engage in mergers and consolidations and its ability to sell all or substantially all of its assets.

          No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Initial Purchaser. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time after the date hereof or that there has not been a change in the affairs of the Company since the date hereof.
Ashton Woods USA L.L.C.
and
Ashton Woods Finance Co.
Offer to Exchange
9.5% Senior Subordinated Notes due 2015,
which have been registered under
the Securities Act of 1933,
for any and all outstanding
9.5% Senior Subordinated Notes due 2015,
which have not
been registered under
the Securities Act of 1933

PROSPECTUS

       Until                     , 2006 (90 days after the date of this prospectus), all dealers that effect transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                    , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
      Indemnification of the Officers, Managers and Directors of Ashton Woods USA L.L.C., Ashton Woods Corporate, LLC, Ashton Orlando Residential L.L.C., Ashton Woods Arizona L.L.C., Ashton Tampa Residential, LLC, Ashton Denver Residential, LLC, Ashton Woods Florida L.L.C., Ashton Woods Butler L.L.C. and Ashton Woods Lakeside L.L.C.
      Ashton Woods USA, L.L.C., Ashton Woods Corporate, LLC, Ashton Orlando Residential L.L.C., Ashton Woods Arizona L.L.C., Ashton Tampa Residential, LLC, Ashton Denver Residential, LLC, Ashton Woods Florida L.L.C., Ashton Woods Butler L.L.C. and Ashton Woods Lakeside L.L.C. (collectively, the “Nevada Entities”) are each a limited liability company organized under the laws of the State of Nevada.
      Section 86.411 of the Nevada Revised Statutes (the “NRS”) provides that in proceedings by third parties, a limited liability company may indemnify any person made a party (or who is threatened to be made a party) to a proceeding (including any pending, completed or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative) because such person is or was a manager, member, employee or agent of the company (or was serving in a similar capacity for another entity at the request of the company). Such indemnification may be for expenses, including attorney’s fees, judgments, fines and amounts paid in settlement by such person in connection with the proceeding, so long as such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company (and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful). Pursuant to Section 86.421 of the NRS, the company may indemnify a manager, member, employee or agent of the company (or a person serving in a similar capacity for another entity at the request of the company) in an action by or in the right of the company under the same conditions as a third-party action, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation.
      Pursuant to Section 86.431 of the NRS, to the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any proceeding under Sections 86.411 or 86.421 of the NRS, or in defense of any related matter, the company must indemnify such person against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection with the defense. Any indemnification under Section 86.411 and 86.421 of the NRS, unless ordered by a court or advanced pursuant to Section 86.441 of the NRS, may be made by the limited-liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances.
      Section 86.441 of the Nevada Revised Statutes allows a company to provide that the expenses of members and managers incurred in defending a proceeding must be paid by the company as they are incurred and in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the company.
      Section 86.461 of the NRS allows a company to maintain insurance on behalf of its managers, members, employees and agents for losses by or claims made against such persons as a result of their service to the company.
      The regulations of the Nevada Entities provide that the limited liability company shall indemnify to the fullest extent permitted by the NRS and the laws of the State of Nevada, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or manager, as the case may be, of the limited liability company or while a director or manager, as the case may be, of the limited liability company is or was serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such Proceeding. The foregoing indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such Person to the foregoing indemnification rights.
      Pursuant to the regulations of the Nevada Entities, a director or manager who was, is or is threatened to be made a named defendant or respondent in a Proceeding is entitled to payment or reimbursement for reasonable expenses incurred by him or her in advance of the final disposition of the Proceeding and without any determination as to the director’s or manager’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the limited liability company of a written affirmation by such director or manager of his or her good faith belief that he has met the appropriate standard of conduct for indemnification pursuant to the regulations and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such director or manager is not entitled to be indemnified.
      In addition, the Nevada Entities, by adoption of a resolution of the board of directors or the managers, as the case may be, may indemnify and advance expenses to an officer, employee or agent of the limited liability company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and managers, as described above; and, the limited liability company may indemnify and advance expenses to persons who are not or were not managers, directors, officers, employees or agents of the limited liability company but who are or were serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnity and advance expenses to directors as described above.
      Pursuant to their respective regulations, each of the Nevada Entities may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a manager, director, officer, employee or agent of the limited liability company or is or was serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the limited liability company would have the power to indemnify such person against such expense, liability or loss under the indemnification provisions set forth in its regulations.
Indemnification of the Officers and Directors of Ashton Woods Finance Co.
      Ashton Woods Finance Co. is a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law, the DGCL, enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

      Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.
      Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.
      The bylaws of Ashton Woods Finance Co. provide that the corporation shall indemnify each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnitee”), against expenses (including attorneys’ and other professionals’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding, if the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The corporation shall indemnify an Indemnitee in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      The bylaws of Ashton Woods Finance Co. provide that any indemnification pursuant to the bylaws (except indemnification ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination the indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct described above. However, to the extent that an Indemnitee is successful on the merits or otherwise in the defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against reasonable expenses (including attorneys’ and other professionals’ fees) actually and reasonably incurred by the Indemnitee in connection therewith, without the necessity of authorization in the specific case.
      Furthermore, the bylaws of Ashton Woods Finance Co. provide that the expenses (including attorney’s and other professionals’ fees) incurred by an officer or director in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the corporation in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation pursuant to the bylaws.
      The bylaws of Ashton Woods Finance Co. also provide that the indemnification and advancement of expenses provided in the bylaws shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of the bylaws, agreement or contract, by vote of the stockholders or of the disinterested directors or pursuant to the direction of any court of competent jurisdiction.
      In addition, the bylaws of Ashton Woods Finance Co. provide that the corporation may purchase and maintain liability insurance for directors, officers, employees or agents of the corporation or of another entity (if serving in such capacity at the request of Ashton Woods Finance Co.) against liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or obligation to indemnify such person pursuant to its bylaws.
Indemnification of the Managers of Ashton Woods Construction LLC
      Ashton Woods Construction LLC is a limited liability company organized under the laws of the State of Arizona. Section 29-610 of the Arizona Limited Liability Company Act provides that, unless otherwise limited in a company’s articles of organization, a limited liability company may indemnify a member, manager, employee, officer or agent or any other person. The articles of organization of Ashton Woods Construction LLC do not specifically address indemnification.
Indemnification of the Managers and Officers of Canyon Realty L.L.C., Ashton Dallas Residential L.L.C., Ashton Houston Residential L.L.C. and Ashton Houston Development L.L.C.
      Canyon Realty L.L.C., Ashton Dallas Residential L.L.C., Ashton Houston Residential L.L.C. and Ashton Houston Development L.L.C. (collectively, the “Texas LLCs”) are each a limited liability company organized under the laws of the State of Texas.
      Section 101.402 of the Texas Business Organizations Code (the “TBOC”) provides that a limited liability company may indemnify a person, pay in advance or reimburse expenses incurred by a person; and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. For the purposes of Section 101.402 of the TBOC, a person includes a member, manager, or officer of a limited liability company or an assignee of a membership interest in the company. Article 2.20(A) of the Texas Limited Liability Company Act (the “TLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its articles of organization or in its regulations, a limited liability company shall have power to indemnify members and managers, officers, and other persons and purchase and maintain liability insurance for such persons.
      The regulations of the Texas LLCs provide that the limited liability company shall indemnify to the fullest extent permitted by the TLLCA and the Texas Business Corporation Act (the “TBCA”), each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a manager of the limited liability company or while a manager of the limited liability company is or was serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such Proceeding. The foregoing indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such Person to the foregoing indemnification rights.
      Pursuant to the regulations of the Texas LLCs, a manager who was, is or is threatened to be made a named defendant or respondent in a Proceeding is entitled to payment or reimbursement for reasonable expenses incurred by him or her in advance of the final disposition of the Proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the limited liability company of a written affirmation by such manager of his or her good faith belief that he has met the appropriate standard of conduct for indemnification pursuant to the regulations and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such manager is not entitled to be indemnified.
      In addition, the Texas LLCs, by adoption of a resolution of the managers, may indemnify and advance expenses to an officer, employee or agent of the limited liability company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to managers, as described above; and, the limited liability company may indemnify and advance expenses to persons who are not or were not managers, officers, employees or agents of the limited liability company but who are or were serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnity and advance expenses to managers as described above.
      Pursuant to their respective regulations, each of the Texas LLCs may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a manager, officer, employee or agent of the limited liability company or is or was serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the limited liability company would have the power to indemnify such person against such expense, liability or loss under the indemnification provisions set forth in its regulations.
Indemnification of the Officers and Directors of Ashton Brookstone, Inc.
      Ashton Brookstone, Inc. is a corporation organized under the laws of the State of Texas. Section 2.02-1 of the TBCA provides that a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent and only if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The TBCA precludes indemnification where the person was adjudged liable on the basis that a personal benefit was improperly received by him or her or the person is found liable to the corporation. The TBCA also provides that a corporation shall indemnify a director against reasonable expenses incurred by him or her in connection with a proceeding in which he or she is named a defendant or respondent because he or she is or was a director if he or she has been wholly successful, on the merits or otherwise, in the defense of the proceeding.
      The bylaws of Ashton Brookstone, Inc. provide that the corporation shall indemnify its directors and officers against reasonable expenses incurred in connection with a proceeding in which the director or officer is named as a defendant or respondent because he is or was a director or officer of the corporation if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The corporation may, at the direction of and in the sole discretion of the board of directors, pay for or reimburse the director or officer for the payment of the director’s or officer’s reasonable expenses in advance of the final disposition of the proceeding, provided that the corporation receives in writing (i) an affirmation by the director or officer of his or her good faith belief that he or she has met the standards of conduct necessary for indemnification under Section 2.02-1 of the TBCA and (ii) an undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined such standards of conduct have not been met.
      In addition, the bylaws of Ashton Brookstone, Inc. provide that the corporation, at the direction of and in the sole discretion of the board of directors, shall have the right, to such further extent as permitted by law, but not the obligation to indemnify any person who (i) is or was a director, officer, employee or agent of the corporation or (ii) while a director, officer, employee or agent of the corporation, is or was serving at the request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.
      Pursuant to Ashton Brookstone, Inc.’s bylaws, the corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officers, employee or agent of the corporation or who is or was serving at its request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such person, whether or not the corporation would have the power to indemnify him against that liability pursuant to the provisions of the TCBA. Furthermore, the corporation may, for the benefit of persons indemnified by the corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation or (iv) establish a letter of credit, guaranty or surety arrangement.
Indemnification of the Officers and Directors of Black Amber Florida, Inc.
      Black Amber Florida, Inc. is a corporation organized under the laws of the State of Florida. Section 607.0850 of the Florida Business Corporation Act authorizes a corporation to provide for the indemnification of a person who was or is a party to any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (1) against the liability incurred in connection with such proceeding, if he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and (2) against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged liable unless a court determines that such person is fairly and reasonably entitled to indemnity for such expenses the court shall deem proper. If a director, officer, employee or agent of a corporation is successful in defense of a proceeding described above, he or she shall be indemnified against expenses actually and reasonably incurred in connection therewith. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnity. In addition to the foregoing, unless a corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses to a court, and the court may order indemnification and advancement of expenses.

      Section 607.0850 also provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person whether or not the corporation would have the power to indemnify the person against such liability.
      The articles of incorporation of Black Amber Florida, Inc. provide that the corporation shall to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In addition, the corporation may pay in advance any expenses (including attorneys’ fees) that may become subject to indemnification as described above if the person receiving the advance payment undertakes in writing to repay such payment if it is ultimately determined that such person is not entitled to indemnification by the corporation. The articles of incorporation of Black Amber Florida, Inc. provide that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who serves or served at the corporation’s request as a director, officer, employee, agent, partner, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have power to indemnify such person against such liability.
Indemnification of the Managers and Officers of Ashton Burden, LLC
      Ashton Burden, LLC is a limited liability company organized under the laws of the State of Florida. Section 608.4229 of the Florida Limited Liability Company Act (the “FLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to the act, of such person were material to the cause of action so adjudicated and certain additional requirements are met.
      The regulations of Ashton Burden, LLC provide that the limited liability company shall indemnify to the fullest extent permitted by the FLLCA and the laws of the State of Florida, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a manager of the limited liability company or while a manager of the limited liability company is or was serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such Proceeding. The foregoing indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such Person to the foregoing indemnification rights.
      Pursuant to the regulations of Ashton Burden, LLC, a manager who was, is or is threatened to be made a named defendant or respondent in a Proceeding is entitled to payment or reimbursement for reasonable expenses incurred by him or her in advance of the final disposition of the Proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the limited liability company of a written affirmation by such manager of his or her good faith belief that he has met the appropriate standard of conduct for indemnification pursuant to the regulations and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such manager is not entitled to be indemnified.
      In addition, Ashton Burden, LLC, by adoption of a resolution of the managers may indemnify and advance expenses to an officer, employee or agent of the limited liability company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to managers, as described above; and, the limited liability company may indemnify and advance expenses to persons who are not or were not managers, officers, employees or agents of the limited liability company but who are or were serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnity and advance expenses to managers as described above.
      Pursuant to the regulations of Ashton Burden, LLC, the limited liability company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a manager, officer, employee or agent of the limited liability company or is or was serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the limited liability company would have the power to indemnify such person against such expense, liability or loss under the indemnification provisions set forth in its regulations.
Indemnification of the Partners of Ashton Woods Orlando Limited Partnership and Isleworth West Limited Partnership
      Ashton Woods Orlando Limited Partnership and Isleworth West Limited Partnership are each a limited partnership organized under the laws of the State of Florida. Section 620.1406(6) of the Florida Revised Uniform Limited Partnership Act of 2005 provides that a limited partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property if such payments were made or such liabilities were incurred in good faith and either in the furtherance of the limited partnership’s purposes or the ordinary scope of its activities.
      The limited partnership agreements of Ashton Woods Orlando Limited Partnership and Isleworth West Limited Partnership provide that the general partner shall be entitled to be reimbursed for all reasonable expenses incurred by it in connection with the partnership property and the conduct of the partnership business. In addition, the limited partnership agreement provides that the partnership will indemnify and hold harmless the general partner (including prior general partners) and their affiliates from and against any claim, loss, expense, liability, action or demand incurred by any of the general partners and their affiliates in respect of any omission to act or for any act performed by any of them, in the good faith belief that such person was acting or refraining from acting within the scope of its authority under the limited partnership agreement on behalf of the partnership or in furtherance of the partnership’s interests, including, without limitation, reasonable fees and expenses of litigation and appeal (including, without limitation, reasonable fees and expenses of attorneys engaged in defense of any act or omission), except that the foregoing indemnity shall not extend to claims, losses, expenses, liabilities, actions or demands incurred by reason of the gross negligence, fraud or willful misconduct of the general partner or any of its affiliates.

      The limited partnership agreements of Ashton Woods Orlando Limited Partnership and Isleworth West Limited Partnership also provide that if the limited partners are jointly, or jointly and severally liable for any obligations, or deemed statutorily, by common law, or by judgment of a court or other tribunal or board having jurisdiction to be jointly or jointly and severally liable for any obligations, in each case where such obligations relate to the partnership or the partnership property, the respective liability of each of the limited partners, as between themselves, shall be limited in accordance with their respective percentage ownership interests. In addition, if a limited partner makes a payment pursuant to any demand from any third party under any liability in any amount in excess of its percentage ownership interest, each of the other limited partners shall pay on demand to the such limited partner its an amount in proportion to its percentage ownership interest, together with accrued interest. Further, each of the limited partners shall indemnify each other limited partner to the extent of that portion of all moneys which such limited partner has paid or may be required to pay or liability to which it is or may become subject by reason of any such joint or joint and several liability or by reason of any actions, proceedings, liability, claims, damages, costs and expenses in relation thereto or arising therefrom, which is in excess of such limited partner’s portion (based on the percentage ownership interest of such limited partner) of such moneys or liability and which has been paid or incurred.
      For a description of the provisions addressing the indemnification of directors and officers of Ashton Woods Florida, L.L.C., the General Partner of Ashton Woods Orlando Limited Partnership and Isleworth West Limited Partnership, see the discussion in “Indemnification of the Officers, Managers and Directors of Ashton Woods USA L.L.C., Ashton Woods Corporate, LLC, Ashton Orlando Residential L.L.C., Ashton Woods Arizona L.L.C., Ashton Tampa Residential, LLC, Ashton Denver Residential, LLC, Ashton Woods Florida L.L.C., Ashton Woods Butler L.L.C. and Ashton Woods Lakeside L.L.C.”
Indemnification of the Partners of Pinery Joint Venture
      Pinery Joint Venture is a general partnership organized under the laws of the State of Colorado. Pinery Joint Venture does not have any officers nor directors. Ashton Woods USA L.L.C., a Nevada limited liability company, and Ashton Denver Residential L.L.C., a Nevada limited liability company, are the sole partners of Pinery Joint Venture. For a description of the provisions addressing the indemnification of directors and officers of Ashton Woods USA L.L.C. and the managers and officers of Ashton Denver Residential L.L.C., see the discussion in “Indemnification of the Officers, Managers and Directors of Ashton Woods USA L.L.C., Ashton Woods Corporate, LLC, Ashton Orlando Residential L.L.C., Ashton Woods Arizona L.L.C., Ashton Tampa Residential, LLC, Ashton Denver Residential, LLC, Ashton Woods Florida L.L.C., Ashton Woods Butler L.L.C. and Ashton Woods Lakeside L.L.C.”
Indemnification of the Managers and Officers of Ashton Atlanta Residential, L.L.C.
      Section 14-11-306 of the Georgia Limited Liability Company Act (the “GLLCA”) provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) for his or her intentional misconduct or knowing violation of the law or (ii) for any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement.
      The operating agreement of Ashton Atlanta Residential, L.L.C., as amended, provides that the limited liability company shall indemnify to the fullest extent permitted by the GLLCA and the laws of the State of Georgia, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a manager of the limited liability company or while a manager of the limited liability company is or was serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such Proceeding. The foregoing indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such Person to the foregoing indemnification rights.
      The rights to indemnification conferred pursuant to the operating agreement of Ashton Atlanta Residential, L.L.C., as amended, include the right to be paid or reimbursed for reasonable expenses incurred by a person who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the limited liability company of a written affirmation by such manager of his or her good faith belief that he has met the appropriate standard of conduct for indemnification pursuant to the regulations and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such manager is not entitled to be indemnified.
      In addition, Ashton Atlanta Residential, L.L.C., by adoption of a resolution of the managers may indemnify and advance expenses to an officer, employee or agent of the limited liability company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to managers, as described above; and, the limited liability company may indemnify and advance expenses to persons who are not or were not managers, officers, employees or agents of the limited liability company but who are or were serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnity and advance expenses to managers as described above.
      Pursuant to the operating agreement, as amended, of Ashton Atlanta Residential, L.L.C., the limited liability company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a manager, officer, employee or agent of the limited liability company or is or was serving at the request of the limited liability company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the limited liability company would have the power to indemnify such person against such expense, liability or loss under the indemnification provisions set forth in its regulations.
Indemnification of the Managers and Officers of Ashton Woods Transportation, LLC
      Ashton Woods Transportation, LLC is a limited liability company organized under the laws of the State of Georgia. Section 14-11-306 of the Georgia Limited Liability Company Act provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) his or her intentional misconduct or knowing violation of the law or (ii) any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement. The operating declaration of Ashton Woods Transportation, LLC, does not specifically address indemnification.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit
Number		Title

3	.1(a)*	Articles of Organization of Ashton Woods USA L.L.C.

3	.1(b)*	Certificate of Incorporation of Ashton Woods Finance Co.

3	.1(c)*	Articles of Organization of Ashton Woods Construction LLC.

3	.1(d)*	Articles of Organization of Ashton Woods Corporate, LLC.

3	.1(e)*	Articles of Organization of Ashton Woods California L.L.C.

3	.1(f)*	Certificate of Amendment to Articles of Organization of Ashton Woods California L.L.C. (changing its name to Ashton Orlando Residential L.L.C.).

3	.1(g)*	Articles of Organization of Ashton Woods Arizona L.L.C.

3	.1(h)*	Certificate of Amendment to Articles of Organization of Ashton Woods Arizona L.L.C.

3	.1(i)*	Articles of Organization of Ashton Tampa Residential L.L.C.

3	.1(j)*	Articles of Organization of Ashton Denver Residential LLC.

3	.1(k)*	Articles of Organization of Ashton Woods Florida L.L.C.

3	.1(l)*	Articles of Organization of Ashton Woods Butler L.L.C.

3	.1(m)*	Articles of Organization of Ashton Woods Lakeside L.L.C.

3	.1(n)*	Articles of Organization of Canyon Realty L.L.C.

3	.1(o)*	Articles of Organization of Ashton Dallas Residential L.L.C.

3	.1(p)*	Articles of Organization of Ashton Houston Residential L.L.C.

3	.1(q)*	Articles of Organization of Ashton Houston Development L.L.C.

3	.1(r)*	Articles of Incorporation of Ashton Brookstone, Inc.

3	.1(s)*	Articles of Incorporation of Black Amber Florida, Inc.

3	.1(t)*	Articles of Organization of Ashton Burden, LLC.

3	.1(u)*	Certificate of Limited Partnership of Ashton Woods Orlando Limited Partnership.

3	.1(v)*	Certificate of Amendment to Certificate of Limited Partnership of Ashton Woods Orlando Limited Partnership.

3	.1(w)*	Certificate of Limited Partnership of Lake Louise Coves Limited Partnership.

3	.1(x)*	Certificate of Amendment to Certificate of Limited Partnership of Lake Louise Coves Limited Partnership (changing the name to Isleworth West Limited Partnership).

3	.1(y)*	Articles of Organization of Ashton Atlanta Residential, L.L.C.

3	.1(z)**	Articles of Organization of Ashton Woods Transportation, LLC.

3	.2(a)*	Amended and Restated Regulations of Ashton Woods USA L.L.C.

3	.2(b)*	Bylaws of Ashton Woods Finance Co.

3	.2(c)*	Regulations of Ashton Woods Corporate, LLC.

3	.2(d)*	Regulations of Ashton Woods California L.L.C. (now know as Ashton Orlando Residential L.L.C.).

3	.2(e)*	First Amendment to Regulations of Ashton Woods California L.L.C. (now know as Ashton Orlando Residential L.L.C.).

3	.2(f)*	Regulations of Ashton Woods Arizona L.L.C.

3	.2(g)*	First Amendment to Regulations of Ashton Woods Arizona L.L.C.

3	.2(h)*	Regulations of Ashton Tampa Residential L.L.C.

3	.2(i)*	Regulations of Ashton Denver Residential LLC.

3	.2(j)*	Amended and Restated Regulations of Ashton Woods Florida L.L.C.

3	.2(k)*	First Amendment to Regulations of Ashton Woods Florida L.L.C.

3	.2(l)*	Regulations of Ashton Woods Butler L.L.C.

Exhibit
Number		Title

3	.2(m)*	First Amendment to Regulations of Ashton Woods Butler L.L.C.

3	.2(n)*	Regulations of Ashton Woods Lakeside L.L.C.

3	.2(o)*	First Amendment to Regulations of Ashton Woods Lakeside L.L.C.

3	.2(p)*	Regulations of Canyon Realty L.L.C.

3	.2(q)*	Regulations of Ashton Dallas Residential L.L.C.

3	.2(r)*	First Amendment to Regulations of Ashton Dallas Residential L.L.C.

3	.2(s)*	Regulations of Ashton Houston Residential L.L.C.

3	.2(t)*	First Amendment to Regulations of Ashton Houston Residential L.L.C.

3	.2(u)*	Regulations of Ashton Houston Development L.L.C.

3	.2(v)*	First Amendment to Regulations of Ashton Houston Development L.L.C.

3	.2(w)*	Second Amendment to Regulations of Ashton Houston Development L.L.C.

3	.2(x)*	Bylaws of Ashton Brookstone, Inc.

3	.2(y)*	Regulations of Ashton Burden, LLC.

3	.2(z)*	Form of Agreement of Limited Partnership of Ashton Woods Orlando Limited Partnership.

3	.2(aa)*	First Amendment to Agreement of Limited Partnership of Ashton Woods Orlando Limited Partnership

3	.2(ab)*	Form of Agreement of Limited Partnership of Lake Louise Coves Limited Partnership (now known as Isleworth West Limited Partnership).

3	.2(ac)*	Form of First Amendment to Agreement of Limited Partnership of Lake Louise Coves Limited Partnership (now known as Isleworth West Limited Partnership).

3	.2(ad)*	Second Amendment to Agreement of Limited Partnership of Lake Louise Coves Limited Partnership (now known as Isleworth West Limited Partnership).

3	.2(ae)*	Joint Venture Agreement of Pinery Joint Venture.

3	.2(af)*	First Amendment to Joint Venture Agreement of Pinery Joint Venture.

3	.2(ag)*	Agreement Pinery Joint Venture.

3	.2(ah)*	Second Amendment to the Joint Venture Agreement of Pinery Joint Venture.

3	.2(ai)*	Operating Agreement of Ashton Atlanta Residential, L.L.C.

3	.2(aj)*	First Amendment to Operating Agreement of Ashton Atlanta Residential, L.L.C.

3	.2(ak)**	Form of Operating Declaration of Ashton Woods Transportation, L.L.C.

3	.2(al)**	First Amendment to the Operating Declaration of Ashton Woods Transportation, L.L.C.
3	.2(am)**	First Amendment to Amended and Restated Regulations of Ashton Woods USA L.L.C.

4	.1*	Form of Indenture dated as of September 21, 2005 among Ashton Woods USA L.L.C., Ashton Woods Finance Co., the guarantors named therein and U.S. Bank Trust National Association, as trustee.

4	.2*	Form of 9.5% Senior Subordinated Note due 2015.

4	.3*	Form of Registration Rights Agreement dated as of September 21, 2005, by and among Ashton Woods USA L.L.C., Ashton Woods Finance Co., the guarantors named therein and the initial purchasers named therein.

5	.1*	Opinion of Paul, Hastings, Janofsky & Walker LLP

5	.2*	Opinion of Lionel Sawyer & Collins

5	.3*	Opinion of Hagen & Parsons, P.C.

5	.4*	Opinion of Akerman Senterfitt.

5	.5*	Opinion of Holley, Albertson & Polk P.C.

5	.6*	Opinion of Fennemore Craig.

5	.7**	Opinion of Paul, Hastings, Janofsky & Walker, L.L.P. regarding Ashton Woods Transportation, L.L.C.

Exhibit
Number		Title

10	.1**	Form of Amended and Restated Credit Agreement, dated as of December 16, 2005, by and among Ashton Woods USA L.L.C., the Lenders party thereto, Wachovia Bank, National Association, as Agent for the Lenders, and Wachovia Capital Markets, LLC, as Lead Arranger and Sole Bookrunner, Bank of America, N.A., as Syndication Agent, and Citibank Texas, N.A., as Documentation Agent.

10	.2*	Limited Partnership Agreement of Navo South Development Partners, Ltd., dated as of December 18, 2003, by and among G.P. Navo South, L.L.C., Ashton Dallas Residential, L.L.C., Horizon Homes Ltd., and Priority Development, L.P.

10	.3*	Agreement of Limited Partnership for CL Ashton Woods, L.P., dated as of March 10, 2005, by and among CL Texas I, GP, LLC, CL Texas, L.P., AW Southern Trails, Inc., and Ashton Houston Residential L.L.C.

10	.4*	Limited Liability Company Agreement of Palm Cove Developers, LLC, dated as of January 19, 2005, by and between Ashton Tampa Residential, LLC and M/I Homes of Tampa, LLC

10	.5*	Form of Services and Software License Agreement, dated as of June 1, 2005, by and between Ashton Woods USA L.L.C. and Paramount Development Corporation Limited.

10	.6*	Form of Ashton Woods USA, L.L.C. Nonqualified Deferred Compensation Plan, effective June 1, 2005

10	.7**	Form of Employment Agreement, dated as of January 30, 2006, by and between Thomas Krobot and Ashton Woods USA, L.L.C.
10	.8**	Agreement of Limited Liability Company of Ashton Woods Mortgage, LLC
10	.9**	Dominion Title of Dallas, L.L.C. Members’ Agreement, dated January 21, 2001, by and among Stewart Title Dallas, Inc., Ashton Dallas Residential, L.L.C. and Dominion Title of Dallas, L.L.C.
10	.10**	Dominion Title, L.L.C. Members’ Agreement, dated June 7, 1999, by and among Stewart Title Company, Daltor Houston Title, Inc. and Dominion Title, L.L.C.
10	.11**	Assignment of Membership Interest, dated as of June 1, 2002, by and between Daltor Houston Title, Inc. and Ashton Houston Residential, L.L.C.
10	.12**	Promissory Note to John Sharp dated April 27, 2004
10	.13**	Form of Promissory Note to Larelnor Developments Inc.
12	.1**	Statement re Computation of Ratios.

21*		List of Subsidiaries of Ashton Woods U SA L.L.C.

23	.1*	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).

23	.2*	Consent of Lionel Sawyer & Collins (included in Exhibit 5.2).

23	.3*	Consent of Hagen & Parsons, P.C. (included in Exhibit 5.3).

23	.4*	Consent of Akerman Senterfitt (included in Exhibit 5.4).

23	.5*	Consent of Holley, Albertson & Polk P.C. (included in Exhibit 5.5).

23	.6*	Consent of Fennemore Craig (included in Exhibit 5.6).

23	.7**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23	.8**	Consent of Paul, Hastings, Janofsky & Walker, L.L.P. (included in Exhibit 5.7).

24	.1*/**	Power of Attorney (included in Part II of the registration statement).

25	.1**	Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1.

99	.1**	Form of Letter of Transmittal.

99	.2*	Form of Letter to Clients.

99	.3*	Form of Letter to Registered Holders.

99	.4*	Form of Notice of Guaranteed Delivery.

*	Previously filed.

**	Filed herewith.

Item 22.	Undertakings
      The undersigned registrant hereby undertakes:
      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions pursuant to which the directors, officers or controlling persons may be indemnified by the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of January, 2006.

ASHTON WOODS USA L.L.C.
ASHTON WOODS FINANCE CO.

By:	/s/ Robert Salomon

Robert Salomon
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature		Title	Date

* Harry Rosenbaum		Director	January 31, 2006

* Bruce Freeman		Director	January 31, 2006

* Seymour Joffe		Director	January 31, 2006

* Thomas Krobot		Director, President and Chief Executive Officer (Principal Executive Officer)	January 31, 2006

/s/ Robert Salomon Robert Salomon		Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2006

*By:	/s/ Robert Salomon Robert Salomon Attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of January, 2006.

ASHTON ATLANTA RESIDENTIAL, L.L.C.
ASHTON DALLAS RESIDENTIAL L.L.C.
ASHTON HOUSTON RESIDENTIAL L.L.C.
ASHTON WOODS CORPORATE, LLC
ASHTON ORLANDO RESIDENTIAL L.L.C.
ASHTON WOODS ARIZONA L.L.C.
ASHTON TAMPA RESIDENTIAL L.L.C.
ASHTON DENVER RESIDENTIAL LLC
ASHTON WOODS FLORIDA L.L.C.
ASHTON WOODS BUTLER L.L.C.
ASHTON WOODS LAKESIDE L.L.C.
CANYON REALTY L.L.C.

ASHTON BURDEN, LLC

By:	/s/ Robert Salomon

Robert Salomon
Manager
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature		Title	Date

* Harry Rosenbaum		Manager	January 31, 2006

* Bruce Freeman		Manager	January 31, 2006

* Seymour Joffe		Manager	January 31, 2006

* Thomas Krobot		Manager (Principal Executive Officer)	January 31, 2006

/s/ Robert Salomon Robert Salomon		Manager (Principal Financial and Accounting Officer)	January 31, 2006

*By:	/s/ Robert Salomon Robert Salomon Attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of January, 2006.

ASHTON WOODS CONSTRUCTION, LLC

By:	ASHTON WOODS USA L.L.C., its sole member

By:	/s/ Robert Salomon

Robert Salomon
Chief Financial Officer
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Krobot and Robert Salomon, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harry Rosenbaum Harry Rosenbaum	Director of Ashton Woods USA L.L.C., the sole member of Ashton Construction, LLC	January 31, 2006

/s/ Bruce Freeman Bruce Freeman	Director of Ashton Woods USA L.L.C., the sole member of Ashton Construction, LLC	January 31, 2006

/s/ Seymour Joffe Seymour Joffe	Director of Ashton Woods USA L.L.C., the sole member of Ashton Construction, LLC	January 31, 2006

Signature	Title	Date

/s/ Thomas Krobot Thomas Krobot	Director, President and Chief Executive Officer (Principal Executive Officer) of Ashton Woods USA L.L.C., the sole member of Ashton Construction, LLC	January 31, 2006

/s/ Robert Salomon Robert Salomon	Chief Financial Officer (Principal Financial and Accounting Officer) of Ashton Woods USA L.L.C., the sole member of Ashton Construction, LLC	January 31, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of January, 2006.

ASHTON WOODS ORLANDO LIMITED PARTNERSHIP

By:	ASHTON WOODS LAKESIDE L.L.C., its general partner

By:	/s/ Robert Salomon

Robert Salomon
Manager
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature		Title	Date

* Harry Rosenbaum		Manager of Ashton Woods Lakeside L.L.C., the general partner of Ashton Woods Orlando Limited Partnership	January 31, 2006

* Bruce Freeman		Manager of Ashton Woods Lakeside L.L.C., the general partner of Ashton Woods Orlando Limited Partnership	January 31, 2006

* Seymour Joffe		Manager of Ashton Woods Lakeside L.L.C., the general partner of Ashton Woods Orlando Limited Partnership	January 31, 2006

* Thomas Krobot		Manager (Principal Executive Officer) of Ashton Woods Lakeside L.L.C., the general partner of Ashton Woods Orlando Limited Partnership	January 31, 2006

/s/ Robert Salomon Robert Salomon		Manager (Principal Financial and Accounting Officer) of Ashton Woods Lakeside L.L.C., the general partner of Ashton Woods Orlando Limited Partnership	January 31, 2006

*By:	/s/ Robert Salomon Robert Salomon Attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of January, 2006.

ASHTON BROOKSTONE, INC.

By:	/s/ Robert Salomon

Robert Salomon
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature		Title	Date

* Harry Rosenbaum		Director	January 31, 2006

* Bruce Freeman		Director	January 31, 2006

* Seymour Joffe		Director	January 31, 2006

* Thomas Krobot		President and Chief Executive Officer (Principal Executive Officer)	January 31, 2006

/s/ Robert Salomon Robert Salomon		Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2006

*By:	/s/ Robert Salomon Robert Salomon Attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of January, 2006.

BLACK AMBER FLORIDA, INC.

By:	/s/ Robert Salomon

Robert Salomon
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature		Title	Date

* Harry Rosenbaum		Sole Director and President (Principal Executive Officer)	January 31, 2006

* Thomas Krobot		Vice President	January 31, 2006

/s/ Robert Salomon Robert Salomon		Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2006

*By:	/s/ Robert Salomon Robert Salomon Attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of January, 2006.

ISLEWORTH WEST LIMITED PARTNERSHIP

By:	ASHTON WOODS FLORIDA L.L.C., its general partner

By:	/s/ Robert Salomon

Robert Salomon
Manager
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature		Title	Date

* Harry Rosenbaum		Manager of Ashton Woods Florida L.L.C., the general partner of Isleworth West Limited Partnership	January 31, 2006

* Bruce Freeman		Manager of Ashton Woods Florida L.L.C., the general partner of Isleworth West Limited Partnership	January 31, 2006

* Seymour Joffe		Manager of Ashton Woods Florida L.L.C., the general partner of Isleworth West Limited Partnership	January 31, 2006

* Thomas Krobot		Manager (Principal Executive Officer) of Ashton Woods Florida L.L.C., the general partner of Isleworth West Limited Partnership	January 31, 2006

/s/ Robert Salomon Robert Salomon		Manager (Principal Financial and Accounting Officer) of Ashton Woods Florida L.L.C., the general partner of Isleworth West Limited Partnership	January 31, 2006

By:	/s/ Robert Salomon Robert Salomon Attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of January, 2006.

PINERY JOINT VENTURE

By:	ASHTON WOODS USA L.L.C., its managing partner

By:	/s/ Robert Salomon

Robert Salomon
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature		Title	Date

* Harry Rosenbaum		Director of Ashton Woods USA L.L.C., the managing partner of Pinery Joint Venture	January 31, 2006

* Bruce Freeman		Director of Ashton Woods USA L.L.C., the managing partner of Pinery Joint Venture	January 31, 2006

* Seymour Joffe		Director of Ashton Woods USA L.L.C., the managing partner of Pinery Joint Venture	January 31, 2006

* Thomas Krobot		Director, President and Chief Executive Officer (Principal Executive Officer) of Ashton Woods USA L.L.C., the managing partner of Pinery Joint Venture	January 31, 2006

/s/ Robert Salomon Robert Salomon		Chief Financial Officer (Principal Financial and Accounting Officer) of Ashton Woods USA L.L.C., the managing partner of Pinery Joint Venture	January 31, 2006

By:	/s/ Robert Salomon Robert Salomon Attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of January, 2006.

ASHTON WOODS TRANSPORTATION, LLC

By:	/s/ Robert Salomon

Robert Salomon

Manager

POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Krobot and Robert Salomon, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Amendment No. 1 to the Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harry Rosenbaum Harry Rosenbaum	Manager	January 31, 2006

/s/ Bruce Freeman Bruce Freeman	Manager	January 31, 2006

/s/ Seymour Joffe Seymour Joffe	Manager	January 31, 2006

/s/ Thomas Krobot Thomas Krobot	Manager and President (Principal Executive Officer)	January 31, 2006

/s/ Robert Salomon Robert Salomon	Manager and Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2006

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of January, 2006.

ASHTON HOUSTON DEVELOPMENT L.L.C.

By:	/s/ Robert Salomon

Robert Salomon

Manager

POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Krobot and Robert Salomon, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Amendment No. 1 to the Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harry Rosenbaum Harry Rosenbaum	Manager	January 31, 2006

/s/ Bruce Freeman Bruce Freeman	Manager	January 31, 2006

/s/ Seymour Joffe Seymour Joffe	Manager	January 31, 2006

/s/ Thomas Krobot Thomas Krobot	Manager (Principal Executive Officer)	January 31, 2006

/s/ Robert Salomon Robert Salomon	Manager (Principal Financial and Accounting Officer)	January 31, 2006

EXHIBIT INDEX

Exhibit
Number		Title

3	.1(a)*	Articles of Organization of Ashton Woods USA L.L.C.

3	.1(b)*	Certificate of Incorporation of Ashton Woods Finance Co.

3	.1(c)*	Articles of Organization of Ashton Woods Construction LLC.

3	.1(d)*	Articles of Organization of Ashton Woods Corporate, LLC.

3	.1(e)*	Articles of Organization of Ashton Woods California L.L.C.

3	.1(f)*	Certificate of Amendment to Articles of Organization of Ashton Woods California L.L.C. (changing its name to Ashton Orlando Residential L.L.C.).

3	.1(g)*	Articles of Organization of Ashton Woods Arizona L.L.C.

3	.1(h)*	Certificate of Amendment to Articles of Organization of Ashton Woods Arizona L.L.C.

3	.1(i)*	Articles of Organization of Ashton Tampa Residential L.L.C.

3	.1(j)*	Articles of Organization of Ashton Denver Residential LLC.

3	.1(k)*	Articles of Organization of Ashton Woods Florida L.L.C.

3	.1(l)*	Articles of Organization of Ashton Woods Butler L.L.C.

3	.1(m)*	Articles of Organization of Ashton Woods Lakeside L.L.C.

3	.1(n)*	Articles of Organization of Canyon Realty L.L.C.

3	.1(o)*	Articles of Organization of Ashton Dallas Residential L.L.C.

3	.1(p)*	Articles of Organization of Ashton Houston Residential L.L.C.

3	.1(q)*	Articles of Organization of Ashton Houston Development L.L.C.

3	.1(r)*	Articles of Incorporation of Ashton Brookstone, Inc.

3	.1(s)*	Articles of Incorporation of Black Amber Florida, Inc.

3	.1(t)*	Articles of Organization of Ashton Burden, LLC.

3	.1(u)*	Certificate of Limited Partnership of Ashton Woods Orlando Limited Partnership.

3	.1(v)*	Certificate of Amendment to Certificate of Limited Partnership of Ashton Woods Orlando Limited Partnership.

3	.1(w)*	Certificate of Limited Partnership of Lake Louise Coves Limited Partnership.

3	.1(x)*	Certificate of Amendment to Certificate of Limited Partnership of Lake Louise Coves Limited Partnership (changing the name to Isleworth West Limited Partnership).

3	.1(y)*	Articles of Organization of Ashton Atlanta Residential, L.L.C.

3	.1(z)**	Articles of Organization of Ashton Woods Transportation, LLC.

3	.2(a)*	Amended and Restated Regulations of Ashton Woods USA L.L.C.

3	.2(b)*	Bylaws of Ashton Woods Finance Co.

3	.2(c)*	Regulations of Ashton Woods Corporate, LLC.

3	.2(d)*	Regulations of Ashton Woods California L.L.C. (now know as Ashton Orlando Residential L.L.C.).

3	.2(e)*	First Amendment to Regulations of Ashton Woods California L.L.C. (now know as Ashton Orlando Residential L.L.C.).

3	.2(f)*	Regulations of Ashton Woods Arizona L.L.C.

3	.2(g)*	First Amendment to Regulations of Ashton Woods Arizona L.L.C.

3	.2(h)*	Regulations of Ashton Tampa Residential L.L.C.

3	.2(i)*	Regulations of Ashton Denver Residential LLC.

3	.2(j)*	Amended and Restated Regulations of Ashton Woods Florida L.L.C.

3	.2(k)*	First Amendment to Regulations of Ashton Woods Florida L.L.C.

3	.2(l)*	Regulations of Ashton Woods Butler L.L.C.

3	.2(m)*	First Amendment to Regulations of Ashton Woods Butler L.L.C.

3	.2(n)*	Regulations of Ashton Woods Lakeside L.L.C.

Exhibit
Number		Title

3	.2(o)*	First Amendment to Regulations of Ashton Woods Lakeside L.L.C.

3	.2(p)*	Regulations of Canyon Realty L.L.C.

3	.2(q)*	Regulations of Ashton Dallas Residential L.L.C.

3	.2(r)*	First Amendment to Regulations of Ashton Dallas Residential L.L.C.

3	.2(s)*	Regulations of Ashton Houston Residential L.L.C.

3	.2(t)*	First Amendment to Regulations of Ashton Houston Residential L.L.C.

3	.2(u)*	Regulations of Ashton Houston Development L.L.C.

3	.2(v)*	First Amendment to Regulations of Ashton Houston Development L.L.C.

3	.2(w)*	Second Amendment to Regulations of Ashton Houston Development L.L.C.

3	.2(x)*	Bylaws of Ashton Brookstone, Inc.

3	.2(y)*	Regulations of Ashton Burden, LLC.

3	.2(z)*	Form of Agreement of Limited Partnership of Ashton Woods Orlando Limited Partnership.

3	.2(aa)*	First Amendment to Agreement of Limited Partnership of Ashton Woods Orlando Limited Partnership

3	.2(ab)*	Form of Agreement of Limited Partnership of Lake Louise Coves Limited Partnership (now known as Isleworth West Limited Partnership).

3	.2(ac)*	Form of First Amendment to Agreement of Limited Partnership of Lake Louise Coves Limited Partnership (now known as Isleworth West Limited Partnership).

3	.2(ad)*	Second Amendment to Agreement of Limited Partnership of Lake Louise Coves Limited Partnership (now known as Isleworth West Limited Partnership).

3	.2(ae)*	Joint Venture Agreement of Pinery Joint Venture.

3	.2(af)*	First Amendment to Joint Venture Agreement of Pinery Joint Venture.

3	.2(ag)*	Agreement Pinery Joint Venture.

3	.2(ah)*	Second Amendment to the Joint Venture Agreement of Pinery Joint Venture.

3	.2(ai)*	Operating Agreement of Ashton Atlanta Residential, L.L.C.

3	.2(aj)*	First Amendment to Operating Agreement of Ashton Atlanta Residential, L.L.C.

3	.2(ak)**	Form of Operating Declaration of Ashton Woods Transportation, L.L.C.

3	.2(al)**	First Amendment to Operating Declaration of Ashton Woods Transportation, L.L.C.

3	.2(am)**	First Amendment to Amended and Restated Regulations of Ashton Woods USA L.L.C.

4	.1*	Form of Indenture dated as of September 21, 2005 among Ashton Woods USA L.L.C., Ashton Woods Finance Co., the guarantors named therein and U.S. Bank Trust National Association, as trustee.

4	.2*	Form of 9.5% Senior Subordinated Note due 2015.

4	.3*	Form of Registration Rights Agreement dated as of September 21, 2005, by and among Ashton Woods USA L.L.C., Ashton Woods Finance Co., the guarantors named therein and the initial purchasers named therein.

5	.1*	Opinion of Paul, Hastings, Janofsky & Walker LLP

5	.2*	Opinion of Lionel Sawyer & Collins

5	.3*	Opinion of Hagen & Parsons, P.C.

5	.4*	Opinion of Akerman Senterfitt.

5	.5*	Opinion of Holley, Albertson & Polk P.C.

5	.6*	Opinion of Fennemore Craig.

5	.7**	Opinion of Paul, Hastings, Janofsky & Walker, L.L.P. regarding Ashton Woods Transportation, L.L.C.

Exhibit
Number		Title

10	.1**	Form of Amended and Restated Credit Agreement, dated as of December 16, 2005, by and among Ashton Woods USA L.L.C., the Lenders party thereto, Wachovia Bank, National Association, as Agent for the Lenders, and Wachovia Capital Markets, LLC, as Lead Arranger and Sole Bookrunner, Bank of America, N.A., as Syndication Agent, and Citibank Texas, N.A., as Documentation Agent.

10	.2*	Limited Partnership Agreement of Navo South Development Partners, Ltd., dated as of December 18, 2003, by and among G.P. Navo South, L.L.C., Ashton Dallas Residential, L.L.C., Horizon Homes Ltd., and Priority Development, L.P.

10	.3*	Agreement of Limited Partnership for CL Ashton Woods, L.P., dated as of March 10, 2005, by and among CL Texas I, GP, LLC, CL Texas, L.P., AW Southern Trails, Inc., and Ashton Houston Residential L.L.C.

10	.4*	Limited Liability Company Agreement of Palm Cove Developers, LLC, dated as of January 19, 2005, by and between Ashton Tampa Residential, LLC and M/I Homes of Tampa, LLC

10	.5*	Form of Services and Software License Agreement, dated as of June 1, 2005, by and between Ashton Woods USA L.L.C. and Paramount Development Corporation Limited.

10	.6*	Form of Ashton Woods USA, L.L.C. Nonqualified Deferred Compensation Plan, effective June 1, 2005

10	.7**	Form of Employment Agreement, dated as of January 30, 2006, by and between Thomas Krobot and Ashton Woods USA, L.L.C.
10	.8**	Agreement of Limited Liability Company of Ashton Woods Mortgage, LLC
10	.9**	Dominion Title of Dallas, L.L.C. Members’ Agreement, dated January 21, 2001, by and among Stewart Title Dallas, Inc., Ashton Dallas Residential, L.L.C. and Dominion Title of Dallas, L.L.C.
10	.10**	Dominion Title, L.L.C. Members’ Agreement, dated June 7, 1999, by and among Stewart Title Company, Daltor Houston Title, Inc. and Dominion Title, L.L.C.
10	.11**	Assignment of Membership Interest, dated as of June 1, 2002, by and between Daltor Houston Title, Inc. and Ashton Houston Residential, L.L.C.
10	.12**	Promissory Note to John Sharp dated April 27, 2004
10	.13**	Form of Promissory Note to Larelnor Developments Inc.
12	.1**	Statement re Computation of Ratios.

21*		List of Subsidiaries of Ashton Woods U SA L.L.C.

23	.1*	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).

23	.2*	Consent of Lionel Sawyer & Collins (included in Exhibit 5.2).

23	.3*	Consent of Hagen & Parsons, P.C. (included in Exhibit 5.3).

23	.4*	Consent of Akerman Senterfitt (included in Exhibit 5.4).

23	.5*	Consent of Holley, Albertson & Polk P.C. (included in Exhibit 5.5).

23	.6*	Consent of Fennemore Craig (included in Exhibit 5.6).

23	.7**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23	.8**	Consent of Paul, Hastings, Janofsky & Walker, L.L.P. (included in Exhibit 5.7).

24	.1*/**	Power of Attorney (included in Part II of the registration statement).

25	.1**	Statement of Eligibility of U.S. Bank National Association, as Trustee, on Form T-1.

99	.1**	Form of Letter of Transmittal.

99	.2*	Form of Letter to Clients.

99	.3*	Form of Letter to Registered Holders.

99	.4*	Form of Notice of Guaranteed Delivery.

*	Previously filed.

**	Filed herewith.